Exhibit 10.3.1

EXECUTION DRAFT

BOND FINANCING AGREEMENT

between

ARKANSAS DEVELOPMENT FINANCE AUTHORITY,

and each of

BIG RIVER STEEL LLC,

BRS FINANCE CORP.,

and

BRS INTERMEDIATE HOLDINGS LLC

Dated as of May 31, 2019

relating to

$487,000,000

Arkansas Development Finance Authority

Industrial Development Revenue Bonds

(Big River Steel Project),

Series 2019

The interest of Arkansas Development Finance Authority in this Bond Financing Agreement has been assigned (except for the Unassigned Issuer’s Rights) pursuant to the Trust Indenture dated as of the date hereof between the Arkansas Development Finance Authority and U.S. Bank National Association, as trustee, and is subject to the security interest of U.S. Bank National Association, as trustee.

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(continued)

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EXHIBITS

Exhibit A	Description of Tax-Exempt Project
Exhibit B	Form of Series 2019 Closed End Line of Credit Promissory Note
Exhibit C	Form of Amendment to Financing Agreement

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BOND FINANCING AGREEMENT

THIS BOND FINANCING AGREEMENT, dated as of May 31, 2019 (this “Financing Agreement” or “Bond Financing Agreement”), is entered into between ARKANSAS DEVELOPMENT FINANCE AUTHORITY, a public body corporate and politic created and existing under the Act (the “Issuer” or “Bond Issuer”), and each of BIG RIVER STEEL LLC, a Delaware limited liability company (the “Company” or the “Borrower”), BRS FINANCE CORP., a Delaware corporation (“BRS Finance”), and BRS INTERMEDIATE HOLDINGS LLC, a Delaware limited liability company (“Holdings” or “Parent”).

WITNESSETH:

WHEREAS, pursuant to and in accordance with the provisions of the Arkansas Development Finance Authority Act, Title 15, Chapter 5, Subchapters 1 through 3 of the Arkansas Code of 1987 Annotated (as amended, the “Act”), by appropriate action duly taken by the Board of Directors of the Issuer, and in furtherance of the purposes of the Act, the Issuer proposes to issue its Industrial Development Revenue Bonds (Big River Steel Project), Series 2019 (the “Series 2019 Bonds”) under the Indenture (defined below), to provide funds, as provided herein, and to loan the proceeds of such Bonds to the Company pursuant to this Financing Agreement to provide financing and refinancing for a portion of the costs of the Tax-Exempt Project; and

WHEREAS, the Issuer proposes to loan the proceeds of the Series 2019 Bonds to the Company upon the terms and conditions set forth herein (the “BFA Loan”); and

WHEREAS, the Company has delivered to the Issuer its Series 2019 Promissory Note, in the form of Exhibit B attached hereto, dated May 31, 2019 (the “Series 2019 Note”), as evidence of its obligations with respect to the BFA Loan under this Financing Agreement; and

WHEREAS, the Issuer will enter into a Trust Indenture, dated as of even date herewith (the “Indenture”), with U.S. Bank National Association, as trustee (the “Trustee”), pursuant to which the Series 2019 Bonds will be issued; and

WHEREAS, to secure the obligations of the Company and the Guarantors under the Series 2019 Note and this Financing Agreement (collectively, the “BFA Loan Obligations”), the Trustee will execute a Joinder to the Collateral Trust Agreement and such obligations shall become entitled to the benefits of Pari Passu Lien Debt;

NOW, THEREFORE, for value received and for due consideration, the receipt and sufficiency of which are hereby acknowledged, and for and in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definition of Terms. Words and terms not otherwise defined herein shall have the meanings set forth in the Definitions Annex incorporated herein by this reference.

Section 1.02 Other Interpretive Provisions. With reference to this Financing Agreement and each other Bond Document, unless otherwise specified herein or in such other Bond Document:

(a)          The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.

(b)

(i)           The words “herein”, “hereto”, “hereof” and “hereunder” and words of similar import when used in any Bond Document shall refer to such Bond Document as a whole and not to any particular provision thereof.

(ii)        References in this Financing Agreement and any other Bond Document to the introductory paragraph, preliminary statements, an Exhibit, Schedule, Article, Section, clause or sub-clause refer (A) to the appropriate introductory paragraph, preliminary statements, Exhibit or Schedule to, or Article, Section, clause or sub-clause in, this Financing Agreement or (B) to the extent such references are not present in this Financing Agreement, to the Bond Document in which such reference appears.

(iii)        The terms “include”, “includes” and “including” are by way of example and not limitation.

(iv)        The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(v)         The words “assets” and “property” shall be construed to have the same meaning and effect.

(vi)        The word “or” is not exclusive.

(c)          In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including”.

(d)          Section headings herein and in the other Bond Documents are included for convenience of reference only and shall not affect the interpretation of this Financing Agreement or any other Bond Document.

(e)          Whenever in this Financing Agreement the Issuer, the Company or the Trustee is named or referred to, it shall include, and shall be deemed to include, its respective successors and permitted assigns whether so expressed or not. All of the covenants, stipulations, obligations and agreements by or on behalf of, and other provisions for the benefit of, the Issuer, the Company or the Trustee contained in this Financing Agreement shall bind and inure to the benefit of such respective successors and assigns and shall bind and inure to the benefit of any officer, board, commission, authority, agency or instrumentality to whom or to which there shall be transferred by or in accordance with law any right, power or duty of the Issuer or of its successors or permitted assigns, the possession of which is necessary or appropriate in order to comply with any such covenants, stipulations, obligations, agreements or other provisions of this Financing Agreement.

(f)           Nothing in this Financing Agreement expressed or implied is intended or shall be construed to confer upon, or to give to, any Person other than the Issuer and the Trustee, including their respective agents and indemnified persons (as such term is used in Section 10.03 hereof), the Company or the Holders and Beneficial Owners of the Bonds or any other Secured Party any right, remedy or claim under or by reason of this Financing Agreement or any covenant, condition or stipulation hereof. All the covenants, stipulations, promises and agreements in this Financing Agreement contained by or on behalf of the Issuer or the Company shall be for the sole benefit of the Issuer, the Company and the Trustee, including their respective agents and indemnified persons (as such term is used in Section 10.03 hereof), and the Holders of the Bonds.

Section 1.03 Accounting Terms.

(a)           All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Financing Agreement shall be prepared in conformity with, GAAP, except as otherwise specifically prescribed herein. For the avoidance of doubt, for purposes of the Bond Documents, any obligation of a Person under a lease that is not (or would not be) required to be classified and accounted for as a capitalized lease on a balance sheet of such Person under GAAP, as in effect as of the Closing Date, shall not be treated as a capitalized lease as a result of the adoption of changes in GAAP or changes in the application of GAAP.

(b)           All references herein to GAAP or any other accounting requirements shall refer to such requirements as are in use in the United States at the time of determination of any computation required or permitted hereunder, or, at the option of the Company, such requirements in use on the Closing Date.

Section 1.04 Rounding. Any financial ratios required to be maintained by the Company pursuant to this Financing Agreement (or required to be satisfied in order for a specific action to be permitted under this Financing Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding up if there is no nearest number).

Section 1.05 References to Agreements, Laws, Etc. Unless otherwise expressly provided herein, (a) references to Organizational Documents, documents (including any Bond Document) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, amendments and restatements, extensions, supplements, replacements, refinancings and other modifications thereto, but only to the extent that such amendments, restatements, amendments and restatements, extensions, supplements, replacements, refinancings, and other modifications are not prohibited by any Bond Document; (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law and (c) references to any Person shall include such Person’s successors and permitted assigns.

Section 1.06 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

Section 1.07 Certifications. All certificates and other statements required to be made by any director, officer, employee or member of management of the Company, any Guarantor or any of their respective Subsidiaries pursuant to any Bond Document are and will be made on the behalf of the Company, any such Guarantor or any of their respective Subsidiaries and not in such officer’s, director’s, employee’s or member of management’s individual capacity.

Section 1.08 Payment or Performance. When the payment of any obligation or the performance of any action, covenant, duty or obligation under any Bond Document is stated to be due or performance required on a day which is not a Business Day, the date of such payment or performance shall extend to the immediately succeeding Business Day and such extension of time shall be reflected in computing interest or fees, as the case may be.

Section 1.09 Classification. Subject to Section 6.01(d)(i), for purposes of determining compliance at any time with Section 6.01, Section 6.02, Section 6.03, Section 6.05, Section 6.06 and Section 6.08, in the event that any Lien, Investment, Indebtedness, Disposition, Restricted Payment, affiliate transaction or prepayment of Indebtedness meets the criteria of more than one of the categories of transactions or items permitted pursuant to any clause of such Section 6.01, Section 6.02, Section 6.03, Section 6.05, Section 6.06 and Section 6.08, the Company, in its sole discretion, may classify and/or reclassify such transaction or item (or portion thereof) from time to time and will only be required to include the amount and type of such transaction (or portion thereof) in any one category.

ARTICLE II

REPRESENTATIONS OF THE ISSUER

The Issuer makes the following representations and warranties to the Company on the Closing Date:

Section 2.01 Constituted Authority. The Issuer is a public body corporate and politic created and existing under the Act. Under the provisions of the Act and applicable laws of the State of Arkansas, the Issuer is authorized to enter into the transactions contemplated by this Financing Agreement and the Indenture and to carry out its obligations hereunder and thereunder.

Section 2.02 Suitability for Purpose. Based upon representations of the Company, the Tax-Exempt Project constitutes a “industrial enterprise” within the meaning of the Act. The Issuer makes no representation or warranty concerning the suitability of the Tax-Exempt Project or the Project for the purpose for which they are being undertaken by the Company. The Issuer has not made any independent investigation as to the feasibility of the Tax-Exempt Project or the Project or the creditworthiness of the Company. Any bond purchaser, assignee of this Financing Agreement or any other party with any interest in this transaction shall make its own independent investigation as to the creditworthiness and feasibility of the Tax-Exempt Project and the Project, independent of any representation or warranty of the Issuer. Act. The Issuer hereby finds and determines that all requirements of the Act with respect to the issuance of the Series 2019 Bonds and the execution of this Financing Agreement by the Issuer have been complied with and that issuing the Series 2019 Bonds and entering into this Financing Agreement by the Issuer will be in furtherance of the purposes of the Act.

Section 2.04 Due Power and Authorization. Under the provisions of the Act, the Issuer has full legal right, power and authority to enter into the transactions contemplated by this Financing Agreement and the Indenture and to carry out its obligations hereunder and thereunder. By proper action, the Issuer has duly authorized the execution, delivery and performance of its obligations under this Financing Agreement and the Indenture.

Section 2.05 Binding Effect. This Financing Agreement and the Indenture each constitutes the legal, valid, and binding limited obligation of the Issuer, enforceable against the Issuer in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, and other laws affecting creditors’ rights generally from time to time in effect, and rights of acceleration, indemnity, and contribution, and the availability of equitable remedies may be limited by equitable principles.

Section 2.06 Resolution. The issuance and sale of the Series 2019 Bonds; the execution and delivery of this Financing Agreement and the assignment of this Financing Agreement and the Series 2019 Note to the Trustee (other than the Unassigned Issuer’s Rights); and the performance of all covenants and agreements of the Issuer contained in the Series 2019 Bonds, the Use of Proceeds Certificate and this Financing Agreement have been duly authorized by resolutions of the governing body of the Issuer adopted at meetings thereof duly called and held by the affirmative vote of not less than a majority of a quorum present at such meeting.

Section 2.07 Loan of Proceeds. The Issuer agrees to issue the Series 2019 Bonds and to loan the proceeds thereof to the Company for the purpose of providing financing and refinancing to pay a portion of the Tax-Exempt Project Costs.

Section 2.08 No Default. The execution and delivery of this Financing Agreement, the Indenture and the Use of Proceeds Certificate by the Issuer do not, and consummation of the transactions contemplated hereby and thereby and the performance by the Issuer of its obligations thereunder will not result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which the Issuer is now a party or by which it is now bound.

Section 2.09 No Other Pledge. The Issuer has not and will not pledge the amounts derived from this Financing Agreement other than to secure the Series 2019 Bonds or any Additional Bonds.

Section 2.10 Volume Cap. The Issuer has a carryforward of Arkansas state volume cap from the 2018 calendar year, plus Arkansas state volume cap from the 2019 calendar year in an amount equal to or greater than the aggregate principal amount of the portion of the Series 2019 Bonds for which an allocation of Arkansas state volume cap is required pursuant to the Code.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

On the Closing Date, the Company and, with respect to Sections 3.01, 3.02, 3.04, 3.06, 3.14, and 3.18 only, Holdings represent and warrant to the Issuer that:

Section 3.01 Existence, Qualification and Power. Each of the Company and each Guarantor and their respective Subsidiaries has been (a) duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, and (b) duly qualified as a foreign corporation or limited liability company for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except, in the case of this clause (b), where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect. The Company, each Guarantor and their respective Subsidiaries have full legal right, power, and authority pursuant to its operating agreement or other governing document, as applicable, to (i) enter into the Bond Documents and any and all such other agreements and documents as may be required to be executed, delivered and received by the Borrower or any Guarantor in order to carry out, give effect to and consummate the transactions contemplated in such Bond Documents, in each case to which such Person is a party, and (ii) carry out and to consummate the transactions contemplated by the Bond Documents.

Section 3.02 Authorization; No Contravention.

(a)               The Borrower and each Guarantor has duly authorized and approved by all necessary official action the execution and delivery of, and the performance by the Borrower or such Guarantor of the obligations on each of their part contained in the Indenture, the Bond Documents and the Guarantees, as applicable, and any and all such other agreements and documents to which either the Borrower or any Guarantor is a party or as may be required to be executed, delivered or received by the Borrower or any Guarantor in order to carry out, give effect to and consummate the transactions to be consummated by the Borrower or Guarantor, as applicable, and described therein.

(b)               (i) None of the Borrower, any Guarantor nor any Subsidiary is in breach or violation of or in default under (A) any applicable organizational document of the Borrower, any Guarantor or any Subsidiary, (B) in any material respect, any statute, law or any judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over any of the Borrower, any Guarantor or any of their respective Subsidiaries or any of their properties; or (C) in any material respect, any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other material agreement or instrument to which it is a party or by which it or any of its properties may be bound, including the the Fixed Asset Pari Passu Lien Collateral Documents, and (ii) the issuance and sale of the Bonds upon the terms set forth in the Indenture and the execution and delivery by the Borrower of the Bond Documents and by the Guarantor of the Guarantees, and compliance with the provisions of each thereof, will not conflict with or constitute a breach of or default under (A) any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument (including the Fixed Asset Pari Passu Lien Collateral Documents) to which any of the Borrower, any Guarantor or any of their respective Subsidiaries is a party or by which any of the Borrower, any Guarantor or any of their respective Subsidiaries is bound or to which any of the property or assets of any of them is subject, except, in the case of this clause for such conflicts, breaches or defaults that would not, individually or in the aggregate, have a Material Adverse Effect, (B) any applicable organizational document of the Borrower, any Guarantor or any of their respective Subsidiaries, or (C) any law, statute, governmental regulation or any order, rule or regulation of any court or governmental agency or body having jurisdiction over any of the Borrower, any Guarantor any of their respective Subsidiaries or any of their properties, except in the case of clause (C) for such conflicts, breaches or defaults that would not, individually or in the aggregate, have a Material Adverse Effect.

Section 3.03 Governmental Authorization. All approvals, consents, and orders of any Governmental Authority, board, agency, or commission having jurisdiction that would constitute a condition precedent to the performance by the Borrower of its obligations under the Bond Documents, the issuance of the Bonds, and the execution and delivery and performance by the Borrower of the Bond Documents or the execution, delivery and performance by the Guarantors of the Guarantees, have been obtained, except for (a) filings or other actions necessary to maintain the perfection of the Liens on the Collateral granted by the Company, each Guarantor and their respective Subsidiaries in favor of the Pari Passu Lien Secured Parties, (b) those approvals, consents, exemptions, authorizations or other actions, notices or filings described in the Bond Documents, or (c) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Except as would not reasonably be expected to result in a Material Adverse Effect, all approvals, consents, and orders of any Governmental Authority, board, agency, or commission having jurisdiction that are required to have been obtained for the construction and operation of the Project have been obtained or will be obtained prior to the Closing Date other than those that are not yet required to be obtained as of the Closing Date. The Borrower has no reason to believe that it will not be able to obtain any material approvals, consents, and orders of any Governmental Authority, board, agency, or commission having jurisdiction that are required to be obtained for the construction and operation of the Project that are not yet required to be obtained as of the Closing Date.

Section 3.04 Binding Effect. This Financing Agreement constitutes, and each of the Bond Documents and the Guarantees (when executed and delivered by the Borrower or any Guarantor, as applicable, and any other parties thereto) and the Fixed Asset Pari Passu Lien Collateral Documents constitute (or did constitute and continues to constitute, in the case of any Bond Document or Fixed Asset Pari Passu Lien Collateral Document executed prior to the date hereof), the legal, valid, and binding obligations of the Borrower or such Guarantor, as applicable, enforceable against the Borrower or such Guarantor, as applicable, in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, and other laws affecting creditors’ rights generally from time to time in effect, and rights of acceleration, indemnity, and contribution, and the availability of equitable remedies may be limited by equitable principles.

Section 3.05 Financial Statements; No Material Adverse Effect. The financial statements included in the Limited Offering Memorandum, together with the related schedules and notes, present fairly in all material respects the financial position of the Borrower and the Guarantors and their respective Subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Borrower, the Guarantors and their respective Subsidiaries for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in all material respects in accordance with GAAP the information required to be stated therein.

(b)          None of the Borrower nor any Guarantor or any of their respective Subsidiaries has, since the date of the latest audited financial statements included in the Limited Offering Memorandum, (i) sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Borrower, any Guarantor and their respective Subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Borrower, the Guarantors and their respective Subsidiaries taken as a whole, in each case, otherwise than as set forth or contemplated in the Limited Offering Memorandum.

Section 3.06 Litigation. Except as otherwise disclosed in the Limited Offering Memorandum, there is no action, suit, proceeding, inquiry, or investigation, at law or in equity, before or by any court, public board, or body, pending or, to the knowledge of the Borrower, threatened against the Borrower, any Guarantor or any of their respective Subsidiaries, (i) affecting the existence of the Borrower or any Guarantor or any of their respective Subsidiaries or the titles of any of their officers to their respective offices, (ii) seeking to prohibit, restrain, or enjoin the issuance, sale, or delivery of the Bonds or the collection of the Trust Estate pledged or to be pledged to pay the principal of and interest on the Bonds, or the pledge thereof, (iii) in any way contesting or affecting the validity or enforceability of any Bond Document, the Guarantees or Fixed Asset Pari Passu Lien Collateral Document or any amendment or supplement thereto, (iv) contesting the power or authority of the Borrower to execute and deliver any of the Bond Documents or the authority of any of the Guarantors to execute and deliver any of the Guarantees, (v) wherein an unfavorable decision, ruling, or finding would materially adversely affect the validity or enforceability of any of the Bond Documents; or (vi) if determined adversely to the Borrower, the Guarantors or any of their respective Subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

Section 3.07 Ownership of Project; Liens. Each of the Borrower and each Guarantor and their respective Subsidiaries has (i) good and marketable title in fee simple to all real property owned by them, (ii) good and marketable title to all personal property owned by them and (iii) good and marketable leasehold or subleasehold interests in all real property and personal property leased by them pursuant to valid and enforceable leases, in each case, free and clear of all liens, encumbrances and defects, except such as are permitted under the Existing Debt Documents and the Fixed Asset Pari Passu Lien Collateral Documents, or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Borrower and the Guarantors in any material respects.

Section 3.08 Environmental Matters. Except as described in the Limited Offering Memorandum, (i) each of the Borrower, each Guarantor and their respective Subsidiaries is, and at all times prior hereto was, in compliance in all material respects with all laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any Governmental Authority, including, without limitation, any international, foreign, national, state, provincial, regional, or local authority, relating to pollution, the protection of human health or safety relating to hazardous materials, the environment, or natural resources, or to use, handling, storage, manufacturing, transportation, treatment, discharge, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) applicable to such entity, which compliance includes, without limitation, obtaining, maintaining and complying with all permits and authorizations and approvals required by Environmental Laws to conduct their respective businesses, and (ii) none of the Borrower, a Guarantor or any of their respective Subsidiaries has received written notice or otherwise has knowledge of any actual or alleged material violation of Environmental Laws, or of any actual or potential material liability for or other material obligation arising out of the presence, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants. Except as described in the Limited Offering Memorandum, (i) there are no proceedings that are pending against any of the Borrower, the Guarantors or their respective Subsidiaries under Environmental Laws in which a Governmental Authority is also a party, in which any of the Borrower, the Guarantors or their Subsidiaries reasonably believe that monetary fines or sanctions of $100,000 or more could be imposed, (ii) none of the Borrower, any Guarantor or their respective Subsidiaries are aware of any proposed or pending Environmental Laws which any of them reasonably believes will have a material and adverse impact on any of the Borrower, any Guarantors or their respective Subsidiaries within the next two (2) years, and (iii) none of the Borrower, any Guarantor or their respective Subsidiaries reasonably anticipates that any of them will incur material capital expenditures relating to compliance with, or liabilities or obligations under, applicable Environmental Laws within the next two (2) years, beyond those already budgeted to maintain compliance with such Environmental Laws.

Section 3.09 Taxes. Except as described in the Limited Offering Memorandum, each of the Borrower, each Guarantor and their respective Subsidiaries has filed all federal, state and foreign income tax returns and all other material tax returns required to be filed through the date hereof, subject to permitted extensions, and have paid all material taxes required to be paid by them to the extent due and payable, except for any such tax that is currently being contested in good faith (provided that appropriate reserves are made), and no material tax deficiency has been determined adversely to any of the Borrower, any Guarantor or any of their respective Subsidiaries, nor does any of the Borrower, any Guarantor or their respective Subsidiaries have any knowledge of any material tax deficiencies that have been asserted.

Section 3.10 Sales and Use Tax. By virtue of the Tax-Exempt Project being financed under the Act, the Company has not and will not assert that it is entitled to an exemption from Arkansas sales or use taxes on personal property acquired in connection with the Tax-Exempt Project. The foregoing sentence shall not operate to prevent the Company from seeking or obtaining an exemption or rebate on a basis other than the Tax-Exempt Project having been financed under the Act.

Section 3.11 Tax-Exempt. The proceeds received from the sale of the Series 2019 Bonds and loaned to the Borrower pursuant to the terms hereof shall be used in accordance with the Use of Proceeds Certificate and the Indenture, and the Borrower has not taken or permitted, or omitted to take, and will not take or permit, or omit to take, any action which will in any way (i) cause or result in the proceeds of the sale of the Series 2019 Bonds to be applied in a manner other than as provided in the Use of Proceeds Certificate and the Indenture, or (ii) adversely affect the exclusion from gross income for federal income tax purposes of the interest on the Series 2019 Bonds.

Section 3.12 ERISA. Except as described in the Limited Offering Memorandum, each (i) “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) which any of the Borrower, any Guarantor or any member of their “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) sponsors (each a “Plan”) has been maintained in material compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions eligible for a statutory or administrative exemption; (iii) with respect to each Plan subject to Title IV of ERISA (A) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or, to the knowledge of the Borrower, is reasonably expected to occur, (B) no failure to satisfy the “minimum funding standard” (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, has occurred or, to the knowledge of the Borrower, is reasonably expected to occur, (C) the fair market value of the assets under each Plan subject to the funding requirements of Code Section 412 is at least 80% of the present value of all benefits accrued under such Plan (such that the Plan is not subject to funding-based limits under Code Section 436), and (D) each of the Borrower and each Guarantor has not incurred, and does not reasonably expect to incur, any liability (whether directly or as a member of its Controlled Group) under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation in the ordinary course and without default) in respect of a Plan (including with respect to a “multiemployer plan,” within the meaning of Section 4001(c)(3) of ERISA); and (iv) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

Section 3.13 Subsidiaries; Equity Interests. As of the Closing Date, the Company has one wholly owned Subsidiary, BRS Finance, and all of the outstanding Equity Interests in the Company have been validly issued and are fully paid and (if applicable) nonassessable, and (a) the Parent owns all outstanding Equity Interests in the Company, and (b) the Company owns all outstanding Equity Interests in BRS Finance, in each case free and clear of all Liens other than Permitted Liens.

Section 3.14 Investment Company Act. The Borrower is not required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and is not “controlled” by a company required to register as an “investment company” under the Investment Company Act of 1940, as amended.

Section 3.15 Solvency. On the Closing Date, the Company is Solvent.

Section 3.16 Compliance with Laws; Anti-Corruption Laws and Sanctions.

(a)         Compliance with Laws. Except as described in the Limited Offering Memorandum, the Company is in compliance with the requirements of all applicable Laws and all orders, writs, injunctions and decrees applicable to it, the Plant or the Project, except in such instances in which (i) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (ii) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

(b)          Anti-Corruption Laws and Sanctions. None of the Borrower, any Guarantor or any of their respective Subsidiaries nor any of their respective directors, members, managers or officers, or, to the knowledge of the Borrower, of each Guarantor and their respective Subsidiaries, any director, officer, member, manager, agent, employee, affiliate or other person associated with or acting on behalf of any of them has (i)   made, offered, promised or authorized any unlawful contribution, gift, entertainment or other unlawful expense; (ii) made, offered, promised or authorized any direct or indirect unlawful payment; or (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law (collectively, the “Anti-Corruption Law”).

The operations of each of the Borrower, each Guarantor and any of their respective Subsidiaries are and have been conducted at all times in compliance with the requirements of applicable anti-money laundering laws, including, but not limited to, the Bank Secrecy Act of 1970, as amended by the USA PATRIOT ACT of 2001, and the rules and regulations promulgated thereunder, and the anti-money laundering laws of the various jurisdictions in which any such party or its Subsidiaries conduct business (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Borrower, a Guarantor or any of their respective Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of any such entity, threatened.

(ii) None of the Borrower, a Guarantor or any of their respective Subsidiaries nor, to the knowledge of the Borrower, any director, officer, member, manager, agent, employee or affiliate of each of the Borrower, each Guarantor or any of their respective Subsidiaries, is currently the subject or the target of any sanctions administered or enforced by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury, or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person,” the European Union, Her Majesty’s Treasury, the United Nations Security Council, or other relevant sanctions authority (collectively, “Sanctions”), and the Borrower will not directly or indirectly use the proceeds of the offering of the Bonds, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject or the target of Sanctions or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as issuer, underwriter, advisor, investor or otherwise) of Sanctions.

Section 3.17 Security. The Fixed Asset Pari Passu Lien Collateral Documents create legally valid and enforceable liens securing the BFA Loan Obligations ranking as contemplated in the Collateral Trust Agreement and Intercreditor Agreement, and no other security interest, lien or other encumbrance exists or will exist over the Borrower’s or Guarantors’ interest in the Collateral or over any other of the Borrower’s or Guarantors’ revenues or assets other than Permitted Liens, and on or promptly following the Closing Date, all necessary recordings and filings will have been or will be made such that the security interests created by such Fixed Asset Pari Passu Lien Collateral Documents constitute valid, perfected and continuing security interests on the Collateral under such Fixed Asset Pari Passu Lien Collateral Documents, subject only to Permitted Liens.

Except as otherwise contemplated hereby or under any other Bond Documents, the BFA Loan Obligations will be fully and unconditionally guaranteed (the “Guarantees”) on a senior secured basis, jointly and severally, by Holdings, BRS Finance and each current and future domestic subsidiary that is an obligor or guarantor under the ABL Facility or the Term Loan Credit Agreement (each a “Guarantor” and collectively, the “Guarantors”).

Section 3.18 Status as Pari Passu Lien Debt. The BFA Loan Obligations constitute, and shall continue to constitute, Pari Passu Lien Debt pursuant to the terms of the Collateral Trust Agreement and will be on a parity of security with other outstanding debt of the Company or the Guarantors and future debt of the Company or Guarantors, if any, designated as Pari Passu Lien Debt pursuant to the Pari Passu Lien Debt Documents.

Section 3.19 No Default. No Default or Event of Default has occurred and is continuing.

Section 3.20 Location. The Project is located wholly within the State of Arkansas.

Section 3.21 Insurance. Each of the Borrower, each Guarantor and their respective Subsidiaries carry, or are covered by, insurance from insurers of recognized financial responsibility in such amounts and covering such risks as is generally deemed adequate and customary for companies engaged in similar businesses in similar industries. All such policies of insurance are in full force and effect; the Borrower, each Guarantor and their respective Subsidiaries are in compliance with the terms of such policies in all material respects; and none of the Borrower, any Guarantor or their respective Subsidiaries has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance.

ARTICLE IV

ISSUANCE OF THE SERIES 2019 BONDS; USE OF PROCEEDS

Section 4.01 Deposits with the Trustee; Issuance of Series 2019 Bonds. To provide funds to the Company for purposes of financing and refinancing a portion of the Tax-Exempt Project Costs, the Issuer will issue, sell and deliver the Series 2019 Bonds upon the order of the Underwriter as provided in the Purchase Agreement. The Series 2019 Bonds will be issued pursuant to the Indenture in the aggregate principal amount, will bear interest, will mature, will be subject to redemption and have such other terms as set forth therein. The Company hereby approves the terms and conditions of the Indenture and the Series 2019 Bonds, and the terms and conditions under which the Series 2019 Bonds will be issued, sold and delivered. The Company and the Issuer agree and, in accordance with Section 5.02 of the Indenture, the Company directs that the proceeds from the sale of the Series 2019 Bonds shall be deposited pursuant to Section 5.02 of the Indenture. The Company acknowledges that it has no ownership interest in the moneys held in the funds and accounts maintained by the Trustee, and specifically, with respect to the Construction Fund, the Company acknowledges and agrees that advances under the Series 2019 Note will be funded from deposits held by the Trustee in the applicable subaccounts only upon delivery of a written requisition satisfying the terms and conditions of the Indenture. The Company further acknowledges and agrees that the Issuer shall have no liability with respect to the investment, rebate, use, application or disbursement of the proceeds from the sale of the Series 2019 Bonds, and pursuant to Section 10.03 hereof, the Company holds the Issuer harmless from any such liability, cost or expense as may result therefrom.

At the request of the Company, and for the purposes and upon fulfillment of the conditions specified in the Indenture, the Issuer may provide for the issuance, sale and delivery of Additional Bonds, in accordance with the Bond Documents and in accordance with the requirements of the Act and other applicable law and make available the proceeds from the sale thereof to the Company.

Section 4.02 Rebate Fund. The Company agrees to make such payments to the Trustee (for deposit in the Rebate Fund as anticipated by Section 5. 11 of the Indenture) as are required of it under the Use of Proceeds Certificate. The obligation of the Company to make such payments shall remain in effect and be binding upon the Company notwithstanding the release and discharge of the Indenture and this Financing Agreement. The Company and the Issuer (to the extent within its control) each covenants to the owners of the Series 2019 Bonds that, notwithstanding any other provision of this Financing Agreement or any other instrument, it shall take no action, nor shall the Company direct the Trustee to take or approve the Trustee taking any action or direct the Trustee to make or approve the Trustee’s making any investment or use of proceeds of the Series 2019 Bonds, or any other moneys which may arise out of or in connection with this Financing Agreement, the Indenture or the Tax-Exempt Project, which would cause the Series 2019 Bonds to be treated as “arbitrage bonds” within the meaning of Section 148 of the Code. In addition, the Company covenants and agrees to comply with the requirements of Section 148(f) of the Code as it may be applicable to the Series 2019 Bonds or the proceeds derived from the sale of the Series 2019 Bonds or any other moneys which may arise out of, or in connection with, this Financing Agreement, the Indenture or the Tax-Exempt Project throughout the term of the Series 2019 Bonds. No provision of this Financing Agreement shall be construed to impose upon the Trustee any obligation or responsibility for compliance with arbitrage regulations. For purposes of complying with their respective obligations under this Section 4.02 and the Use of Proceeds Certificate, the Issuer and the Company may rely upon the advice of Bond Counsel retained by the Issuer or the Company.

Section 4.03 Use of Series 2019 Bond Proceeds. (a) The Issuer covenants and agrees, upon the terms and conditions in this Financing Agreement and the Series 2019 Note, to use the proceeds of the Series 2019 Bonds (conditioned on the receipt thereof by the Issuer) to make the BFA Loan to the Company for the financing and reimbursement of a portion of the Tax-Exempt Project Costs. The Company agrees to use such proceeds of the Series 2019 Bonds solely for such purposes.

(b)          In the event the amounts available to the Company from the BFA Loan should not be sufficient to pay the costs of the Tax-Exempt Project in full, the Company agrees to complete the Tax-Exempt Project and to pay that portion of the Tax-Exempt Project Costs in excess of the moneys available from the BFA Loan. The Issuer does not make any warranty, either expressed or implied, that the proceeds of the BFA Loan will be sufficient to pay all of the Tax-Exempt Project Costs.

Section 4.04 Repayment of Loan.

(a)           Whether or not the Company has fully drawn the proceeds of the BFA Loan, at least one (1) Business Day before each date provided in or pursuant to the Indenture for the payment (whether at maturity or upon redemption, tender or acceleration) of principal of, and premium, if any, and interest on, and the purchase price of, the Series 2019 Bonds, until the principal of, and premium, if any, and interest on, and the purchase price of, the Series 2019 Bonds shall have been fully paid or provision for the payment thereof shall have been made in accordance with the Indenture, the Company shall pay to the Trustee in immediately available funds, for deposit in the Debt Service Fund, and without regard to the principal amount of the BFA Loan, a sum equal to the amount payable on such date (whether at maturity or upon redemption or acceleration) as principal of, and premium, if any, and interest on, the Series 2019 Bonds as provided in the Indenture; provided, however, that the obligation of the Company to make any such payments shall be reduced by the amount of any moneys then on deposit in the Debt Service Fund and available for such payment. The obligation of the Company to make the payments pursuant to this Financing Agreement shall be absolute and unconditional without defense or set-off by reason of any default by the Issuer under this Financing Agreement or under any other agreement between the Company and the Issuer or for any other reason, including, but not limited to, the unpaid balance of the BFA Loan, it being the intention of the parties that the payments required hereunder will be paid in full when due without any delay or diminution whatsoever and without regard to the principal amount of the BFA Loan.

(b)          The Company also agrees to pay (i) the annual fee of the Trustee and the Collateral Agent, for their ordinary services rendered as trustee or collateral agent, respectively, and their ordinary expenses, as and when the same become due, (ii) the fees, charges and expenses (including reasonable legal fees and expenses) of the Trustee previously agreed upon in writing, in each of its respective capacities (including as Registrar, Paying Agent and Authenticating Agent (as each such term is defined in the Indenture)), the reasonable, customary and documented fees of any other paying agent on the Series 2019 Bonds as provided in the Indenture, as and when the same become due, (iii)  the fees, charges and expenses of the Trustee for any extraordinary services rendered by it and any extraordinary expenses (including, but not limited to reasonable attorneys’ fees and expenses) incurred by it under the Indenture, as and when the same become due, (iv)  the cost of printing any Series 2019 Bonds required to be furnished by the Issuer, (v) the cost of printing and typesetting any preliminary offering memorandum, offering memorandum or other offering circular utilized in connection with the sale of any Series 2019 Bonds and any amendment or supplement thereto, (vi) the Issuer’s fee at the Closing Date, and (vii) any amounts required to be deposited in the Rebate Fund to comply with the provisions hereof, the Indenture and the Use of Proceeds Certificate, and the payment of any rebate analyst. The Trustee’s compensation shall not be limited by any provision of law regarding the compensation of a trustee of an express trust.

(c)          The Company also agrees to pay, (i) as soon as practicable after receipt of request for payment thereof, all expenses required to be paid by the Company under the terms of the Purchase Agreement, and (ii) all reasonable, customary and documented expenses of the Issuer, including reasonable legal fees and expenses, related to the Project, and the execution, delivery and performance of this Financing Agreement, the Indenture, and all other agreements and instruments executed in connection with the issuance of the Series 2019 Bonds, which are not otherwise required to be paid by the Company under the terms of this Financing Agreement, including all costs of issuance.

(d)          The Company may prepay all or any part of the amounts required to be paid by it under this Financing Agreement or the Series 2019 Note as further provided in Article IX hereof.

Section 4.05 Assignment of Issuer’s Rights. As security in part for the payment of the Series 2019 Bonds, the Issuer will assign to the Trustee the Issuer’s rights under this Financing Agreement (except the Unassigned Issuer’s Rights) and under the Series 2019 Note, and the Issuer hereby directs the Company to make or cause the payments required hereunder to be made (except such payments for expenses and indemnification included in the Unassigned Issuer’s Rights) directly to the Trustee. The Company hereby assents to such assignment and agrees to make payments directly to the Trustee without defense or set-off by reason of any dispute between the Company and the Issuer or the Trustee. “Unassigned Issuer’s Rights” means the Issuer’s right to cause the Company to pay for or otherwise reimburse costs and expenses of the Issuer, to enforce certain below-listed obligations of the Company (but not to the exclusion of such enforcement by the Trustee), including, without limitation, all of the Issuer’s right to indemnification from the Company under this Financing Agreement, as set forth in Sections 4.01, 4.02, 4.04(b), 4.04(c), 5.06, 5.13, 8.05, 8.10, 8.11, 8.12, 10.01, 10.03, 12.04, 12.06, 12.08, 12.10, 12.12, 12.13 and 12.14 hereof.

Section 4.06 Amounts Remaining in Funds. It is agreed by the parties hereto that after payment in full of (i) the Series 2019 Bonds, or after provision for such payment shall have been made as provided in the Indenture, (ii) the fees, charges and expenses of the Trustee and paying agents in accordance with the Indenture, and (iii) all other amounts required to be paid under this Financing Agreement and the Indenture, any amounts remaining in any fund held by the Trustee under the Indenture (except the Rebate Fund) shall be paid as provided in Section 5.09 of the Indenture.

ARTICLE V

AFFIRMATIVE COVENANTS

The Company hereby agrees that it shall, and, as applicable, shall cause each Restricted Subsidiary to:

Section 5.01 Company Reporting and Information Covenants. So long as any Series 2019 Bonds are Outstanding, the Company will furnish to the Holders the information required by and otherwise comply with the Continuing Disclosure Undertaking Agreement.

Section 5.02 Certificates; Other Information.

(a)          Deliver to the Trustee, within one hundred twenty (120) days after the end of each fiscal year ending after the Closing Date, a certificate from the principal executive officer, principal financial officer or principal accounting officer stating that a review of the activities of the Company and its Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Financing Agreement, and further stating, as to such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every condition and covenant contained in this Financing Agreement during such fiscal year and is not in Default in the performance or observance of any of the terms, provisions, covenants and conditions of this Financing Agreement (or, if a Default shall have occurred, describing all such Defaults of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto).

(b)          When any Default has occurred and is continuing under this Financing Agreement, shall promptly (which shall be no more than thirty (30) days after becoming aware of such Default) deliver to the Trustee by registered or certified mail or by facsimile transmission an Officer’s Certificate specifying such Default, its status and what actions the Company proposes to take with respect thereto.

Section 5.03 Company Existence. Subject to Sections 6.12 and 6.13, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its organizational existence, and the corporate, partnership or other organizational existence of each of its Restricted Subsidiaries, in accordance with the respective Organizational Documents (as the same may be amended from time to time) of the Company or any such Restricted Subsidiary; provided that the Company shall not be required to preserve the corporate, partnership or other organizational existence of its Restricted Subsidiaries, if the Company in good faith shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole.

Section 5.04 Maintenance of Properties. Except if the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, maintain, preserve and protect all of its material properties and equipment used in the operation of its business in good working order, repair and condition, ordinary wear and tear excepted and casualty or condemnation excepted and any repairs and replacements that are the obligation of the owner or landlord of any property leased by the Company or any of the Restricted Subsidiaries excepted.

Section 5.05 Insurance. Maintain with insurance companies that the Company believes (in the good faith judgment of its management) are financially sound and reputable at the time the relevant coverage is placed or renewed or with a Captive Insurance Subsidiary, insurance with respect to the Company’s and the Restricted Subsidiaries’ properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance reasonable and customary for similarly situated Persons engaged in the same or similar businesses as the Company and the Restricted Subsidiaries) as are customarily carried under similar circumstances by such other Persons, and will furnish to the Trustee, upon reasonable written request, information presented in reasonable detail as to the insurance so carried; provided that notwithstanding the foregoing, in no event will the Company or any Restricted Subsidiary be required to obtain or maintain insurance that is more restrictive than its normal course of practice. The Company shall use commercially reasonable efforts to ensure that each such policy of insurance (other than business interruption insurance (if any), director and officer insurance and worker’s compensation insurance) shall as appropriate and to the extent customary in the applicable jurisdiction governing such policy of insurance for substantially similar financings, (i) name the Collateral Agent, on behalf of the Pari Passu Lien Secured Parties, as an additional insured thereunder as its interests may appear and/or (ii) in the case of each casualty insurance policy, contain a loss payable clause or endorsement that names the Collateral Agent, on behalf of the Pari Passu Lien Secured Parties, as the loss payee thereunder (in the case of property insurance with respect to the Collateral).

Section 5.06 Compliance with Laws. Comply in all material respects with the requirements of all Laws and comply, as applicable, with the USA PATRIOT Act, sanctions administered by OFAC and all orders, writs, injunctions and decrees of any Governmental Authority applicable to it or to its business or property, except, in each case, in instances in which (i) such requirement of Law, order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (ii) the failure to comply therewith would not reasonably be expected individually or in the aggregate to have a Material Adverse Effect.

Section 5.07 Books and Records. Maintain proper books of record and account, in which entries that are full, true and correct in all material respects shall be made of all material financial transactions and matters involving the assets and business of the Company or such Restricted Subsidiary, as the case may be (it being understood and agreed that certain Foreign Subsidiaries may maintain individual books and records in conformity with generally accepted accounting principles in their respective countries of organization and that such maintenance shall not constitute a breach of the representations, warranties or covenants hereunder).

Section 5.08 Inspection Rights. Permit representatives of the Trustee and each Bond Holder to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom (other than the records of the Board of Directors of the Company, any Guarantor or any of their respective Subsidiaries), and to discuss its affairs, finances and accounts with its directors, officers, and independent accountants (subject to such accountants’ customary policies and procedures), all at the reasonable expense of the Company and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Company; provided that, only the Trustee on behalf of the Bond Holders may exercise rights of the Trustee and the Bond Holders under this Section 5.08 and the Trustee shall not exercise such rights more often than one (1) time during any calendar year absent the existence of an Event of Default and such one (1) time shall be at the Company’s expense; provided, further, that when an Event of Default exists, the Trustee (or any of its respective representatives or independent contractors) on behalf of the Bond Holders may do any of the foregoing at the expense of the Company at any time during normal business hours and upon reasonable advance notice. The Trustee and the Bond Holders shall give the Company the opportunity to participate in any discussions with the Company’s independent public accountants. Notwithstanding anything to the contrary in this Section 5.08, none of the Company or any of the Subsidiaries will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter that (a) constitutes non-financial trade secrets or non-financial proprietary information, (b) in respect of which disclosure to the Trustee or any Bond Holder (or their respective representatives or contractors) is prohibited by Law or any binding agreement or (c) is subject to attorney-client or similar privilege or constitutes attorney work product; provided that, to the extent legally permissible, the Company shall notify the Trustee in writing that any such document, information or other matter is being withheld pursuant to clauses (a), (b) or (c) of this Section 5.08 and shall use commercially reasonable efforts to communicate, to the extent permitted, the applicable information in a way that would not violate such restrictions and to eliminate such restrictions.

Section 5.09 Compliance with Environmental Laws. Except, in each case, to the extent that the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, comply, and take all reasonable actions to cause any lessees and other Persons operating or occupying its properties to comply with all applicable Environmental Laws and Environmental Permits.

Section 5.10 Further Assurances. Subject to the provisions and limitations of Section 6.11 and any applicable limitations in any Fixed Asset Pari Passu Lien Collateral Document and in each case at the expense of the Company, promptly as may be required by applicable Laws (a) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Fixed Asset Pari Passu Lien Collateral Document or other document or instrument relating to any Collateral, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Trustee or Collateral Agent may reasonably request from time to time in order to carry out more effectively the purposes of the Fixed Asset Pari Passu Lien Collateral Documents.

Section 5.11 Maintenance of Ratings. Use commercially reasonable efforts to maintain ratings on the Series 2019 Bonds by the Rating Agencies so long as the Series 2019 Bonds are Outstanding under the Indenture and the Rating Agencies continue to rate securities issued by or on behalf of an entity similar to the Company.

Section 5.12 Taxes. Timely pay, discharge or otherwise satisfy, as the same shall become due and payable, all of its obligations and liabilities in respect of Taxes imposed upon it or upon its income or profits or in respect of its property, except, in each case, to the extent (1) any Tax is being contested in good faith and by appropriate actions for which appropriate reserves have been established in accordance with GAAP or (2) the failure to pay or discharge the same would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

Section 5.13 Tax Covenants. Not take any action or inaction, nor fail to take any action or permit any action to be taken, if any such action or inaction would adversely affect the exclusion from gross income for federal income tax purposes of the interest on the Series 2019 Bonds under the Code. Without limiting the generality of the foregoing, the Company will comply with the instructions and requirements of the Use of Proceeds Certificate, which is incorporated herein as if set forth fully herein. The Company will, on a timely basis, provide the Trustee with written evidence of the Company’s computation of the Company’s rebate requirement or yield reduction payments and, with respect to the Company’s rebate requirement or yield reduction payments (both as may be required under the Use of Proceeds Certificate) required to be paid, all necessary funds, in addition to any funds that are then available for such purpose in the Rebate Fund, to enable the Company to comply with all arbitrage and rebate requirements of the Code. For purposes of complying with its obligations under this Section 5.13 and the Use of Proceeds Certificate, the Company may rely upon the advice of Bond counsel retained by the Company. Notwithstanding any other provision of this Financing Agreement or Article IX of the Indenture to the contrary, the covenants contained in this Section 5.13 shall survive the defeasance or payment in full of any and all Series 2019 Bonds.

Section 5.14 Certificate of Completion. In order to facilitate complying with §148 of the Code, within thirty (30) days of completion of the Tax-Exempt Project, provide the Trustee with a certificate stating that construction of the Tax-Exempt Project has been completed and all costs and expenses incurred in connection therewith have been paid or provided for and a certificate of occupancy for the Tax-Exempt Project has been issued by appropriate local governmental authorities, if applicable. Notwithstanding the foregoing, such certificate may state that it is given without prejudice to any rights against third parties that exist at the date of such certificate or that may subsequently come into being.

ARTICLE VI

NEGATIVE COVENANTS

Section 6.01 Limitation on Restricted Payments.

(a)         The Company will not, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to:

(I)         declare or pay any dividend or make any payment or distribution on account of the Company’s or any Restricted Subsidiary’s Equity Interests to any Person other than the Company or any Restricted Subsidiary of the Company (in each case, solely in such Person’s capacity as holder of such Equity Interests), including any dividend or distribution payable in connection with any merger, amalgamation or consolidation, other than:

(A)	dividends, payments or distributions payable solely in Equity Interests (other than Disqualified Stock) of the Company or a Parent Company or in options, warrants or other rights to purchase such Equity Interests; or

(B)	dividends, payments or distributions by a Restricted Subsidiary so long as, in the case of any dividend, payment or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly-Owned Subsidiary, the Company or a Restricted Subsidiary receives at least its pro rata share of such dividend, payment or distribution in accordance with its Equity Interests in such class or series of securities or such other amount to which it is entitled pursuant to the terms of such Equity Interest;

(II)         purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Company or any Parent Company, including in connection with any merger, amalgamation or consolidation, in each case held by Persons other than the Company or a Restricted Subsidiary;

(III)      make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case, prior to any scheduled repayment, sinking fund payment or final maturity, any Subordinated Indebtedness, other than:

(A)	Indebtedness permitted under Sections 6.03(b)(8), (9) and (10); or

(B)	the payment, redemption, repurchase, defeasance, acquisition or retirement for value of Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such payment, redemption, repurchase, defeasance, acquisition or retirement; or

(IV)       make any Restricted Investment;

(all such payments and other actions set forth in clauses (I) through (IV) above being collectively referred to as “Restricted Payments”), unless, at the time of and immediately after giving effect to such Restricted Payment:

(1)         no Default or Event of Default will have occurred and be continuing or would occur as a consequence thereof;

(2)        immediately after giving effect to any such Restricted Payment made utilizing clause (3)(A) below on a pro forma basis, the Company could incur $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Test; and

(3)         such Restricted Payment, together with the aggregate amount of all other Restricted Payments (including the fair market value of any non-cash amount) made by the Company and its Restricted Subsidiaries after the Closing Date (excluding Restricted Payments permitted by Section 6.01(b), other than Sections 6.01(b)(1), (8) and (14), is less than the sum of (without duplication):

(A)	50.00% of the Consolidated Net Income of the Company for the period (taken as one accounting period) beginning on the first fiscal quarter commencing after the Closing Date to the end of the most recently ended fiscal quarter for which internal financial statements are available (as determined in good faith by the Company) preceding such Restricted Payment, or, in the case such Consolidated Net Income for such period is a deficit, minus 100.00% of such deficit; plus

(B)	100.00% of the aggregate net cash proceeds and the fair market value of marketable securities or other property received by the Company and its Restricted Subsidiaries since the Closing Date from the issue or sale of:

(i)                 (A)    Equity Interests of the Company, including Treasury Capital Stock, but excluding cash proceeds and the fair market value of marketable securities or other property received from the sale of:

(x)            Equity Interests to any future, present or former employees, directors, officers, members of management, consultants or independent contractors (or their respective Controlled Investment Affiliates or Immediate Family Members or any permitted transferees thereof) of the Company, its Subsidiaries or any Parent Company after the Closing Date to the extent the amount of such cash proceeds have been applied to Restricted Payments made in accordance with Section 6.01(b)(4); and

(y)              Designated Preferred Stock; and

(B)    Equity Interests of Parent Companies, to the extent the proceeds of any such issuance or consideration for any such sale are contributed to the Company (excluding contributions of the proceeds from the sale of Designated Preferred Stock of such companies or contributions to the extent such amounts have been applied to Restricted Payments made in accordance with Section 6.01(b)(4)); or

(ii)    Indebtedness of the Company or any Restricted Subsidiary, that has been converted into or exchanged for Equity Interests of the Company or any Parent Company;

provided that this clause (3)(B) will not include the proceeds from (V) Refunding Capital Stock (as defined below) applied in accordance with Section 6.01(b)(2), (W) Equity Interests or convertible debt securities of the Company sold to a Restricted Subsidiary, (X) Disqualified Stock or debt securities or Indebtedness that have been converted into Disqualified Stock, (Y) Excluded Contributions or (Z) Capex Equity; plus

(C)	100.00% of the aggregate amount of cash, Cash Equivalents and the fair market value of marketable securities or other property contributed to the capital of the Company (other than in the form of Disqualified Stock) following the Closing Date (including the fair market value of any Indebtedness contributed to the Company or its Restricted Subsidiaries for cancellation) or that becomes part of the capital of the Company through consolidation, amalgamation or merger following the Closing Date, in each case not involving cash consideration payable by the Company (other than (X) cash, Cash Equivalents and marketable securities or other property that are contributed by a Restricted Subsidiary, (Y) Excluded Contributions or (Z) Capex Equity); plus

(D)	100.00% of the aggregate amount received in cash and the fair market value of marketable securities or other property received by the Company or a Restricted Subsidiary by means of:

(i)     the sale or other disposition (other than to the Company or a Restricted Subsidiary) of, or other returns on Investments from, Restricted Investments made by the Company or its Restricted Subsidiaries (including cash distributions and cash interest received in respect of Restricted Investments) and repurchases and redemptions of such Restricted Investments from the Company or its Restricted Subsidiaries (other than by the Company or a Restricted Subsidiary) and repayments of loans or advances, and releases of guarantees, which constitute Restricted Investments made by the Company or its Restricted Subsidiaries, in each case after the Closing Date (excluding any Excluded Contributions made pursuant to clause (2) of the definition thereof); or

(ii)    the sale (other than to the Company or a Restricted Subsidiary) of Equity Interests of an Unrestricted Subsidiary or a distribution from an Unrestricted Subsidiary (other than, in each case, to the extent the Investment in such Unrestricted Subsidiary constituted a Permitted Investment, but including such cash or fair market value to the extent exceeding the amount of such Permitted Investment) or a dividend from an Unrestricted Subsidiary after the Closing Date (excluding any Excluded Contributions made pursuant to clause (2) or (3) of the definition thereof); or

(iii)    any cash returns, profits, distributions and similar amounts received on account of any Permitted Investment subject to a dollar-denominated or ratio-based basket (to the extent in excess of the original amount of such Investment and not included in Consolidated Net Income); plus

(E)	in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary or the merger, amalgamation or consolidation of an Unrestricted Subsidiary into the Company or a Restricted Subsidiary or the transfer of all or substantially all of the assets of an Unrestricted Subsidiary to the Company or a Restricted Subsidiary after the Closing Date, the fair market value of the Investment in such Unrestricted Subsidiary (or the assets transferred) at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary or at the time of such merger, amalgamation, consolidation or transfer of assets, other than to the extent the Investment in such Unrestricted Subsidiary constituted a Permitted Investment, but, to the extent exceeding the amount of such Permitted Investment, including such excess amounts of cash or fair market value; plus

(F)	100.00% of the aggregate amount of Declined Excess Proceeds; plus

(G)	the greater of (i) $10.0 million and (ii) 7.5% of the Consolidated EBITDA of the Company and its Restricted Subsidiaries for the most recently ended Test Period (calculated on a pro forma basis).

(b)         Section 6.01(a) will not prohibit:

(1)               the payment of any dividend or other distribution or the consummation of any irrevocable redemption within sixty (60) days after the date of declaration of the dividend or other distribution or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or other distribution or redemption payment would have complied with the provisions of this Financing Agreement;

(2)               (a) the redemption, repurchase, defeasance, discharge, retirement or other acquisition of (i) any Equity Interests of the Company or any Restricted Subsidiary or any Parent Company, including any accrued and unpaid dividends thereon (“Treasury Capital Stock”), or (ii) Subordinated Indebtedness, in each case, made (x) in exchange for, or out of the proceeds of, a sale or issuance (other than to a Restricted Subsidiary) of Equity Interests of the Company or any Parent Company (in the case of proceeds, to the extent any such proceeds therefrom are contributed to the Company) (in each case, other than Disqualified Stock) (“Refunding Capital Stock”) and (y) within one hundred twenty (120) days of such sale or issuance, (b) the declaration and payment of dividends on Treasury Capital Stock out of the proceeds of a sale or issuance (other than to a Restricted Subsidiary of the Company or to an employee stock ownership plan or any trust established by the Company or any Restricted Subsidiary) of Refunding Capital Stock made within one hundred twenty (120) days of such sale or issuance, and (c) if, immediately prior to the retirement of Treasury Capital Stock, the declaration and payment of dividends thereon by the Company was permitted under Section 6.01(b)(6)(A) or (B), the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of any Parent Company) in an aggregate amount per annum no greater than the aggregate amount of dividends per annum that were declarable and payable on such Treasury Capital Stock immediately prior to such retirement;

(3)              the principal payment on, defeasance, redemption, repurchase, exchange or other acquisition or retirement of (a) Subordinated Indebtedness of the Company or BRS Finance or a Subsidiary Guarantor made (i) by exchange for, or out of the proceeds of the sale, issuance or incurrence of, new Subordinated Indebtedness of the Company or BRS Finance or a Subsidiary Guarantor or Disqualified Stock of the Company or BRS Finance or a Subsidiary Guarantor and (ii) within one hundred twenty (120) days of such sale, issuance or incurrence, (b) Disqualified Stock of the Company or BRS Finance or a Subsidiary Guarantor made by exchange for, or out of the proceeds of the sale, issuance or incurrence of, Disqualified Stock or Subordinated Indebtedness of the Company or BRS Finance or a Subsidiary Guarantor, made within one hundred twenty (120) days of such sale, issuance or incurrence, (c) Disqualified Stock of a Restricted Subsidiary that is not a Subsidiary Guarantor made by exchange for, or out of the proceeds of the sale or issuance of, Disqualified Stock of a Restricted Subsidiary that is not a Subsidiary Guarantor made within one hundred twenty (120) days of such sale or issuance that, in each case, is Refinancing Indebtedness incurred or issued, as applicable, in compliance with Section 6.03 and (d) any Subordinated Indebtedness or Disqualified Stock that constitutes Acquired Indebtedness;

(4)               a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of Equity Interests (other than Disqualified Stock) (including related stock appreciation rights or similar securities) of the Company or any Parent Company held by any future, present or former employee, director, officer, member of management, consultant or independent contractor (or their respective Controlled Investment Affiliates or Immediate Family Members or any permitted transferees thereof) of the Company, any of its Subsidiaries or any Parent Company pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement, or any equity subscription or equity holder agreement (including, for the avoidance of doubt, any principal and interest payable on any notes issued by the Company or any Parent Company in connection with any such repurchase, retirement or other acquisition); provided that the aggregate amount of Restricted Payments made under this clause (4) does not exceed $20.0 million in any calendar year (increasing to $40.0 million following an underwritten public Equity Offering by the Company or any Parent Company) with unused amounts in any calendar year being carried over to succeeding calendar years; provided, further, that such amount in any calendar year under this clause (4) may be increased by an amount not to exceed:

(A)           the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of the Company and, to the extent contributed to the Company, the cash proceeds from the sale of Equity Interests of any Parent Company, in each case to any future, present or former employees, directors, officers, members of management, consultants or independent contractors (or their respective Controlled Investment Affiliates or Immediate Family Members or any permitted transferees thereof) of the Company, any of its Subsidiaries or any Parent Company, or pursuant to any Management Services Agreements, that occurs after the Closing Date, to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of Section 6.01(a)(3); plus

(B)           the amount of any cash bonuses otherwise payable to members of management, employees, directors, consultants or independent contractors (or their respective Controlled Investment Affiliates or Immediate Family Members or any permitted transferees thereof) of the Company, any of its Restricted Subsidiaries or pursuant to any Management Services Agreements that are foregone in exchange for the receipt of Equity Interests of the Company pursuant to any compensation arrangement, including any deferred compensation plan; plus

(C)            the cash proceeds of life insurance policies received by the Company or its Restricted Subsidiaries (or by any Parent Company to the extent contributed to the Company (other than in the form of Disqualified Stock)) after the Closing Date; minus

(D)            the amount of any Restricted Payments previously made with the cash proceeds described in clauses (A), (B) and (C) of this clause (4);

and provided that the Company may elect to apply all or any portion of the aggregate increase contemplated by Sections 6.01(b)(4)(A), (B) and (C) in any calendar year and provided, further, that cancellation of Indebtedness owing to the Company or any of its Restricted Subsidiaries from any future, present or former employees, directors, officers, members of management, consultants or independent contractors (or their respective Controlled Investment Affiliates or Immediate Family Members or any permitted transferees thereof), of the Company, any Parent Company or any of its Restricted Subsidiaries in connection with a repurchase of Equity Interests of the Company or any Parent Company will not be deemed to constitute a Restricted Payment for purposes of this Section 6.01 or any other provision of this Financing Agreement;

(5)         the declaration and payment of dividends or distributions to holders of any class or series of Disqualified Stock of the Company or any Restricted Subsidiary or any class or series of Preferred Stock of any Restricted Subsidiary issued in accordance with Section 6.03 to the extent such dividends or distributions are included in the definition of “Fixed Charges”;

(6)         (A)              the declaration and payment of dividends or distributions to holders of any class or series of Designated Preferred Stock issued by the Company or any Restricted Subsidiary after the Closing Date;

(B)             the declaration and payment of dividends or distributions to any Parent Company, the proceeds of which will be used to fund the payment of dividends or distributions to holders of any class or series of Designated Preferred Stock issued by such Parent Company after the Closing Date; provided that the amount of dividends and distributions paid pursuant to this clause (B) will not exceed the aggregate amount of cash actually contributed to the Company from the sale of such Designated Preferred Stock; or

(C)              the declaration and payment of dividends on Refunding Capital Stock that is Preferred Stock in excess of the dividends declarable and payable thereon pursuant to Section 6.01(b)(2);

provided that in the case of each of clauses (A), (B) and (C) of this clause (6), for the most recently ended Test Period preceding the date of issuance of such Designated Preferred Stock or the declaration of such dividends on Refunding Capital Stock that is Preferred Stock, after giving effect to such issuance or declaration on a pro forma basis, the Company would have had a Fixed Charge Coverage Ratio of at least 2.00 to 1.00;

(7)         (a) payments made or expected to be made by the Company or any Restricted Subsidiary in respect of withholding or similar taxes payable by any future, present or former employee, director, officer, member of management, consultant or independent contractor (or their respective Controlled Investment Affiliates or Immediate Family Members or permitted transferees) of the Company or any Restricted Subsidiary or any Parent Company, (b) any repurchases or withholdings of Equity Interests in connection with the exercise of stock options, warrants or similar rights if such Equity Interests represent a portion of the exercise price of, or withholding obligations with respect to, such options, warrants or similar rights or required withholding or similar taxes and (c) loans or advances to officers, directors, employees, managers, consultants and independent contractors of the Company or any Parent Company or any Restricted Subsidiary of the Company in connection with such Person’s purchase of Equity Interests of the Company or any Parent Company; provided that no cash is actually advanced pursuant to this clause (c) other than to pay taxes due in connection with such purchase, unless immediately repaid;

(8)          the declaration and payment of dividends on the Company’s common equity (or the payment of dividends to any Parent Company to fund a payment of dividends on a Parent Company’s common equity), following the first public offering of the Company’s common equity or the common equity of any Parent Company after the Closing Date, in an amount not to exceed the sum of (a) 6.00% per annum of the net cash proceeds received by or contributed to the Company in or from any such public offering, other than public offerings with respect to the Company’s or such Parent Company’s common equity registered on Form S-4 or Form S-8 and other than any public sale constituting an Excluded Contribution, or Capex Equity and (b) an aggregate amount per annum not to exceed 6.00% of Market Capitalization;

(9)          Restricted Payments in an amount that does not exceed the aggregate amount of Excluded Contributions;

(10)       Restricted Payments in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause (10) not to exceed (as of the date any such Restricted Payment is made) the greater of (a) $15.0 million and (b) 10.0% of the Consolidated EBITDA of the Company and its Restricted Subsidiaries for the most recently ended Test Period (calculated on a pro forma basis);

(11)        distributions or payments of Securitization Fees;

(12)      the repurchase, redemption, defeasance, acquisition or retirement for value of any Subordinated Indebtedness pursuant to the provisions similar to those of Sections 6.04 or 6.08; provided that (i) at or prior to such repurchase, redemption, defeasance, acquisition or retirement, the Company and/or BRS Finance (or a third person permitted by this Financing Agreement) have made any required Change of Control Offer or Asset Sale Offer, as applicable, to purchase the Bonds on the terms provided in this Financing Agreement applicable to Change of Control Offers or Asset Sale Offers, respectively, and (ii) all Bonds validly tendered and not validly withdrawn by Holders in any such Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed, acquired or retired for value;

(13)        the declaration and payment of dividends or distributions by the Company or a Restricted Subsidiary to, or the making of loans or advances to, the Company or any Parent Company in amounts required for any Parent Company to pay, in each case without duplication:

(a)               franchise, excise and similar taxes, and other fees and expenses required to maintain their corporate or other legal existence;

(b)          (i) for any taxable period (or portion thereof) for which the Company or any of its Restricted Subsidiaries are members of a consolidated, combined, unitary or similar income tax group for U.S. federal or applicable foreign, state or local income tax purposes of which a Parent Company is the common parent (a “Tax Group”), the portion of any U.S. federal, foreign, state or local income taxes (as applicable) of such Tax Group for such taxable period that are attributable to the taxable income of the Company and/or the applicable Restricted Subsidiaries (and, to the extent permitted below, the applicable Unrestricted Subsidiaries); provided that for each taxable period, (x) the amount of such payments made in respect of such taxable period in the aggregate will not exceed the amount that the Company and the applicable Restricted Subsidiaries (and, to the extent permitted below, the applicable Unrestricted Subsidiaries), as applicable, would have been required to pay in respect of such taxable income as stand-alone taxpayers or a stand-alone Tax Group and (y) the amount of such payments made in respect of an Unrestricted Subsidiary will be permitted only to the extent that cash distributions were made by such Unrestricted Subsidiary to the Company or any Restricted Subsidiary for such purpose; or

   (ii) for any taxable period (or portion thereof) for which the Company and any Parent Company is a partnership or disregarded entity for U.S. federal income tax purposes, cash distributions (“Tax Distributions”) to each direct or indirect member of the Parent Company in accordance with the terms of its relevant operating agreement, in an aggregate amount not to exceed the product of (A) the taxable income of the Company allocable to such member for such period reduced by any taxable loss of the Company allocated to such member with respect to any prior taxable periods (or portions thereof) ending after the Closing Date (provided that any such taxable loss will be taken into account only to the extent that (I) such taxable loss was not previously taken into account in determining the amount of any Tax Distributions pursuant to this clause (b)(ii), (II) such taxable loss would be deductible if such loss had been incurred in the current taxable period, and (III) such taxable loss would actually reduce the tax liability of such member for such taxable period, taking into account any alternative minimum tax consequences as well as the character of the taxable loss and of the Company’s and its Subsidiaries’ income, and assuming for the purposes of this subclause (III) that such member, for all tax years (or portions thereof) ending after the Closing Date, has been a taxable corporation that has held no assets other than such member’s direct or indirect interest in the Company or Parent Company), in each case, determined by taking into account any basis step-up in the assets of the Company or any of its Subsidiaries (including any step-up attributable to such member under section 743 of the Code), and (B) the maximum combined effective tax rate applicable to any direct or indirect equity owner of the Company or Parent Company for such taxable period (taking into account the character of the taxable income in question (e.g. long-term capital gain, qualified dividend income, etc.) and the deductibility of state and local income taxes for U.S. federal income tax purposes (and any applicable limitations thereon)); provided that the amount of any Tax Distribution permitted under this clause (b)(ii) shall be reduced by the amount of any income taxes that are paid directly by the Company and attributable to such member;

(c)          salary, bonus, severance and other benefits payable to, and indemnities provided on behalf of, employees, directors, officers, members of management, consultants and independent contractors of any Parent Company and any payroll, social security or similar taxes thereof;

(d)           general corporate or other operating, administrative, compliance and overhead costs and expenses (including expenses relating to auditing and other accounting matters) of any Parent Company;

(e)          fees and expenses (including ongoing compliance costs and listing expenses) related to any equity or debt offering of a Parent Company (whether or not consummated);

(f)            amounts that would be permitted to be paid directly by the Company or its Restricted Subsidiaries under Section 6.05 (other than clause (b)(2)(a) thereof); and

(g)          to finance Investments or other acquisitions or investments otherwise permitted to be made pursuant to this Section 6.01 if made by the Company; provided that (A) such Restricted Payment must be made within one hundred twenty (120) days of the closing of such Investment, acquisition or investment, (B) such Parent Company must, promptly following the closing thereof, cause (1) all property acquired (whether assets or Equity Interests) to be contributed to the capital of the Company or one of its Restricted Subsidiaries or (2)    the merger, amalgamation, consolidation, or sale of the Person formed or acquired into the Company or one of its Restricted Subsidiaries (to the extent not prohibited by Section 6.13) in order to consummate such Investment, acquisition or investment, (C) such Parent Company and its Affiliates (other than the Company or a Restricted Subsidiary) receives no consideration or other payment in connection with such transaction except to the extent the Company or a Restricted Subsidiary could have given such consideration or made such payment in compliance with this Financing Agreement, (D) any property received by the Company may not increase amounts available for Restricted Payments pursuant to Section 6.01(a)(3) and (E) to the extent constituting an Investment, such Investment will be deemed to be made by the Company or such Restricted Subsidiary pursuant to another provision of this Section 6.01 (other than pursuant to Section 6.01(b)(9)) or pursuant to the definition of “Permitted Investments” (other than clause (9) thereof);

(14)        the distribution, by dividend or otherwise, or other transfer or disposition of shares of Capital Stock of, Equity Interests in, or Indebtedness owed to the Company or a Restricted Subsidiary by, Unrestricted Subsidiaries (other than Unrestricted Subsidiaries, substantially all the assets of which are cash and Cash Equivalents);

(15)      cash payments or loans, advances, dividends or distributions to any Parent Company to make payments, in lieu of issuing fractional shares in connection with share dividends, share splits, reverse share splits, mergers, consolidations, amalgamations or other business combinations and in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests of the Company, any of its Restricted Subsidiaries or any Parent Company;

(16)           other Restricted Payments, provided that after giving pro forma effect thereto and the application of the net proceeds therefrom, the Total Net Leverage Ratio for the Test Period immediately preceding such Restricted Payment would be no greater than 3.00 to 1.00;

(17)           payments made for the benefit of the Company or any of its Restricted Subsidiaries to the extent such payments could have been made by the Company or any of its Restricted Subsidiaries because such payments (a) would not otherwise be Restricted Payments and (b) would be permitted by Section 6.05;

(18)           payments and distributions to dissenting stockholders of Restricted Subsidiaries pursuant to applicable law, pursuant to or in connection with a consolidation, amalgamation, merger or transfer of all or substantially all of the assets of any Restricted Subsidiary that complies with the terms of this Financing Agreement or any other transaction that complies with the terms of this Financing Agreement;

(19)           the payment of dividends, other distributions and other amounts by the Company to, or the making of loans to, any Parent Company in the amount required for such parent to, if applicable, pay amounts equal to amounts required for any Parent Company, if applicable, to pay interest and/or principal (including AHYDO “catch-up payments”) on Indebtedness, the proceeds of which have been permanently contributed to the Company or any Restricted Subsidiary and that has been guaranteed by, or is otherwise considered Indebtedness of, the Company or any Restricted Subsidiary incurred in accordance with this Financing Agreement; provided that the aggregate amount of such dividends, distributions, loans and other amounts shall not exceed the amount of cash actually contributed to the Company for the incurrence of such Indebtedness;

(20)           the making of cash payments in connection with any conversion of Convertible Indebtedness of the Company, BRS Finance or any Restricted Subsidiary in an aggregate amount since the Closing Date not to exceed the sum of (a) the principal amount of such Convertible Indebtedness plus (b) any payments received by the Company, BRS Finance or any Restricted Subsidiary pursuant to the exercise, settlement or termination of any related Permitted Bond Hedge Transaction;

(21)           any payments in connection with (a) a Permitted Bond Hedge Transaction and (b) the settlement of any related Permitted Warrant Transaction (i) by delivery of shares of the Company’s common equity upon settlement thereof or (ii) by (A) set-off against the related Permitted Bond Hedge Transaction or (B) payment of an early termination amount thereof in common equity upon any early termination thereof; and

(22)        the refinancing of any Subordinated Indebtedness with the Net Proceeds of, or in exchange for, any Refinancing Indebtedness;

provided that at the time of, and after giving effect to, any Restricted Payment permitted under Section 6.01(b)(6), (10) and (16), in respect of Restricted Payments described in clauses (I), (II) or (III) of Section 6.01(a), no Event of Default will have occurred and be continuing or would occur as a consequence thereof. For purposes of Sections 6.01(b)(7) and (13), taxes will include all interest and penalties with respect thereto and all additions thereto.

(c)         For purposes of determining compliance with this Section 6.01, in the event that any Restricted Payment or Investment (or a portion thereof) meets the criteria of more than one of the categories of Restricted Payments described in Section 6.01(a) or 6.01(b), but excluding 6.01(b)(22), and/or one or more of the clauses contained in the definition of “Permitted Investments”, the Company will, in its sole discretion, be entitled to divide or classify (or later divide, classify or reclassify), in whole or in part, such Restricted Payment or Investment (or any portion thereof) among Section 6.01(a) and/or 6.01(b), but excluding 6.01(b)(22), and/or one or more clauses contained in the definition of “Permitted Investments,” in a manner that otherwise complies with this Section 6.01. The amount of all Restricted Payments (other than cash) will be the fair market value on the date the Restricted Payment is made, or at the Company’s election, the date a commitment is made to make such Restricted Payment, of the assets or securities proposed to be transferred or issued by the Company or any Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.

(d)         As of the Closing Date, all of the Company’s Subsidiaries will be Restricted Subsidiaries. The Company will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the penultimate sentence of the definition of “Unrestricted Subsidiary.” For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments or Permitted Investments in an amount determined as set forth in the definition of “Investments.” Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time pursuant to this Section 6.01 or if an Investment would be permitted at such time, pursuant to the definition of “Permitted Investments,” and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in this Financing Agreement. For the avoidance of doubt, this Section 6.01 will not restrict the making of any “AHYDO catch up payment” with respect to, and required by the terms of, any Indebtedness of the Company or any Restricted Subsidiary permitted to be incurred under the terms of this Financing Agreement.

Section 6.02 Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

(a)         The Company will not, and will not permit any Restricted Subsidiary that is not a Subsidiary Guarantor to, create or otherwise cause to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to:

(1)            (A) pay dividends or make any other distributions to the Company or BRS Finance or any Restricted Subsidiary that is a Subsidiary Guarantor on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or

(B) pay any Indebtedness owed to the Company or BRS Finance or to any Restricted Subsidiary that is a Subsidiary Guarantor;

(2)          make loans or advances to the Company or BRS Finance or to any Restricted Subsidiary that is a Subsidiary Guarantor; or

(3)         sell, lease or transfer any of its properties or assets to the Company or BRS Finance or to any Restricted Subsidiary that is a Subsidiary Guarantor;

provided that dividend or liquidation priority between or among classes or series of Capital Stock, and the subordination of any obligation (including the application of any remedy bars thereto) to any other obligation will not be deemed to constitute such an encumbrance or restriction.

(b)         The restrictions in Section 6.02(a) will not apply to encumbrances or restrictions existing under or by reason of:

(1)         encumbrances or restrictions in effect on the Closing Date, including pursuant to the Term Loan Credit Agreement, the ABL Facility and the related documentation and Hedging Obligations and the related documentation;

(2)          this Financing Agreement, the Series 2019 Note, the Indenture, the Bonds, the Notes Indenture, the Bonds, the Guarantees thereof and the Security Documents;

(3)          Purchase Money Obligations and Capitalized Lease Obligations that impose restrictions of the nature discussed in Section 6.02(a)(3) on the property so acquired;

(4)          applicable law or any applicable rule, regulation or order;

(5)          any agreement or other instrument of a Person, or relating to Indebtedness or Equity Interests of a Person, acquired by or merged, amalgamated or consolidated with or into the Company or any Restricted Subsidiary or an Unrestricted Subsidiary that is designated as a Restricted Subsidiary, or any other transaction entered into in connection with any such acquisition, merger, consolidation or amalgamation in existence at the time of such acquisition or at the time it merges, amalgamates or consolidates with or into the Company or any Restricted Subsidiary or an Unrestricted Subsidiary that is designated as a Restricted Subsidiary or assumed in connection with the acquisition of assets from such Person (but, in any such case, not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person so acquired and its Subsidiaries, or the property or assets of the Person so acquired or designated and its Subsidiaries or the property or assets so acquired or designated;

(6)          contracts or agreements for the sale or disposition of assets, including any restrictions with respect to a Subsidiary of the Company pursuant to an agreement that has been entered into for the sale or disposition of any of the Capital Stock or assets of such Subsidiary;

(7)             Secured Indebtedness otherwise permitted to be incurred pursuant to Sections 6.03 and 6.06 that limit the right of the debtor to dispose of assets or incur Liens;

(8)            restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business or consistent with industry practice or arising in connection with any Permitted Liens;

(9)             provisions in agreements governing Indebtedness, Disqualified Stock or Preferred Stock of Restricted Subsidiaries that are not Subsidiary Guarantors permitted to be incurred subsequent to the Closing Date pursuant to Section 6.03;

(10)           provisions in joint venture agreements and other similar agreements (including equity holder agreements) relating to such joint venture or its members or entered into in the ordinary course of business;

(11)           customary provisions contained in leases, sub-leases, licenses, sub-licenses, Equity Interests or similar agreements, including with respect to intellectual property and other agreements;

(12)           restrictions created in connection with any Qualified Securitization Facility or Receivables Financing Transaction that, in the good faith determination of the Company, are necessary or advisable to effect such Qualified Securitization Facility or Receivables Financing Transaction;

(13)          restrictions or conditions contained in any trading, netting, operating, construction, service, supply, purchase, sale or other agreement to which the Company or any Restricted Subsidiary is a party entered into in the ordinary course of business or consistent with industry practice; provided that such agreement prohibits the encumbrance of solely the property or assets of the Company or such Restricted Subsidiary that are subject to such agreement, the payment rights arising thereunder or the proceeds thereof and does not extend to any other asset or property of the Company or such Restricted Subsidiary or the assets or property of another Restricted Subsidiary;

(14)           customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Company or any Restricted Subsidiary;

(15)           customary provisions restricting assignment of any agreement;

(16)           restrictions arising in connection with cash or other deposits permitted under Section 6.06;

(17)          any other agreement or instrument governing any Indebtedness, Disqualified Stock, or Preferred Stock permitted to be incurred or issued pursuant to Section 6.03 entered into after the Closing Date that contains encumbrances and restrictions that either (i) are no more restrictive in any material respect, taken as a whole, with respect to the Company or any Restricted Subsidiary than (A) the restrictions contained in this Financing Agreement, the Notes Indenture, the Term Loan Credit Agreement or the ABL Facility as of the Closing Date or (B) those encumbrances and other restrictions that are in effect on the Closing Date with respect to the Company or that Restricted Subsidiary pursuant to agreements in effect on the Closing Date, (ii) are not materially more disadvantageous, taken as a whole, to the Holders than is customary in comparable financings for similarly situated entities or (iii) will not materially impair the Company’s ability to make payments due and owing pursuant to this Financing Agreement when due, in each case in the good faith judgment of the Company;

(18)           (i) under terms of Indebtedness and Liens in respect of Indebtedness permitted to be incurred pursuant to Section 6.03(b)(5) and any permitted refinancing in respect thereof, and (ii) agreements entered into in connection with a Sale and Lease-Back Transaction entered into in the ordinary course of business or consistent with industry practice or a Specified Sale and Lease-Back Transaction;

(19)           customary restrictions and conditions contained in documents relating to any Lien so long as (i) such Lien is a Permitted Lien and such restrictions or conditions relate only to the specific asset subject to such Lien and (ii) such restrictions and conditions are not created for the purpose of avoiding the restrictions imposed by this Section 6.02;

(20)           any encumbrance or restriction with respect to a Restricted Subsidiary that was previously an Unrestricted Subsidiary which encumbrance or restriction exists pursuant to or by reason of an agreement that such Subsidiary is a party to or entered into before the date on which such Subsidiary became a Restricted Subsidiary; provided that such agreement was not entered into in anticipation of an Unrestricted Subsidiary becoming a Restricted Subsidiary and any such encumbrance or restriction does not extend to any assets or property of the Company or any other Restricted Subsidiary other than the assets and property of such Restricted Subsidiary;

(21)           any encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (20) of this Section 6.02(b); provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Company, no more restrictive in any material respect with respect to such encumbrance and other restrictions, taken as a whole, than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing;

(22)         any encumbrance or restriction existing under, by reason of or with respect to Refinancing Indebtedness; provided that the encumbrances and restrictions contained in the agreements governing that Refinancing Indebtedness are, in the good faith judgment of the Company, not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(23)           applicable law or any applicable rule, regulation or order in any jurisdiction where Indebtedness, Disqualified Stock or Preferred Stock of Foreign Subsidiaries permitted to be incurred or issued pursuant to Section 6.03 is incurred or issued; and

(24)           restrictions on the sale, lease or transfer of property or assets arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company and the Restricted Subsidiaries, taken as a whole.

Section 6.03 Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.

(a)          The Company will not, and will not permit any of its Restricted Subsidiaries to, create, incur, issue, assume, guarantee or otherwise become directly or indirectly, liable, contingently or otherwise (collectively, “incur” and collectively, an “incurrence”) with respect to any Indebtedness (including Acquired Indebtedness) and the Company will not issue any shares of Disqualified Stock and will not permit any Restricted Subsidiary to issue any shares of Disqualified Stock or Preferred Stock; provided that the Company may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any Restricted Subsidiary may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock and issue shares of Preferred Stock, if the Fixed Charge Coverage Ratio of the Company for the Company’s most recently ended Test Period preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued (or, in the case of Indebtedness under Designated Revolving Commitments, on the date such Designated Revolving Commitments are established after giving pro forma effect to the incurrence of the entire committed amount of Indebtedness thereunder, in which case such committed amount under such Designated Revolving Commitments may thereafter be borrowed and reborrowed, in whole or in part, from time to time, without further compliance with this proviso) would have been at least 2.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such Test Period.

(b)         Section 6.03(a) will not apply to:

(1)               the incurrence of Indebtedness pursuant to Credit Facilities by the Company or any Restricted Subsidiary and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof) in an aggregate principal amount not to exceed the greater of (a) the ABL Cap Amount (as such amount may be modified pursuant to and in compliance with subparagraph (5) of the definition of ABL Obligations) and (b) the sum of (i) 75% of the book value (calculated in accordance with GAAP) of the inventory of the Company and any Restricted Subsidiaries (excluding LIFO reserves) and (ii) 90% of the book value of accounts receivable of the Company and any Restricted Subsidiaries (in each case, calculated on a pro forma basis by the book value set forth on the consolidated balance sheet of the Company for the for the most recently ended Test Period); provided that any Indebtedness incurred under this Section 6.03(b)(1) may be extended, replaced, refunded, refinanced, renewed or defeased (including through successive extensions, replacements, refundings, refinancings, renewals and defeasances) with new Indebtedness so long as the principal amount (or accreted value, if applicable) of such new Indebtedness does not exceed the sum of (x) the principal amount (or accreted value, if applicable) of the Indebtedness being so extended, replaced, refunded, refinanced, renewed or defeased (and with respect to Indebtedness under Designated Revolving Commitments, including an amount equal to any unutilized Designated Revolving Commitments being refinanced to the extent permanently terminated at the time of incurrence of such new Indebtedness), plus (y) any accrued and unpaid interest on the Indebtedness being refinanced, plus (z) the amount of any tender premium or penalty or premium required to be paid under the terms of the instrument or documents governing such refinanced Indebtedness and any defeasance costs and any fees and expenses (including original issue discount, upfront fees or similar fees) incurred in connection with the incurrence of such new Indebtedness or the extension, replacement, refunding, refinancing, renewal or defeasance of such refinanced Indebtedness;

(2)               Other Pari Passu Lien Obligations incurred by the Company, BRS Finance or any Restricted Subsidiary, which when aggregated with all other Pari Passu Lien Obligations incurred in reliance on this clause (2), together with any Refinancing Indebtedness in respect thereof (excluding Incremental Amounts) do not exceed the Other Pari Passu Lien Obligations Debt Limit after giving pro forma effect to such incurrence and the application of the net proceeds therefrom;

(3)               (a) the incurrence by the Company or BRS Finance and any Subsidiary Guarantor of Indebtedness represented by the obligations under this Financing Agreement and the Series 2019 Note and related Guarantees (but excluding any obligations under this Financing Agreement related to the issuance of Additional Bonds and related guarantees issued after the Closing Date) and (b) the incurrence by the Company or BRS Finance and any Subsidiary Guarantor of Indebtedness represented by the Senior Secured Notes and related Guarantees (but excluding any additional notes issued under the Notes Indenture and related guarantees issued after the Closing Date);

(4)                the incurrence of Indebtedness by the Company and any Restricted Subsidiary in existence on the Closing Date (excluding Indebtedness described in Sections 6.03(b)(1), (2) and (3));

(5)                (a) the incurrence of Attributable Indebtedness and (b) Indebtedness (including Purchase Money Obligations) and Disqualified Stock incurred or issued by the Company or any Restricted Subsidiary and Preferred Stock issued by any Restricted Subsidiary to finance the purchase, lease, expansion, construction, installation, replacement, repair or improvement of property (real or personal), equipment or other assets, including assets that are used or useful in a Similar Business, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets in an aggregate principal amount, together with any Refinancing Indebtedness in respect thereof (excluding any Incremental Amounts) and all other Indebtedness, Disqualified Stock and/or Preferred Stock incurred or issued and outstanding under this clause (5) at such time, not to exceed (as of the date such Indebtedness, Disqualified Stock and/or Preferred Stock is issued, incurred or otherwise obtained) the greater of (x) $100.0 million and (y) 60% of Consolidated EBITDA of the Company and the Restricted Subsidiaries for the most recently ended Test Period (calculated on a pro forma basis after giving effect to such incurrence or issuance);

(6)               Indebtedness incurred by the Company or any Restricted Subsidiary (a) constituting reimbursement obligations with respect to letters of credit, bank guarantees, banker’s acceptances, warehouse receipts, or similar instruments issued or entered into, or relating to obligations or liabilities incurred, in the ordinary course of business or consistent with industry practice, including in respect of workers’ compensation claims, performance, completion or surety bonds, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance, unemployment insurance or other social security legislation or other Indebtedness with respect to reimbursement-type obligations regarding workers’ compensation claims, performance, completion or surety bonds, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or (b) as an account party in respect of letters of credit, bank guarantees or similar instruments in favor of suppliers, trade creditors or other Persons issued or incurred in the ordinary course of business or consistent with industry practice;

(7)               the incurrence of Indebtedness arising from agreements of the Company or any Restricted Subsidiary providing for indemnification, adjustment of purchase price, earnouts or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets, property or a Person that becomes a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets, property or a Person that becomes a Subsidiary for the purpose of financing such acquisition;

(8)               the incurrence of Indebtedness or the issuance of Disqualified Stock by the Company and owing to a Restricted Subsidiary (or to any Parent Company which is substantially contemporaneously transferred to any Restricted Subsidiary); provided that any such Indebtedness for borrowed money owing to a Restricted Subsidiary that is not a Subsidiary Guarantor or BRS Finance is expressly subordinated in right of payment to the Bonds to the extent permitted by applicable law and it does not result in material adverse tax consequences; provided further that any subsequent issuance or transfer of any Capital Stock or any other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness or Disqualified Stock (except to the Company or another Restricted Subsidiary or any pledge of such Indebtedness or Disqualified Stock constituting a Permitted Lien) will be deemed, in each case, to be an incurrence of such Indebtedness (to the extent such Indebtedness is then outstanding) or issuance of such Disqualified Stock (to the extent the Disqualified Stock is then outstanding) not permitted by this clause (8);

(9)             the incurrence of Indebtedness by a Restricted Subsidiary and owing to the Company or another Restricted Subsidiary (or to any Parent Company which is substantially contemporaneously transferred to the Company or any Restricted Subsidiary) to the extent such Indebtedness constitutes a Permitted Investment; provided that any such Indebtedness for borrowed money incurred by a Subsidiary Guarantor or BRS Finance and owing to a Restricted Subsidiary that is not a Subsidiary Guarantor or BRS Finance is expressly subordinated in right of payment to the BFA Loan Obligations of such Subsidiary Guarantor or the BFA Loan Obligations of BRS Finance to the extent permitted by applicable law and it does not result in material adverse tax consequences; provided further that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any such subsequent transfer of any such Indebtedness (except to the Company or another Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien) will be deemed, in each case, to be an incurrence of such Indebtedness (to the extent such Indebtedness is then outstanding) not permitted by this clause (9);

(10)           the issuance of shares of Preferred Stock or Disqualified Stock of a Restricted Subsidiary to the Company or another Restricted Subsidiary (or to any Parent Company which is substantially contemporaneously transferred to the Company or any Restricted Subsidiary); provided that any subsequent issuance or transfer of any Capital Stock or any other event that results in any such Restricted Subsidiary that holds such Preferred Stock or Disqualified Stock ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock or Disqualified Stock (except to the Company or another Restricted Subsidiary or any pledge of such Preferred Stock or Disqualified Stock constituting a Permitted Lien) will be deemed, in each case, to be an issuance of such shares of Preferred Stock or Disqualified Stock (to the extent such Preferred Stock or Disqualified Stock is then outstanding) not permitted by this clause (10);

(11)            the incurrence of Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes);

(12)           the incurrence of obligations in respect of self-insurance and obligations in respect of performance, bid, appeal, surety and similar bonds and performance, banker’s acceptance facilities and completion guarantees and similar obligations (including guarantees thereof) provided by the Company or any Restricted Subsidiary or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case in the ordinary course of business or consistent with industry practice, including those incurred to secure health, safety and environmental obligations;

(13)        the incurrence of Indebtedness or issuance of Disqualified Stock of the Company and the incurrence or issuance of Indebtedness, Disqualified Stock or Preferred Stock of any Restricted Subsidiary in an aggregate principal amount or liquidation preference that, when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and incurred or issued, as applicable, pursuant to this clause (13), together with any Refinancing Indebtedness in respect thereof (excluding any Incremental Amounts), does not exceed (as of the date such Indebtedness, Disqualified Stock or Preferred Stock is issued, incurred or otherwise obtained) (i) the greater of (x) $100.0 million and (y) 60% of Consolidated EBITDA of the Company and the Restricted Subsidiaries for the most recently ended Test Period (calculated on a pro forma basis after giving effect to such incurrence or issuance); plus, without duplication, (ii) in the event of any extension, replacement, refinancing, renewal or defeasance of any such Indebtedness, Disqualified Stock or Preferred Stock, an amount equal to (x) any accrued and unpaid interest on the Indebtedness, any accrued and unpaid dividends on the Preferred Stock, and any accrued and unpaid dividends on the Disqualified Stock being so refinanced, extended, replaced, refunded, renewed or defeased plus (y) the amount of any tender premium or penalty or premium required to be paid under the terms of the instrument or documents governing such Indebtedness, Disqualified Stock or Preferred Stock and any defeasance costs and any fees and expenses (including original issue discount, upfront fees or similar fees) incurred in connection with the issuance of such new Indebtedness, Disqualified Stock or Preferred Stock or the extension, replacement, refunding, refinancing, renewal or defeasance of such Indebtedness, Disqualified Stock or Preferred Stock;

(14)        the incurrence or issuance by the Company of Refinancing Indebtedness or the incurrence or issuance by a Restricted Subsidiary of Refinancing Indebtedness that serves to refund, refinance, extend, replace, renew or defease (collectively, “refinance” with “refinances,” “refinanced,” and “refinancing” having a correlative meaning) any Indebtedness (including any Designated Revolving Commitments) incurred or Disqualified Stock or Preferred Stock issued as permitted under Sections 6.03(a) and Sections 6.03(b)(2), (3), (4), (5), (13), this Section 6.03(b)(14) and Section 6.03(b)(15) or any successive Refinancing Indebtedness with respect to any of the foregoing;

(15)        the incurrence or issuance of:

(a)         Indebtedness or Disqualified Stock of the Company or Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary incurred or issued to finance an acquisition or investment (or other purchase of assets) or that is assumed by the Company or any Restricted Subsidiary in connection with such acquisition or investment (or other purchase of assets) including any Acquired Indebtedness; and (b) Indebtedness, Disqualified Stock or Preferred Stock of Persons that are acquired by the Company or any Restricted Subsidiary or merged into, amalgamated or consolidated with the Company or a Restricted Subsidiary in accordance with the terms of this Financing Agreement, including any Acquired Indebtedness; provided that in the case of the preceding clauses (a) and (b) either:

(A)             after giving pro forma effect to such acquisition, amalgamation, consolidation or merger, the Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Test; or

(B)              after giving pro forma effect to such acquisition, amalgamation, consolidation or merger, the Fixed Charge Coverage Ratio of the Company for the Test Period preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued (or, in the case of Indebtedness under Designated Revolving Commitments, on the date such Designated Revolving Commitments are established after giving pro forma effect to the incurrence of the entire committed amount of Indebtedness thereunder, in which case such committed amount under such Designated Revolving Commitments may thereafter be borrowed and reborrowed, in whole or in part, from time to time, without further compliance with this clause (B)) would be no less than the Fixed Charge Coverage Ratio immediately prior to giving effect to such incurrence of Indebtedness or issuance of Disqualified Stock or Preferred Stock, in each case, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such Test Period;

(16)       the incurrence of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business or consistent with industry practice;

(17)       the incurrence of Indebtedness of the Company or any Restricted Subsidiary supported by a letter of credit or bank guarantee issued pursuant to any Credit Facility, in a principal amount not in excess of the stated amount of such letter of credit or bank guarantee;

(18)       (a) the incurrence of any guarantee by the Company or a Restricted Subsidiary of Indebtedness or other obligations of the Company or any Restricted Subsidiary so long as the incurrence of such Indebtedness or other obligation incurred by the Company or such Restricted Subsidiary is permitted under the terms of this Financing Agreement, or (b) any co-issuance by the Company or any Restricted Subsidiary of any Indebtedness or other obligations of the Company or any Restricted Subsidiary so long as the incurrence of such Indebtedness or other obligations by the Company or such Restricted Subsidiary was permitted under the terms of this Financing Agreement;

(19)       the incurrence of Indebtedness issued by the Company or any Restricted Subsidiary to future, present or former employees, directors, officers, members of management, consultants and independent contractors thereof, their respective Controlled Investment Affiliates or Immediate Family Members and permitted transferees thereof, in each case to finance the purchase or redemption of Equity Interests of the Company or any Parent Company to the extent described in Section 6.01(b)(4);

(20)       customer deposits and advance payments received in the ordinary course of business or consistent with industry practice from customers for goods and services purchased in the ordinary course of business or consistent with industry practice;

(21)       the incurrence of (a) Indebtedness owed to banks and other financial institutions incurred in the ordinary course of business or consistent with industry practice in connection with ordinary banking arrangements to manage cash balances of the Company, any Subsidiaries or any joint venture and (b) Indebtedness in respect of Cash Management Services, including Cash Management Obligations;

(22)        Indebtedness incurred by a Restricted Subsidiary in connection with bankers’ acceptances, discounted bills of exchange or the discounting or factoring of receivables for credit management purposes, in each case incurred or undertaken in the ordinary course of business or consistent with industry practice on arm’s length commercial terms;

(23)        the incurrence of Indebtedness of the Company or any Restricted Subsidiary consisting of (a) the financing of insurance premiums or (b) take-or-pay obligations contained in supply arrangements in each case, incurred in the ordinary course of business or consistent with industry practice;

(24)       the incurrence of Indebtedness, Disqualified Stock or Preferred Stock by Restricted Subsidiaries of the Company that are not Subsidiary Guarantors or BRS Finance in an aggregate principal amount or liquidation preference that, when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and incurred or issued, as applicable, pursuant to this clause (24), together with any Refinancing Indebtedness in respect thereof (excluding any Incremental Amounts), does not exceed (as of the date such Indebtedness is issued, incurred or otherwise obtained) the greater of (a) $100.0 million and (b) 60% of Consolidated EBITDA of the Company for the most recently ended Test Period (calculated on a pro forma basis after giving effect to such incurrence or issuance);

(25)        the incurrence of Indebtedness by the Company or any Restricted Subsidiary to the extent that the net proceeds thereof are promptly deposited with the Trustee to satisfy and discharge the Bonds in accordance with this Financing Agreement;

(26)        guarantees incurred in the ordinary course of business or consistent with industry practice in respect of obligations to suppliers, customers, franchisees, lessors, licensees, sub-licensees, and distribution partners and guarantees required by PUCs or other Governmental Authorities in the ordinary course of business;

(27)        the incurrence of Indebtedness representing deferred compensation to employees of any Parent Company, the Company or any Restricted Subsidiary, including Indebtedness consisting of obligations under deferred compensation or any other similar arrangements incurred in connection with any investment or any acquisition (by merger, consolidation or amalgamation or otherwise) permitted under this Financing Agreement;

(28)         repayment obligations with respect to grants from Governmental

Authorities;

(29)         Qualified Securitization Facilities and, to the extent constituting Indebtedness, Receivables Financing Transactions; and

(30)        all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (1) through (29) of this Section 6.03(b).

(c)          For purposes of determining compliance with this Section 6.03:

(1)          in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) at any time, whether at the time of incurrence or upon the application of all or a portion of the proceeds thereof or subsequently, meets the criteria of more than one of the categories of permitted Indebtedness, Disqualified Stock or Preferred Stock described in clauses (1) through (30) of Section 6.03(b) or is entitled to be incurred pursuant to Section 6.03(a), the Company, in its sole discretion, may divide and classify and may subsequently re-divide and reclassify such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) and will only be required to include the amount and type of such Indebtedness, Disqualified Stock or Preferred Stock (or a portion thereof) in such of the above clauses or under Section 6.03(a) as determined by the Company at such time; provided that all Indebtedness outstanding under the (a) ABL Facility on the Closing Date will, at all times, be treated as incurred on the Closing Date under Section 6.03(b)(1) and may not be reclassified and (b) Term Loan Credit Agreement on the Closing Date will, at all times, be treated as incurred on the Closing Date under Section 6.03(b)(2) and may not be reclassified and the Notes Indenture on the Closing Date will, at all times, be treated as incurred on the Closing Date under Section 6.03(b)(3);

(2)          the Company is entitled to divide and classify an item of Indebtedness, Disqualified Stock or Preferred Stock in more than one of the types of Indebtedness, Disqualified Stock or Preferred Stock described in Section 6.03(a) and Section 6.03(b), subject to the proviso to Section 6.03(c)(1);

(3)          the principal amount of Indebtedness outstanding under any clause of this Section 6.03 will be determined after giving effect to the application of proceeds of any such Indebtedness to refinance any such other Indebtedness;

(4)          in the event an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) is incurred or issued pursuant to Section 6.03(b) (other than Sections 6.03(b)(1) or (15)) on the same date that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) is incurred or issued under Section 6.03(a) or Sections 6.03(b)(1) or (15), then the Fixed Charge Coverage Ratio, or applicable leverage ratio, will be calculated with respect to such incurrence or issuance under Section 6.03(a) or Sections 6.03(b)(1) or (15) without regard to any incurrence or issuance under Section 6.03(b) (other than with respect to any incurrence or issuance under Section 6.03(b)(1) or (15)). Unless the Company elects otherwise, the incurrence or issuance of Indebtedness, Disqualified Stock or Preferred Stock will be deemed incurred or issued first under Section 6.03(a) or Sections 6.03(b)(1) or (15) to the extent permitted, with the balance incurred or issued under Section 6.03(b) (other than pursuant to Sections 6.03(b)(1) or (15)); and

(5)          guarantees of, or obligations in respect of letters of credit relating to, Indebtedness that are otherwise included in the determination of a particular amount of Indebtedness will not be included in the determination of such amount of Indebtedness; provided that the incurrence of the Indebtedness represented by such guarantee or letter of credit, as the case may be, was incurred in compliance with this Section 6.03.

Accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount, and the payment of interest or dividends in the form of additional Indebtedness, Disqualified Stock or Preferred Stock and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies, will, in each case, not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock or Preferred Stock for purposes of this Section 6.03. Any Indebtedness incurred, or Disqualified Stock or Preferred Stock issued, to refinance Indebtedness incurred, or Disqualified Stock or Preferred Stock issued, pursuant to Sections 6.03(b)(1), (2), (3), (4), (5), (13), (14) and (15) will be permitted to include additional Indebtedness, Disqualified Stock or Preferred Stock incurred to pay (I) any accrued and unpaid interest on the Indebtedness, any accrued and unpaid dividends on the Preferred Stock and any accrued and unpaid dividends on the Disqualified Stock being so refinanced, extended, replaced, refunded, renewed or defeased and (II) the amount of any tender premium or penalty or premium required to be paid under the terms of the instrument or documents governing such refinanced Indebtedness, Preferred Stock or Disqualified Stock and any defeasance costs and any fees and expenses (including original issue discount, upfront fees or similar fees) incurred in connection with the issuance of such new Indebtedness, Preferred Stock or Disqualified Stock or the extension, replacement, refunding, refinancing, renewal or defeasance of such refinanced Indebtedness, Preferred Stock or Disqualified Stock (and, with respect to Indebtedness under Designated Revolving Commitments, will be permitted to include an amount equal to any unutilized Designated Revolving Commitments being refinanced, extended, replaced, refunded, renewed or defeased to the extent permanently terminated at the time of incurrence of such new Indebtedness).

For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness or issuance of Disqualified Stock or Preferred Stock, the U.S. dollar-equivalent principal amount of Indebtedness, liquidation preference of Disqualified Stock or amount of Preferred Stock denominated in a foreign currency will be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness, Disqualified Stock or Preferred Stock was incurred or issued (or, in the case of revolving credit debt, the date such Indebtedness was first committed or first incurred (whichever yields the lower U.S. dollar equivalent)); provided that if such Indebtedness is incurred or Disqualified Stock or Preferred Stock is issued to refinance other Indebtedness, Disqualified Stock or Preferred Stock, as applicable, denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction will be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness, Disqualified Stock or Preferred Stock does not exceed (1) the principal amount of such Indebtedness, the liquidation preference of such Disqualified Stock or the amount of such Preferred Stock (as applicable) being refinanced, extended, replaced, refunded, renewed or defeased plus (2) any accrued and unpaid interest on the Indebtedness, any accrued and unpaid dividends on the Preferred Stock and any accrued and unpaid dividends on the Disqualified Stock being so refinanced, extended, replaced, refunded, renewed or defeased, plus (3) the amount of any tender premium or penalty or premium required to be paid under the terms of the instrument or documents governing such refinanced Indebtedness, Preferred Stock or Disqualified Stock and any defeasance costs and any fees and expenses (including original issue discount, upfront fees or similar fees) incurred in connection with the issuance of such new Indebtedness, Preferred Stock or Disqualified Stock or the extension, replacement, refunding, refinancing, renewal or defeasance of such refinanced Indebtedness, Preferred Stock or Disqualified Stock (and, with respect to Indebtedness under Designated Revolving Commitments, will be permitted to include an amount equal to any unutilized Designated Revolving Commitments being refinanced, extended, replaced, refunded, renewed or defeased to the extent permanently terminated at the time of incurrence of such new Indebtedness).

The principal amount of any Indebtedness incurred or Disqualified Stock or Preferred Stock issued to refinance other Indebtedness, Disqualified Stock or Preferred Stock, if incurred or issued in a different currency from the Indebtedness, Disqualified Stock or Preferred Stock, as applicable, being refinanced, will be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness, Disqualified Stock or Preferred Stock is denominated that is in effect on the date of such refinancing. The principal amount of any non-interest bearing Indebtedness or other discount security constituting Indebtedness at any date will be the principal amount thereof that would be shown on a balance sheet of the Company dated such date prepared in accordance with GAAP.

The Company will not, and will not permit any Subsidiary Guarantor to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) that is contractually subordinated in right of payment to any Indebtedness of the Company or such Subsidiary Guarantor, as the case may be, unless such Indebtedness is expressly subordinated in right of payment to the Bonds or such Subsidiary Guarantor’s Guarantee to the extent and in the same manner as such Indebtedness is contractually subordinated to other Indebtedness of the Company or such Subsidiary Guarantor, as the case may be.

For purposes of this Financing Agreement, (1) unsecured Indebtedness will not be deemed to be subordinated or junior to Secured Indebtedness merely because it is unsecured, (2) Indebtedness will not be deemed to be subordinated or junior to any other Indebtedness merely because it is issued or guaranteed by other obligors and (3) Secured Indebtedness will not be deemed to be subordinated or junior to any other Secured Indebtedness merely because it has a junior priority lien with respect to the same collateral.

If any Indebtedness is incurred, or Disqualified Stock or Preferred Stock is issued, in reliance on a basket measured by reference to a percentage of Consolidated EBITDA, and any refinancing thereof would cause the percentage of Consolidated EBITDA to be exceeded if calculated based on the Consolidated EBITDA on the date of such refinancing, such percentage of Consolidated EBITDA will not be deemed to be exceeded to the extent the principal amount of such newly incurred Indebtedness, the liquidation preference of such newly issued Disqualified Stock or the amount of such newly issued Preferred Stock does not exceed the sum of (i) the principal amount of such Indebtedness, the liquidation preference of such Disqualified Stock or the amount of such Preferred Stock being refinanced, extended, replaced, refunded, renewed or defeased plus (ii) any accrued and unpaid interest on the Indebtedness, any accrued and unpaid dividends on the Preferred Stock and any accrued and unpaid dividends on the Disqualified Stock being so refinanced, extended, replaced, refunded, renewed or defeased plus (iii) the amount of any tender premium or penalty or premium required to be paid under the terms of the instrument or documents governing such refinanced Indebtedness, Preferred Stock or Disqualified Stock and any defeasance costs and any fees and expenses (including original issue discount, upfront fees or similar fees) incurred in connection with the issuance of such new Indebtedness, Preferred Stock or Disqualified Stock or the extension, replacement, refunding, refinancing, renewal or defeasance of such refinanced Indebtedness, Preferred Stock or Disqualified Stock (and, with respect to Indebtedness under Designated Revolving Commitments, will be permitted to include an amount equal to any unutilized Designated Revolving Commitments being refinanced, extended, replaced, refunded, renewed or defeased to the extent permanently terminated at the time of incurrence of such new Indebtedness).

Section 6.04        Asset Sales.

(a)          The Company will not, and will not permit any Restricted Subsidiary to, consummate an Asset Sale, unless:

(1)         the Company or such Restricted Subsidiary, as the case may be, receives consideration (including by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise, in connection with such Asset Sale) at least equal to the fair market value (measured at the time of contractually agreeing to such Asset Sale) of the assets sold or otherwise disposed of; and

(2)         except in the case of a Permitted Asset Swap, at least 75.00% of the consideration for such Asset Sale, together with all other Asset Sales since the Closing Date (on a cumulative basis), received by the Company or a Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided that each of the following will be deemed to be cash or Cash Equivalents for purposes of this Section 6.04(a)(2):

(A)         any liabilities (as shown on the Company’s or any Restricted Subsidiary’s most recent balance sheet or in the footnotes thereto or, if incurred or accrued subsequent to the date of such balance sheet, such liabilities that would have been reflected on the Company’s or a Restricted Subsidiary’s consolidated balance sheet or in the footnotes thereto if such incurrence or accrual had taken place on or prior to the date of such balance sheet, as determined in good faith by the Company) of the Company or any Restricted Subsidiary, other than liabilities that are by their terms subordinated in right of payment to the Bonds or any Subsidiary Guarantor’s Guarantee of the Bonds, that are (i) assumed by the transferee of any such assets (or a third party in connection with such transfer) or (ii) otherwise cancelled or terminated in connection with the transaction with such transferee (other than intercompany debt owed to the Company or a Restricted Subsidiary);

(B)          any securities, bonds or other obligations or assets received by the Company or a Restricted Subsidiary from such transferee or in connection with such Asset Sale (including earnouts and similar obligations) that are converted by the Company or a Restricted Subsidiary into cash or Cash Equivalents, or by their terms are required to be satisfied for cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) within 180 days following the closing of such Asset Sale;

(C)         any Designated Non-Cash Consideration received by the Company or a Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (C) that is at that time outstanding, not to exceed the greater of (x) $80.0 million and (y) 50% of Consolidated EBITDA of the Company for the most recently ended Test Period (calculated on a pro forma basis), with the fair market value of each item of Designated Non-Cash Consideration being measured, at the Company’s option, either at the time of contractually agreeing to such Asset Sale or at the time received and, in either case, without giving effect to subsequent changes in value;

(D)         Indebtedness of any Restricted Subsidiary that ceases to be a Restricted Subsidiary as a result of such Asset Sale (other than intercompany debt owed to the Company or a Restricted Subsidiary), to the extent that the Company and each other Restricted Subsidiary are released from any guarantee of payment of the principal amount of such Indebtedness in connection with such Asset Sale; and

(E)          any Investment, Capital Stock, assets, property or capital or other expenditure of the kind referred to in Section 6.04(b)(2).

(b)          Within 365 days after the receipt of any Net Proceeds of any Asset Sale (as may be extended pursuant to clause (2) below, the “Asset Sale Proceeds Application Period”), the Company or a Restricted Subsidiary, at its option, may apply an amount equal to the Net Proceeds from such Asset Sale:

(1)          to:

(A)         if the assets subject to such Asset Sale constitute ABL Priority Collateral, prepay, repay, redeem, reduce or purchase ABL Obligations (and to correspondingly reduce commitments with respect thereto);

(B)          if the assets subject to such Asset Sale constitute Fixed Asset Priority Collateral, prepay, repay, redeem, reduce or purchase Fixed Asset Pari Passu Lien Obligations on a pro rata basis; provided that the Company will reduce Obligations under the Series 2019 Bonds on a pro rata basis by, at its option, (i) redeeming Series 2019 Bonds as described in Section 4.01 of the Indenture, (ii) purchasing Series 2019 Bonds through open-market purchases, at a price equal to (or higher than) 100.00% of the principal amount thereof, or (iii) making an offer (in accordance with the procedures set forth in Section 6.04(d) below for an Asset Sale Offer) to all Holders to purchase their Series 2019 Bonds on a pro rata basis with such other Indebtedness for no less than 100.00% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, on the principal amount of Series 2019 Bonds to be repurchased to the date of repurchase as described in Section 4.01(d) of the Indenture;

(C)          subject to clause (D) below, if the assets subject to such Asset Sale do not constitute Collateral, prepay, repay, redeem, reduce or purchase Obligations under other Indebtedness of the Company or a Subsidiary Guarantor (and, if the Indebtedness prepaid, repaid, redeemed, reduced or purchased is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto);

provided that the Company shall equally and ratably prepay, repay, redeem, reduce or purchase (or offer to prepay, repay, redeem, reduce or purchase, as applicable) Fixed Asset Pari Passu Lien Obligations (and may elect to reduce other ABL Obligations) on a pro rata basis; provided further, the Company will reduce Obligations under the Series 2019 Bonds on a pro rata basis by, at its option, (i) redeeming Series 2019 Bonds as described under Section 4.01 of the Indenture, (ii) purchasing Series 2019 Bonds through open-market purchases, at a price equal to (or higher than) 100.00% of the principal amount thereof, or (iii) making an offer (in accordance with the procedures set forth in Section 6.04(d) below for an Asset Sale Offer) to all Holders to purchase their Series 2019 Bonds on a pro rata basis with such other Indebtedness for no less than 100.00% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, on the principal amount of Series 2019 Bonds to be repurchased to the date of repurchase; or

(D)         If the assets subject to such Asset Sale do not constitute Collateral prepay, repay, redeem, reduce or purchase Obligations in respect of Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor, other than Obligations owed to the Company or a Restricted Subsidiary;

provided that in the case of clauses (B) and (C) above, (i) if an offer to purchase any Indebtedness of the Company or any Restricted Subsidiary is made, such amount will be deemed repaid to the extent of the amount of such offer, whether or not accepted by the Holders of such Indebtedness, for purposes of compliance with this Section 6.04 and no Net Proceeds in the amount of such offer will be deemed to exist following such offer, and (ii) if the Holder of any Indebtedness of the Company or any Restricted Subsidiary declines the repayment of such Indebtedness owed to it from such Net Proceeds, such amount will be deemed repaid to the extent of the declined Net Proceeds for the purposes of compliance with this Section 6.04 (but such Indebtedness will remain Outstanding);

(2)          to make (a) an Investment in any one or more businesses; provided that such Investment in any business is in the form of the acquisition of Capital Stock and results in the Company or any Restricted Subsidiary owning an amount of the Capital Stock of such business such that it constitutes or continues to constitute a Restricted Subsidiary, provided, further that, in the case of an Asset Sale of Collateral, the assets (including Capital Stock) constitute and are pledged as Collateral (and in the case of an Asset Sale of Fixed Asset Priority Collateral, constitute and are pledged as Fixed Asset Priority Collateral) as provided under the Security Documents, (b) capital expenditures, provided, that, in the case of an Asset Sale of Collateral, such capital expenditures are made with respect to properties or assets that constitute and are pledged as Collateral (and in the case of an Asset Sale of Fixed Asset Priority Collateral, constitute and are pledged as Fixed Asset Priority Collateral), (c) other expenditures made in connection with the construction or development of facilities operated or to be operated by the Company or a Restricted Subsidiary, provided, that, in the event of an Asset Sale of Collateral, such facilities constitute Collateral (and in the case of an Asset Sale of Fixed Asset Priority Collateral, constitute and are pledged as Fixed Asset Priority Collateral), (d) acquisitions of properties (including fee and leasehold interests) provided, that, in the event of an Asset Sale of Collateral, such properties constitute and are pledged as Collateral (and in the case of an Asset Sale of Fixed Asset Priority Collateral, constitute and are pledged as Fixed Asset Priority Collateral) or (e) acquisitions of other assets, other than securities, in the case of clauses (a) and, (d) above and this clause (e), either (i) that are or will be used or useful in a Similar Business or (ii) that replace, in whole or in part, the properties or assets that are the subject of such Asset Sale provided, that, in the event of an Asset Sale of Collateral, such other assets constitute Collateral (and in the case of an Asset Sale of Fixed Asset Priority Collateral, constitute and are pledged as Fixed Asset Priority Collateral); provided further that in the case of this clause (2), a binding commitment will be treated as a permitted application of the Net Proceeds from the date of such commitment so long as the Company or a Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Proceeds will be applied to satisfy such commitment within 180 days of such commitment (or, if later, 365 days after the receipt of such Net Proceeds) (an “Acceptable Commitment”) and, in the event that any Acceptable Commitment is later cancelled or terminated for any reason before the Net Proceeds are applied in connection therewith, then such Net Proceeds will constitute Excess Proceeds (as defined below); or

(3)          any combination of the foregoing.

(c)          Notwithstanding the foregoing, (i) to the extent that any or all of the Net Proceeds of any Asset Sale by a Foreign Subsidiary (a “Foreign Disposition”) are prohibited or delayed by applicable local law from being repatriated to the United States, the amount equal to the portion of such Net Proceeds so affected will not be required to be applied in compliance with this covenant, and such amounts may be retained by the applicable Foreign Subsidiary so long, but only so long, as the applicable local law will not permit repatriation to the United States (the Company hereby agreeing to use reasonable efforts to cause the applicable Foreign Subsidiary to take all actions reasonably required by the applicable local law to permit such repatriation), and if such repatriation of any of such affected Net Proceeds is permitted under the applicable local law, an amount equal to such Net Proceeds permitted to be repatriated will be applied (whether or not repatriation actually occurs) in compliance with this covenant (net of any additional taxes that are or would be payable or reserved against as a result thereof) and (ii) to the extent that the Company has determined in good faith that repatriation of any or all of the Net Proceeds of any Foreign Disposition could have a material adverse tax consequence (which for the avoidance of doubt, includes, but is not limited to, any purchase whereby doing so the Company, any Restricted Subsidiary or any of their Affiliates and/or equity partners would incur a material tax liability, including a material deemed dividend pursuant to Code Section 956 or material withholding tax), the amount equal to the Net Proceeds so affected will not be required to be applied in compliance with this covenant.

(d)         The amount equal to the Net Proceeds from Asset Sales, that are not invested or applied as provided and within the time period set forth in Section 6.04(b) (it being understood that any portion of such Net Proceeds used to make an offer to purchase Series 2019 Bonds pursuant to Section 6.04(b)(1)(B) and (C) will be deemed to have been so applied whether or not such offer is accepted) will be deemed to constitute “Excess Proceeds”. When the aggregate amount of Excess Proceeds exceeds $ 50.0 million, the Company will make an offer (an “Asset Sale Offer”) to all Holders and, at the option of the Company, to any holders of any Pari Passu Indebtedness to purchase the maximum aggregate principal amount of the Series 2019 Bonds and such Pari Passu Indebtedness that is in an amount equal to at least $100,000 or an integral multiple of $5,000 in excess thereof, that may be purchased out of the Excess Proceeds at an offer price, in the case of the Series 2019 Bonds, in cash in an amount equal to 100.00% of the principal amount thereof (or accreted value thereof, if less), plus accrued and unpaid interest, if any (or, in respect of such Pari Passu Indebtedness, such other price, if any, as may be provided for by the terms of such Pari Passu Indebtedness), to, but excluding, the date fixed for the closing of such offer, in accordance with the procedures set forth in Section 4.06 of the Indenture (or, in respect of such Pari Passu Indebtedness, the agreement or instrument governing the terms thereof). The Company will commence an Asset Sale Offer with respect to Excess Proceeds within thirty (30) days after the date that the amount of Excess Proceeds exceeds $50.0 million by mailing or electronically delivering the notice required pursuant to Section 4.06 of the Indenture, with a copy to the Trustee, or otherwise in accordance with Applicable Procedures. The Company may satisfy the foregoing obligation with respect to any Net Proceeds from an Asset Sale by making an offer to purchase Series 2019 Bonds with respect to the amount of all or part of the available Net Proceeds (the “Advance Portion”) prior to the expiration of the Asset Sale Proceeds Application Period with respect to the amount of all or a part of the available Net Proceeds in advance of being required to do so by this Financing Agreement (the “Advance Offer”).

To the extent that the aggregate principal amount (or accreted value, as applicable) of Series 2019 Bonds and Pari Passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds (or in the case of an Advance Offer, the Advance Portion), the Company and its Restricted Subsidiaries may use any remaining Excess Proceeds (or in the case of an Advance Offer, the Advance Portion) in any manner not prohibited by this Financing Agreement (any such remaining Excess Proceeds and Advance Portion amount, “Declined Excess Proceeds”). If the aggregate principal amount of Series 2019 Bonds and/or the Pari Passu Indebtedness surrendered in an Asset Sale Offer exceeds the amount of Excess Proceeds (or in the case of an Advance Offer, the Advance Portion), the Company will cause the Trustee to select the Series 2019 Bonds to be purchased in the manner described in Section 4.06 of the Indenture and the Company will select such Pari Passu Indebtedness to be purchased pursuant to the terms of such Pari Passu Indebtedness; provided that as between the Series 2019 Bonds and any Pari Passu Indebtedness, such purchases will be made on a pro rata basis based on the principal amount of the Series 2019 Bonds or such Pari Passu Indebtedness tendered with adjustments as necessary so that no Series 2019 Bonds or Pari Passu Indebtedness will be repurchased in part in an unauthorized denomination. Upon completion of any such Asset Sale Offer, for purposes of this provision the amount of Excess Proceeds (or in the case of an Advance Offer, the Advance Portion) that resulted in the Asset Sale Offer or Advance Offer will be reset to zero (regardless of whether there are any remaining Excess Proceeds (or Advance Portion) upon such completion). An Asset Sale Offer or Advance Offer may be made at the same time as consents are solicited with respect to an amendment, supplement or waiver of this Financing Agreement, the Series 2019 Bonds, the Indenture, and/or Guarantees (but the Asset Sale Offer or Advance Offer may not condition tenders on the delivery of such consents).

(e)         Pending the final application of the amount of any Net Proceeds pursuant to this Section 6.04, such amount of Net Proceeds may be applied to temporarily reduce Indebtedness outstanding under a revolving credit facility, including under the ABL Facility, or otherwise invested in any manner not prohibited by this Financing Agreement.

(f)         The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Bonds pursuant to an Asset Sale Offer or Advance Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Financing Agreement, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations described in this Financing Agreement by virtue thereof.

(g)        The Company’s obligation to make an offer to repurchase the Series 2019 Bonds pursuant to this Section 6.04 may be waived or modified with the written consent of the Holders of a majority in principal amount of the then Outstanding Series 2019 Bonds.

Section 6.05       Transactions with Affiliates.

(a)         The Company will not, and will not permit any Restricted Subsidiary to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each of the foregoing, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $50.0 million, unless:

(1)          such Affiliate Transaction is on terms, taken as a whole, that are not materially less favorable to the Company or the relevant Restricted Subsidiaries than those that would have been obtained at such time in a comparable transaction by the Company or such Restricted Subsidiary with a Person other than an Affiliate of the Company on an arm’s-length basis or, if in the good faith judgment of the Board of Directors no comparable transaction is available with which to compare such Affiliate Transaction, such Affiliate Transaction is otherwise fair to the Company or such Restricted Subsidiary from a financial point of view; and

(2)          the Company delivers to the Trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions requiring aggregate payments or consideration in excess of $100.0 million, a resolution adopted by the majority of the Board of Directors approving such Affiliate Transaction and set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with Section 6.05(a)(1).

(b)          Section 6.05(a) will not apply to the following:

(1)          (a) transactions between or among the Company and one or more Restricted Subsidiaries or between or among Restricted Subsidiaries or, in any case, any entity that becomes a Restricted Subsidiary as a result of such transaction and (b) any merger, consolidation or amalgamation of the Company and any Parent Company; provided that such merger, consolidation or amalgamation of the Company is otherwise in compliance with the terms of this Financing Agreement and effected for a bona fide business purpose;

(2)          (a) Restricted Payments permitted by Section 6.01 hereof (including any transaction specifically excluded from the definition of the term “Restricted Payments,” including pursuant to the exceptions contained in the definition thereof and the parenthetical exclusions of such definition), (b) any “Permitted Investments” or any acquisition otherwise permitted by this Financing Agreement and (c) Indebtedness permitted by Section 6.03;

(3)          (a) the payment of management, consulting, monitoring, transaction, bonus, advisory and other fees, indemnities and expenses pursuant to the Management Services Agreements (including any unpaid management, consulting, monitoring, transaction, bonus, advisory and other fees, indemnities and expenses accrued in any prior year) and any termination fees pursuant to the Management Services Agreements and (b) the payment of indemnification and similar amounts to, and reimbursement of expenses of, the Investors and their officers, directors, employees and Affiliates, in each case, approved by, or pursuant to arrangements approved by, the Board of Directors;

(4)          any employment agreements, severance arrangements, stock option plans and other compensatory arrangements (and any successor plans thereto) and any supplemental executive retirement benefit plans or arrangements with any present, future or former employees, directors, officers, members of management, consultants or independent contractors (or their respective Controlled Investment Affiliates or Immediate Family Members or any permitted transferees thereof) of the Company, any of its Subsidiaries or any Parent Company that are, in each case, approved by the Company in good faith; and the provision of reasonable and customary compensation and other benefits (including the payment of any fees and compensation, benefit plan or arrangement, any health, disability or similar insurance plan), indemnities and reimbursements of expenses and employment and severance arrangements to, or on behalf of, or for the benefit of such employees, directors, officers, members of management, consultants or independent contractors (or their respective Controlled Investment Affiliates or Immediate Family Members or any permitted transferees thereof) of the Company, any of its Subsidiaries or any Parent Company;

(5)          payments, loans, advances or guarantees (or cancellation of loans, advances or guarantees) to future, present or former employees, officers, directors, members of management, consultants or independent contractors (or their respective Controlled Investment Affiliates or Immediate Family Members) of the Company, any of its Subsidiaries or any Parent Company, or guarantees in respect thereof for bona fide business purposes or in the ordinary course of business or consistent with industry practice;

(6)         transactions in which the Company or any Restricted Subsidiary, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or stating that the terms, when taken as a whole, are not materially less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with a Person that is not an Affiliate of the Company on an arm’s-length basis;

(7)          the existence of, or the performance by the Company or any Restricted Subsidiary of its obligations under the terms of, any agreement as in effect as of the Closing Date, or any amendment thereto or replacement thereof (so long as any such amendment or replacement is not materially disadvantageous in the good faith judgment of the Board of Directors to the Holders when taken as a whole as compared to the applicable agreement as in effect on the Closing Date);

(8)           the existence of, or the performance by the Company or any Restricted Subsidiary of its obligations under the terms of, any equity holder agreement or the equivalent (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Closing Date and any amendment thereto and similar agreements or arrangements that it may enter into thereafter; provided that the existence of, or the performance by the Company or any Restricted Subsidiary of obligations under any future amendment to any such existing agreement or arrangement or under any similar agreement or arrangement entered into after the Closing Date will only be permitted by this clause (8) to the extent that the terms of any such amendment or new agreement or arrangement are not otherwise materially disadvantageous in the good faith judgment of the Board of Directors to the Holders when taken as a whole (as compared to the original agreement or arrangement in effect on the Closing Date);

(9)          the Transactions and the payment of all fees and expenses related to the Transactions, including Transaction Expenses;

(10)        transactions with customers, clients, suppliers, contractors, joint venture partners or purchasers or sellers of goods or services, or transactions otherwise relating to the purchase or sale of goods or services, in each case in the ordinary course of business or consistent with industry practice and otherwise in compliance with the terms of this Financing Agreement that are fair to the Company and the Restricted Subsidiaries, in the reasonable determination of the Board of Directors or the senior management of the Company, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(11)        the issuance, sale or transfer of Equity Interests (other than Disqualified Stock) of the Company or any Parent Company to any Person and the granting and performing of customary rights (including registration rights) in connection therewith, and any contribution to the capital of the Company;

(12)       sales of accounts receivable, or participations therein, or Securitization Assets or related assets in connection with any Qualified Securitization Facility and any other transaction effected in connection with a Qualified Securitization Facility or a financing related thereto;

(13)       payments by the Company or any Restricted Subsidiary made for any financial advisory, consulting, financing, underwriting or placement services or in respect of other investment banking activities, including in connection with acquisitions or divestitures, which payments are approved by, or made pursuant to arrangements approved by, a majority of the Board of Directors in good faith;

(14)        payments with respect to Indebtedness, Disqualified Stock and other Equity Interests (and repurchase and cancellation of any thereof) of the Company, any Parent Company and any Restricted Subsidiary and Preferred Stock (and cancellation of any thereof) of any Restricted Subsidiary to any future, current or former employee, director, officer, member of management, consultant or independent contractor (or their respective Controlled Investment Affiliates or Immediate Family Members or permitted transferees) of the Company, any of its Subsidiaries or any Parent Company pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any equity subscription or equity holder agreement that are, in each case, approved by the Company in good faith;

(15)        (a) investments by Affiliates in securities or Indebtedness of the Company or any Restricted Subsidiary (and payment of reasonable out-of-pocket expenses incurred by such Affiliates in connection therewith) so long as the investment is being offered by the Company or such Restricted Subsidiary generally to other investors on the same or more favorable terms and (b) payments to Affiliates in respect of securities or Indebtedness of the Company or any Restricted Subsidiary contemplated in the foregoing subclause (a) or that were acquired from Persons other than the Company and the Restricted Subsidiaries, in each case, in accordance with the terms of such securities or Indebtedness;

(16)       payments to or from, and transactions with, any joint venture or Unrestricted Subsidiary in the ordinary course of business or consistent with past practice, industry practice or industry norms (including, any cash management activities related thereto);

(17)        payments by the Company (and any Parent Company) and its Subsidiaries pursuant to tax sharing agreements among the Company (and any Parent Company) and its Subsidiaries; provided that in each case the amount of such payments by the Company and its Subsidiaries are permitted under Section 6.01(b)(13);

(18)        any lease or sublease entered into between the Company or any Restricted Subsidiary, as lessee or sublessee, and any Affiliate of the Company, as lessor or sublessor, and transactions pursuant to that lease which lease or sublease is approved by the Board of Directors or senior management of the Company in good faith;

(19)        (i) intellectual property licenses in the ordinary course of business or consistent with industry practice and (ii) intercompany intellectual property licenses and research and development agreements;

(20)        the payment of reasonable out-of-pocket costs and expenses relating to registration rights and indemnities provided to equity holders of the Company or any Parent Company pursuant to any equity holders agreement or registration rights agreement entered into on or after the Closing Date;

(21)        transactions permitted by, and complying with Section 6.13 solely for the purpose of (a) reorganizing to facilitate any initial public offering of securities of the Company or any Parent Company, (b) forming a holding company or (c) reincorporating the Company or BRS Finance in a new jurisdiction;

(22)        transactions undertaken in good faith (as determined by the Board of Directors or senior management of the Company) for the purposes of improving the consolidated tax efficiency of the Company and its Restricted Subsidiaries and not for the purpose of circumventing any covenant set forth in this Financing Agreement;

(23)         (a) transactions with a Person that is an Affiliate of the Company (other than an Unrestricted Subsidiary) solely because the Company or any Restricted Subsidiary owns Equity Interests in such Person and (b) transactions with any Person that is an Affiliate solely because a director or officer of such Person is a director or officer of the Company, any Restricted Subsidiary or any Parent Company;

(24)       (a) pledges and other transfers of Equity Interests in Unrestricted Subsidiaries and (b) any transactions with an Affiliate in which the consideration paid consists solely of Equity Interests of the Company or a Parent Company;

(25)        the sale, issuance or transfer of Equity Interests (other than Disqualified Stock) of the Company;

(26)        investments by any Investor or Parent Company in securities or Indebtedness of the Company or any Subsidiary Guarantor;

(27)        payments on the Series 2019 Bonds in accordance with this Financing Agreement and payments of Obligations under the Credit Facilities and payments in respect of Obligations under other Indebtedness, Disqualified Stock or Preferred Stock of the Company and its Subsidiaries held by Affiliates; provided that such Obligations were acquired by an Affiliate of the Company in compliance with this Financing Agreement;

(28)        transactions undertaken in the ordinary course of business pursuant to membership in a purchasing consortium; and

(29)        any transaction on arm’s length terms with a non-Affiliate that becomes an Affiliate as a result of such Transaction.

Section 6.06        Liens.

(a)          The Parent will not and the Company will not, and will not permit any Subsidiary Guarantor to, create, incur or assume any Lien (except Permitted Liens) that secures Indebtedness on any Collateral or any income or profits therefrom, or assign or convey any right to receive income therefrom.

(b)          Subject to the foregoing, the Company will not, and will not permit any Restricted Subsidiary to, create, incur or assume any Lien (except Permitted Liens) that secures Obligations under any Indebtedness or any related guarantee of Indebtedness, on any asset or property of the Company or any Restricted Subsidiary that is not Collateral, or any income or profits therefrom, or assign or convey any right to receive income therefrom, unless:

(1)          in the case of Liens securing Subordinated Indebtedness, the BFA Loan Obligations and related Guarantees are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens until such time as such Subordinated Indebtedness is no longer secured by such Liens; and

(2)          in all other cases, the BFA Loan Obligations or the Guarantees are equally and ratably secured until such time as such Obligations are no longer secured by such Liens.

For purposes of determining compliance with this Section 6.06, (A) a Lien need not be incurred solely by reference to one category of Permitted Liens described in the definition thereof but is permitted to be incurred in part under any combination thereof and of any other available exemption and (B) in the event that a Lien (or any portion thereof) meets the criteria of one or more of the categories of Permitted Liens, the Company will, in its sole discretion, be entitled to divide, classify or reclassify, in whole or in part, any such Lien (or any portion thereof) among one or more of such categories or clauses in any manner.

Any Lien created for the benefit of the Holders pursuant to Section 6.06(b) will be deemed automatically and unconditionally released and discharged upon the release and discharge of each of the Liens described in clauses (1) and (2) of Section 6.06(b) or upon such Liens no longer attaching to assets or property of the Company or a Restricted Subsidiary so secured.

The expansion of Liens by virtue of accretion or amortization of original issue discount, the payment of dividends in the form of Indebtedness and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies will not be deemed to be an incurrence of Liens for purposes of this covenant.

Section 6.07       Company Existence. Subject to Section 6.13 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its organizational existence, and the corporate, partnership or other organizational existence of each of its Restricted Subsidiaries, in accordance with the respective Organizational Documents (as the same may be amended from time to time) of the Company or any such Restricted Subsidiary; provided that the Company shall not be required to preserve the corporate, partnership or other organizational existence of its Restricted Subsidiaries, if the Company in good faith shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole.

Section 6.08        Offer to Repurchase Upon Change of Control.

(a)          If a Change of Control occurs, unless the Company have previously or concurrently electronically delivered or mailed a redemption notice with respect to all the outstanding Bonds as described under Section 4.01 of the Indenture, the Company will make an offer to purchase all of the Series 2019 Bonds pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101.00% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase, subject to the right of Holders of record on the relevant Record Date to receive interest due on any Interest Payment Date prior to such repurchase. Within sixty (60) days following any Change of Control, the Company will send notice of such Change of Control Offer electronically or by first-class mail, postage prepaid, with a copy to the Trustee, to each Holder at such Holder’s registered address, or otherwise in accordance with Applicable Procedures, with the following information:

(1)          a Change of Control Offer is being made pursuant to this Section 6.08 and all Series 2019 Bonds properly tendered pursuant to such Change of Control Offer will be accepted for payment by the Company;

(2)          the purchase price and the purchase date, which will be no earlier than twenty (20) Business Days nor later than sixty (60) days from the date such notice is mailed or otherwise delivered (the “Change of Control Payment Date”), subject to extension (in the case where such notice is mailed or otherwise delivered prior to the occurrence of the Change of Control) in the event that the occurrence of the Change of Control is delayed;

(3)          any Series 2019 Bond not properly tendered will remain outstanding and continue to accrue interest;

(4)          unless the Company defaults in the payment of the Change of Control Payment, all Series 2019 Bonds accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

(5)          Holders electing to have any Series 2019 Bonds purchased pursuant to a Change of Control Offer will be required to surrender such Series 2019 Bonds, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Series 2019 Bonds completed to the Paying Agent at the address specified in the notice or otherwise in accordance with Applicable Procedures, prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6)          Holders will be entitled to withdraw their tendered Series 2019 Bonds and their election to require the Company to purchase such Series 2019 Bonds; provided that the Paying Agent receives, not later than the close of business on the second Business Day prior to the expiration date of the Change of Control Offer, a facsimile transmission or letter or other notice in accordance with Applicable Procedures setting forth the name of the Holder, the principal amount of Series 2019 Bonds tendered for purchase, and a statement that such Holder is withdrawing its tendered Series 2019 Bonds and its election to have such Bonds purchased;

(7)          Holders whose Series 2019 Bonds are being purchased only in part will be issued new Series 2019 Bonds and such new Series 2019 Bonds will be equal in principal amount to the unpurchased portion of the Series 2019 Bonds surrendered; provided that the unpurchased portion of the Series 2019 Bonds must be equal to at least $100,000 or any integral multiple of $5,000 in excess of $100,000;

(8)          if such notice is delivered prior to the occurrence of a Change of Control, stating that the Change of Control Offer is conditional on the occurrence of such Change of Control and describing each such condition, and, if applicable, stating that, in the Company’s discretion, the Change of Control Payment Date may be delayed until such time (including more than sixty (60) days after the date the notice was mailed or delivered, including by electronic transmission) as any or all such conditions are satisfied (or waived by the Company in its sole discretion), or such purchase may not occur and such notice may be rescinded in the event that any or all such conditions are not satisfied (or waived by the Company in its sole discretion) by the Change of Control Payment Date, or by the Change of Control Payment Date as so delayed, or such notice may be rescinded at any time in the Company’s discretion if in the good faith judgment of the Company any or all of such conditions will not be satisfied. In addition, the Company may provide in such notice that payment of the purchase price and performance of the Company’s obligations with respect to such purchase may be performed by another Person; and

(9)          the other instructions, as determined by the Company, consistent with this Section 6.08, that a Holder must follow in order to have its Bonds repurchased.

(b)          The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of Series 2019 Bonds by the Company pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Financing Agreement, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations described in this Financing Agreement by virtue thereof.

(c)          On the Change of Control Payment Date, the Company will, to the extent permitted by law:

(1)          accept for payment, or cause the Trustee to accept for payment, all Series 2019 Bonds or portions thereof properly tendered pursuant to the Change of Control Offer;

(2)          deposit with the Paying Agent an amount equal to the aggregate Change of Control Payment in respect of all Series 2019 Bonds or portions thereof validly tendered and not validly withdrawn; and

(3)        deliver, or cause to be delivered, to the Trustee (a) an Officer’s Certificate to the Trustee stating that such Series 2019 Bonds or portions thereof have been tendered to and purchased by the Company and (b) at the Company’s, the Series 2019 Bonds so accepted for cancellation.

(d)          The Company will not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Financing Agreement applicable to a Change of Control Offer made by the Company and purchases all Series 2019 Bonds validly tendered and not validly withdrawn under such Change of Control Offer.

(e)          A Change of Control Offer may be made in advance of a Change of Control and conditional upon such Change of Control if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

(f)           Other than as specifically provided in this Section 6.08, any purchase pursuant to this Section 6.08 shall be made pursuant to applicable sections of Article IV of the Indenture, and references therein to “redeem,” “redemption,” “Redemption Date” and similar words shall be deemed to refer to “purchase,” “repurchase,” “Change of Control Payment Date” and similar words, as applicable.

(g)          A Change of Control Offer may be made at the same time as consents are solicited with respect to an amendment, supplement or waiver of this Financing Agreement, the Indenture, the Series 2019 Bonds and/or Guarantees (but the Change of Control Offer may not condition tenders on the delivery of such consents).

(h)          The Company’s obligation to make an offer to repurchase the Series 2019 Bonds pursuant to this Section 6.08 may be waived or modified (at any time, including after a Change of Control) with the written consent of the Holders of a majority in principal amount of the Series 2019 Bonds then outstanding.

Section 6.09        Limitation on Guarantees of Indebtedness by Restricted Subsidiaries.

The Company will not permit any of its Wholly-Owned Subsidiaries that are Restricted Subsidiaries (and non-Wholly-Owned Subsidiaries if such non-Wholly-Owned Subsidiary guarantees Indebtedness under the Term Loan Credit Agreement, the ABL Facility, the Notes Indenture or Capital Markets Indebtedness of the Company or any Subsidiary Guarantor), other than a Subsidiary Guarantor or an Excluded Subsidiary, to guarantee the payment of (i) any Indebtedness of the Company or BRS Finance or any Subsidiary Guarantor under the Credit Facilities incurred under Section 6.03(b)(1), (ii) the Term Loan Credit Agreement, (iii) the Notes Indenture, (iv) the BFA Loan Obligations, or (v) Capital Markets Indebtedness of the Company or any Subsidiary Guarantor, in each case, having an aggregate principal amount outstanding in excess of $50.0 million unless:

(1)    such Restricted Subsidiary within 30 days executes and delivers to the Trustee a supplemental indenture to this Financing Agreement, the form of which is attached as Exhibit C hereto, providing for a Guarantee by such Restricted Subsidiary, except that with respect to a guarantee of Indebtedness of the Company or any Subsidiary Guarantor if such Indebtedness is by its express terms subordinated in right of payment to the BFA Loan Obligations or such Subsidiary Guarantor’s Guarantee, any such guarantee by such Restricted Subsidiary with respect to such Indebtedness will be subordinated in right of payment to such Guarantee substantially to the same extent as such Indebtedness is subordinated to the BFA Loan Obligations; and

(2)    such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other applicable rights against the Company or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Guarantee;

provided that this Section 6.09 will not be applicable to any guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary. The Company may elect, in its sole discretion, to cause any Subsidiary that is not otherwise required to be a Subsidiary Guarantor to become a Subsidiary Guarantor, in which case such Subsidiary will not be required to comply with clause (1) or (2) of this Section 6.09 and such Guarantee may be released at any time in the Company’s sole discretion.

Section 6.10        Suspension of Covenants.

(a)          During any period of time that (i) the Series 2019 Bonds have an Investment Grade Rating and (ii) no Default has occurred and is continuing under this Financing Agreement (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event” and the date thereof being referred to as the “Suspension Date”), the Company and the Restricted Subsidiaries will not be subject to Section 6.01, Section 6.02, Section 6.03, Section 6.04, Section 6.05, Section 6.09 (but only with respect to any Person that would otherwise be required to become a Subsidiary Guarantor after the date of commencement of the applicable Suspension Period) and Section 6.12(a)(1)(d) hereof (collectively, the “Suspended Covenants”).

(b)          During a Suspension Period (as defined below), the Company may not designate any of its Subsidiaries as Unrestricted Subsidiaries pursuant to the second sentence of the definition of “Unrestricted Subsidiary.”

(c)         In the event that the Company and its Restricted Subsidiaries are not subject to the Suspended Covenants under this Financing Agreement for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) the Series 2019 Bonds no longer have an Investment Grade Rating, then the Suspended Covenants will be reinstated and the Company and its Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants under this Financing Agreement with respect to future events.

(d)          The period of time between the Suspension Date and the Reversion Date is referred to in this Financing Agreement as the “Suspension Period”. Upon the occurrence of a Covenant Suspension Event, the amount of Excess Proceeds from Net Proceeds will be reset to zero for purposes of Section 6.04.

(e)          In the event of any such reinstatement, no action taken or omitted to be taken by the Company or any Restricted Subsidiary or events occurring prior to such reinstatement with respect to any of the Suspended Covenants will give rise to a Default or Event of Default under this Financing Agreement with respect to the Series 2019 Bonds; provided that:

(1)  with respect to Restricted Payments made after the Reversion Date, the amount of Restricted Payments made will be calculated as though Section 6.01 had been in effect prior to, but not during, the Suspension Period;

(2)  all Indebtedness incurred, or Disqualified Stock or Preferred Stock issued, during the Suspension Period will be classified to have been incurred or issued pursuant to Section 6.03(b)(4);

(3)  any Affiliate Transaction entered into after the Reversion Date pursuant to an agreement entered into during any Suspension Period will be deemed to be permitted pursuant to Section 6.05(b)(7);

(4)  any encumbrance or restriction on the ability of any Restricted Subsidiary that is not a Subsidiary Guarantor to take any action described in Section 6.02(a) that becomes effective during any Suspension Period will be deemed to be permitted Section 6.02(b)(1);

(5)  all Liens permitted to be created, incurred or assumed during the Suspension Period will be deemed to have been outstanding on the Closing Date, so that they are classified as permitted under clause (11) of the definition of “Permitted Liens”; and

(6)  all Investments made during the Suspension Period will be deemed to have been outstanding on the Closing Date, so that they are classified as Permitted Investments permitted under clause (5) of the definition of “Permitted Investments.”

(f)           Notwithstanding that the Suspended Covenants may be reinstated after the Reversion Date, (i) no Default, Event of Default or breach of any kind will be deemed to exist under this Financing Agreement, the Series 2019 Bonds, the Indenture, or the Guarantees with respect to the Suspended Covenants, and none of the Company or any of its Restricted Subsidiaries will bear any liability for any actions taken or events occurring during the Suspension Period, or any actions taken at any time pursuant to any contractual obligation arising during a Suspension Period, in each case, as a result of a failure to comply with the Suspended Covenants during the Suspension Period (or, upon termination of the Suspension Period or after that time, based on any action taken or event that occurred during the Suspension Period) and (ii) following a Reversion Date, the Company and each Restricted Subsidiary will be permitted, without causing a Default or Event of Default, to honor, comply with or otherwise perform any contractual commitments or obligations arising during any Suspension Period (that were permitted to be entered into at such time) and to consummate any transactions contemplated thereby.

(g)          Upon the Reversion Date, the obligation to grant Guarantees pursuant Section 6.9 will be reinstated (and the Reversion Date will be deemed to be the date on which any guaranteed Indebtedness was incurred for purposes of Section 6.09).

(h)          Neither the Trustee nor the Issuer shall have any duty to (i) monitor the ratings of the Series 2019 Bonds, (ii) determine whether a Covenant Suspension Event or Reversion Date has occurred, or (iii) notify Holders of any of the foregoing.

Section 6.11        Limitations on Activities of the Parent.

(a)          Parent shall not conduct, transact or otherwise engage in any business or operations other than (i) owning Capital Stock of the Company and operations incidental thereto, (ii) the maintenance of its legal existence and general operations (including the ability to incur fees, costs and expenses relating to such maintenance and general operations including professional fees for legal, tax and accounting issues), (iii) the performance of its obligations, including the incurrence, and performance in respect, of guarantees and other liabilities, with respect to the BFA Loan Obligations, the Notes Indenture, the Term Loan Credit Agreement, Credit Facilities, Other Pari Passu Lien Obligations or equipment or commercial building financings, (iv) any public offering of its common stock or any other issuance of its Equity Interests or any corporate transaction permitted under this Financing Agreement, (v) financing activities, including, without limitation, Credit Facilities, the issuance of securities, incurrence of debt, payment of dividends, making contributions to the capital of its Subsidiaries and guaranteeing any Indebtedness, liabilities or other obligations of its Subsidiaries or Parent Companies and the performance of its obligations with respect thereto, (vi) participating in tax, accounting and other administrative matters as a member of the consolidated group of Parent and the Company or any direct or indirect parent of Parent and its Subsidiaries, (vii) holding any cash or property received in connection with Restricted Payments made by the Company in accordance with Section 6.01 hereof pending application thereof by Parent, (viii) providing indemnification to officers and directors, (ix) conducting, transacting or otherwise engaging in any business or operations of the type that it conducts, transacts or engages in on the Closing Date, (x) any transaction that Parent is permitted to enter into or consummate under this Financing Agreement, the Notes Indenture, the Term Loan Credit Agreement, Credit Facilities, Other Pari Passu Lien Obligations or equipment or commercial building financings and any transaction between Parent and the Company or any Restricted Subsidiary permitted under this Financing Agreement, the Notes Indenture, the Term Loan Credit Agreement, Credit Facilities, Other Pari Passu Lien Obligations or equipment or commercial building financings, (xi) subject to the following paragraph, its ownership of the Act 9 Bonds and similar bonds in connection with a Specified Sale and Lease-back Transaction, and (xii) activities incidental to the businesses or activities described in the foregoing clauses (i) through (xi); provided that, notwithstanding the foregoing, Parent shall not create or acquire (by way of amalgamation, merger, consolidation or otherwise) any material direct Subsidiaries, other than the Company or any holding company for the Company.

(b)           In addition, neither Parent, as owner of the Act 9 Bonds nor any agent or designee of Parent (including Regions Bank as trustee under the Act 9 Trust Indenture), shall, without the prior written consent of the Collateral Agent:

(1)           dispose of any Act 9 Bonds or its economic interests therein;

(2)           enforce or exercise, or seek to enforce or exercise, any rights or remedies (including any right of setoff) under the Act 9 Bond Documents (including the enforcement of any right under any other agreement or arrangement to which Parent or its agent or designee and either the City of Osceola or the Company is a party); or

(3)           commence or join with any Person (other than the Secured Parties) in commencing, or petition for or vote in favor of, any action or proceeding with respect to such rights or remedies (including in any foreclosure action or any proceeding under any Debtor Relief Laws).

Section 6.12 Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets.

(a)           The Company may not consolidate, amalgamate or merge with or into or wind up into (whether or not the Company is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets, in one or more related transactions, to any Person unless:

(1)        (A)         the Company is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition is made, is a Person organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Person, as the case may be, being herein called the “Successor Company”); provided that in the case where the surviving Person is not a corporation, a Guarantor of the BFA Loan Obligations is a corporation;

(B)           the Successor Company, if other than the Company expressly assumes all the obligations of the Company under this Financing Agreement, the Series 2019 Note, the Indenture, and the Security Documents pursuant to an amendment to this Financing Agreement and such other supplemental indentures, amendments or other customary documents or instruments, as applicable, and shall cause such amendments, supplements or other documents to be executed, filed and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Liens on the Collateral owned by or transferred to the Successor Company, together with such financing statements or comparable documents as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement or a similar document under the Uniform Commercial Code or other similar statute or regulation of the relevant states or jurisdictions;

(C)           immediately after such transaction, no Default exists;

(D)           immediately after giving pro forma effect to such transaction and any related financing transactions, as if such transactions had occurred at the beginning of the most recently ended Test Period, either:

(i)               the Company (or Successor Company, as applicable) would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Test; or,

(ii)              the Fixed Charge Coverage Ratio for the Company (or Successor Company, as applicable) would be equal to or greater than the Fixed Charge Coverage Ratio for the Company immediately prior to such transaction;

(E)           each Subsidiary Guarantor, unless it is the other party to the transactions described above, in which case Section 6.12(a)(1)(B) will apply, will have by supplemental indenture or otherwise confirmed that its Guarantee applies to such Person’s obligations under this Financing Agreement, the Indenture and the Series 2019 Note and its obligations under the Security Documents shall continue to be in effect and it shall enter into such supplemental indentures, amendments or other customary documents or instruments and shall cause such amendments, supplements or other documents to be executed, filed and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Liens on the Collateral owned by or transferred to the Successor Company, together with such financing statements or comparable documents as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement or a similar document under the Uniform Commercial Code or other similar statute or regulation of the relevant states or jurisdictions; and

(F)           the Company (or the Successor Company, as applicable), will have delivered to the Trustee and the Issuer an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger or transfer and such supplements and amendments, if any, comply with this Financing Agreement and, if an amendment to the Financing Agreement, a supplement to the Indenture, or any supplement to any Security Documents is required in connection with such transaction, such supplement or amendment shall require the Company (or the Successor Company, as applicable) to take all necessary action so that such Lien is perfected to the extent required by the Security Documents; and

(G)           Collateral owned by or transferred to the Successor Company shall:

  (i)              continue to constitute Collateral under this Financing Agreement, the Collateral Trust Agreement, and the Security Documents;

  (ii)             be subject to the Lien in favor of the Collateral Agent for the benefit of the Pari Passu Lien Secured Parties; and

  (iii)            not be subject to any Lien other than Permitted Liens.

Notwithstanding the foregoing, failure to satisfy the requirements of Section 6.12(a)(1)(C) and (D) will not prohibit

(1)           the Company consolidating, amalgamating or merging with or into or winding up into (whether or not the Company is the surviving Person), or the sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of its assets, in one or more related transactions, to Parent or a Wholly-Owned Subsidiary of Parent,

(2)          the Company consolidating with, amalgamating with or merging with or into, or winding up into an Affiliate of the Company for the purpose of reincorporating the Company in the United States, any state thereof, the District of Columbia or any territory thereof, so long as the amount of Indebtedness of the Company and its Restricted Subsidiaries is not increased thereby,

(3)          the Company converting into a corporation, partnership, limited partnership, limited liability company or trust organized or existing under the laws of the jurisdiction of organization of the Company or the laws of a jurisdiction in the United States (and, if such entity is not a corporation, a Guarantor of the BFA Loan Obligations is a corporation organized or existing under such laws), and

(4)            the Company changing its name.

(b)           Subject to Section 6.12(f), no Subsidiary Guarantor will, and the Company will not permit any Subsidiary Guarantor to, consolidate, amalgamate or merge with or into or wind up into (whether or not such Subsidiary Guarantor is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(1)        (A)          such Subsidiary Guarantor is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than such Subsidiary Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a Person organized or existing under the laws of the jurisdiction of organization of such Subsidiary Guarantor or the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Subsidiary Guarantor or such Person, as the case may be, being herein called the “Successor Person”);

(B)           the Successor Person, if other than such Subsidiary Guarantor, expressly assumes all the obligations of such Subsidiary Guarantor under this Financing Agreement and such Subsidiary Guarantor’s related Guarantee and the Security Documents pursuant to supplemental indentures, amendments or other customary documents or instruments and shall cause such amendments, supplements or other documents to be executed, filed and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Liens on the Collateral owned by or transferred to the Successor Person, together with such financing statements or comparable documents as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement or a similar document under the Uniform Commercial Code or other similar statute or regulation of the relevant states or jurisdictions;

(C)          immediately after such transaction, no Default exists;

(D)          the Company will have delivered to the Trustee and the Issuer an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger or transfer and such supplements and amendments, if any, comply with this Financing Agreement and, if an amendment to the Financing Agreement or any supplement to any Security Documents is required in connection with such transaction, such supplement or amendment shall require the Company to take all necessary action so that such Lien is perfected to the extent required by the Security Documents; and

(E)           Collateral owned by or transferred to the Successor Person shall:

  (i)               continue to constitute Collateral under this Financing Agreement, the Collateral Trust Agreement, and the Security Documents;

  (ii)              be subject to the Lien in favor of the Collateral Agent for the benefit of the Pari Passu Lien Secured Parties; and

  (iii)             not be subject to any Lien other than Permitted Liens; or

(2)           the transaction is not prohibited by Section 6.04.

(c)           Notwithstanding the foregoing, any Subsidiary Guarantor may (1) merge, amalgamate or consolidate with or into, wind up into or sell, assign, transfer, lease, convey or otherwise dispose of all or part of its properties and assets to another Subsidiary Guarantor or the Company or merge, amalgamate or consolidate with or into, wind up into or sell, assign, transfer, lease, convey or otherwise dispose of all or part of its properties and assets to a Restricted Subsidiary of the Company, so long as the resulting entity remains or becomes a Subsidiary Guarantor, (2) merge with an Affiliate of the Company for the purpose of reincorporating the Subsidiary Guarantor in the United States, any state thereof, the District of Columbia or any territory thereof, (3) convert into a corporation, partnership, limited partnership, limited liability company or trust organized or existing under the laws of the jurisdiction of organization of such Subsidiary Guarantor or the laws of a jurisdiction in the United States, (4) liquidate or dissolve or change its legal form if the Company determines in good faith that such action is in the best interests of the Company and is not materially disadvantageous to the guarantee of the BFA Loan Obligations, or (5) change its name.

(d)           In addition, subject to Section 6.12(g), Parent will not consolidate, amalgamate or merge with or into or wind up into (whether or not Parent is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person unless:

(1)           Parent is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than Parent) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a Person organized or existing under the laws of the jurisdiction of organization of Parent or the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (Parent or such Person, as the case may be, being herein called the “Successor Parent Guarantor”);

(2)           the Successor Parent Guarantor (if other than Parent) expressly assumes all the obligations of such Parent under this Financing Agreement, such Parent’s related Parent Guarantee and the Security Documents pursuant to supplemental indentures, amendments or other customary documents or instruments and shall cause such amendments, supplements or other documents to be executed, filed and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Liens on the Collateral owned by or transferred to the Successor Parent Guarantor, together with such financing statements or comparable documents as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement or a similar document under the Uniform Commercial Code or other similar statute or regulation of the relevant states or jurisdictions;

(3)           immediately after such transaction, no Default exists;

(4)           the Company will have delivered to the Trustee and the Issuer an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger or transfer and such supplement or amendment, if any, comply with this Financing Agreement and, if a supplement, an amendment or any supplement to any Security Documents is required in connection with such transaction, such supplement or amendment shall require Parent and the Company to take all necessary action so that such Lien is perfected to the extent required by the Security Documents; and

(5)           Collateral owned by or transferred to the Successor Parent Guarantor shall:

(i)            continue to constitute Collateral under this Financing Agreement, the Collateral Trust Agreement, and the Security Documents;

(ii)           be subject to the Lien in favor of the Collateral Agent for the benefit of the Pari Passu Lien Secured Parties; and

(iii)          not be subject to any Lien other than Permitted Liens.

(e)           Notwithstanding the foregoing, Parent may (1) merge, amalgamate or consolidate with or into, the Company, (2) merge with an Affiliate of the Company for the purpose of reincorporating Parent in the United States, any state thereof, the District of Columbia or any territory thereof, (3) convert into a corporation, partnership, limited partnership, limited liability company or trust organized or existing under the laws of the jurisdiction of organization of Parent or the laws of a jurisdiction in the United States or (4) change its name.

(f)           (1)           Each Guarantee by a Subsidiary Guarantor will provide by its terms that it shall be automatically and unconditionally released and discharged and shall thereupon terminate and be of no further force and effect, and no further action by such Subsidiary Guarantor, the Company, the Collateral Agent, or the Trustee is required for the release of such Subsidiary Guarantor’s Guarantee, upon:

(i)            any sale, exchange, issuance, disposition or transfer (by merger, amalgamation, consolidation or otherwise) of (a) the Capital Stock of such Subsidiary Guarantor, after which the applicable Subsidiary Guarantor is no longer a Restricted Subsidiary, or (b) all or substantially all of the assets of such Subsidiary Guarantor (including to the Company or another Subsidiary Guarantor), in each case if such sale, exchange, issuance, disposition or transfer is made in compliance with the applicable provisions of this Financing Agreement;

(ii)            (a) the release or discharge of the guarantee by, or direct obligation of, such Subsidiary Guarantor of Indebtedness under the Term Loan Credit Agreement, the Notes Indenture, the ABL Facility, Other Pari Passu Lien Obligations or Capital Markets Indebtedness that, in any case, constitute ABL Obligations or Fixed Asset Pari Passu Lien Obligations of the Company or any Subsidiary Guarantor, or (b) the release or discharge of such other guarantee that resulted in the creation of such Guarantee, except, in each case, a discharge or release by or as a result of payment under such guarantee or direct obligation (it being understood that, in each case, a release subject to a contingent reinstatement is still a release);

(iii)           (a) the designation of any Restricted Subsidiary that is a Subsidiary Guarantor as an Unrestricted Subsidiary or (b) such Subsidiary Guarantor otherwise becoming an Excluded Subsidiary (other than pursuant to clause (1) of the definition thereof); or

(iv)          the discharge of the Company’s obligations under this Financing Agreement in accordance with its terms; or

(v)           the merger, amalgamation or consolidation of any Subsidiary Guarantor with and into the Company, BRS Finance, or a Subsidiary Guarantor that is the surviving Person in such merger, amalgamation or consolidation, or upon the liquidation of a Subsidiary Guarantor following the transfer of all or substantially all of its assets, in each case in a transaction that is not prohibited by this Financing Agreement.

(2)          The Company will have the right, upon delivery of an Officer’s Certificate and an Opinion of Counsel to the Trustee and Collateral Agent, to cause any Subsidiary Guarantor that has not guaranteed any Indebtedness under the Term Loan Credit Agreement, the Notes Indenture, the ABL Facility, Other Pari Passu Lien Obligations or any Capital Markets Indebtedness that, in any case, constitutes ABL Obligations or Fixed Asset Pari Passu Lien Obligations of any of the Company or any Subsidiary Guarantor, and is not otherwise required by the applicable terms of this Financing Agreement to provide a Guarantee, to be unconditionally released and discharged from all obligations under its Guarantee, and such Guarantee will thereupon automatically and unconditionally terminate and be discharged and of no further force or effect.

(g)           The Parent Guarantee will be automatically released upon:

(1)           the Company ceasing to be a Wholly-Owned Subsidiary of Parent;

(2)         the Company’s transfer of all or substantially all of its assets to, or merger with, an entity that is not a Wholly-Owned Subsidiary of Parent in accordance with this Section 6.12, and such transferee entity assumes Company’s obligations under this Financing Agreement; or

(3)           the Company’s obligations under this Financing Agreement are discharged in accordance with the terms hereof.

Section 6.13 Successor Person Substituted. Upon any consolidation, amalgamation or merger, or any winding up, sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company or a Guarantor in accordance with Section 6.12 hereof, the Successor Company, Successor Person or Successor Parent Guarantor, as applicable, formed by such consolidation or amalgamation or into or with which the Company, such Subsidiary Guarantor or Parent, as applicable, is merged or to which such wind up, sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, amalgamation, merger, sale, lease, conveyance or other disposition, the provisions of this Financing Agreement, the Series 2019 Bonds and the Guarantees referring to the Company, such Guarantor, or Parent, as applicable, shall refer instead to the Successor Company, Successor Person or Successor Parent Guarantor, as applicable, and not to the Company, such Subsidiary Guarantor, or Parent as applicable), and may exercise every right and power of the Company, such Subsidiary Guarantor, or Parent, as applicable, under this Financing Agreement, the Series 2019 Bonds, the Guarantees and the Security Documents, as applicable, with the same effect as if such Successor Company, Successor Person or Successor Parent Guarantor, as applicable, had been named as the Company, a Subsidiary Guarantor or Parent, as applicable, herein, and such Subsidiary Guarantor’s or Parent’s Guarantee and such Subsidiary Guarantor and Parent, as applicable, will be automatically released and discharged from its obligations hereunder, and, in the case of a predecessor Company shall automatically be released from its obligations thereunder; provided that the predecessor Company shall not be relieved from the obligations under this Financing Agreement, the Series 2019 Note, the Guarantees and the Security Documents in the case of any lease.

ARTICLE VII

EVENTS OF DEFAULT

The occurrence and continuation of each of the events referred to in this Article VII shall constitute an “Event of Default”:

Section 7.01 Non-Payment. The Company fails to pay (i) when and as required to be paid herein, any amount of principal relating to the Bonds, or (ii) within five (5) Business Days after the same becomes due, any interest or premium relating to the Bonds or any fees payable hereunder; or

Section 7.02 Indenture Default. Existence of an Event of Default under and as defined in Section 7.01(a) or (b) of the Indenture; or

Section 7.03 Other Defaults. Failure by the Company or any Guarantor (not specified in Section 7.01 and 7.02 above and Section 5.01 hereof) for sixty (60) days (or such longer period, not exceeding one hundred eighty (180) days, as is reasonably necessary under the circumstances to remedy such failure) after receipt of written notice given by the Trustee or the Holders of not less than thirty percent (30%) in principal amount of the then Outstanding Bonds to comply with any of its obligations, covenants or agreements (other than a default referred to in Section 7.01 or 7.02 and other than Section 5.01 hereof) contained in this Financing Agreement; or

Section 7.04 Representations and Warranties. Any representation, warranty or certification made by the Company herein shall be untrue in any material respect when made, unless such misrepresentation is capable of remedy and is remedied within thirty (30) days after the earlier of (i) the Trustee giving written notice thereof to the Company and (ii) the Company having actual knowledge of the non-compliance; or

Section 7.05 Cross-default. Default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Company or any Significant Subsidiary (or any group of Restricted Subsidiaries that taken together (as of the latest consolidated financial statements of the Company made available to the Holders) would constitute a Significant Subsidiary) or the payment of which is guaranteed by the Company or any Significant Subsidiary (or any group of Restricted Subsidiaries that taken together (as of the latest consolidated financial statements of the Company made available to the Holders) would constitute a Significant Subsidiary), other than Indebtedness owed to the Company or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists or is created after the issuance of the Series 2019 Bonds, if:

(A)          such default either results from the failure to pay any principal of such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity;

(B)          the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at its stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $25.0 million or more at any one time outstanding; and

(C)           such default is unremedied and is not waived by the Holders of such Indebtedness prior to the acceleration of the Series 2019 Bonds pursuant to Section 8.02 hereof.

Section 7.06 Insolvency or Liquidation Proceeding.

(a)           The Company or any Significant Subsidiary (or any group of Restricted Subsidiaries that taken together (as of the latest consolidated financial statements of the Issuer made available to the Holders) would constitute a Significant Subsidiary) pursuant to or within the meaning of any Bankruptcy Law:

(i)            commences proceedings to be adjudicated bankrupt or insolvent;

(ii)           consents to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under applicable Bankruptcy Law;

(iii)          consents to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or other similar official of it or for all or substantially all of its property;

(iv)          makes a general assignment for the benefit of its creditors; or

(v)           generally is not paying its debts as they become due;

(b)           A court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)            is for relief against the Company or any of its Significant Subsidiaries (or any group of Restricted Subsidiaries that taken together (as of the latest consolidated financial statements of the Company made available to the Holders), would constitute a Significant Subsidiary), in a proceeding in which the Company or any such Significant Subsidiary (or any group of Restricted Subsidiaries that taken together (as of the latest consolidated financial statements of the Company made available to the Holders), would constitute a Significant Subsidiary), is to be adjudicated bankrupt or insolvent;

(ii)           appoints a receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any of its Significant Subsidiaries (or any group of Restricted Subsidiaries that taken together (as of the latest consolidated financial statements of the Company made available to the Holders), would constitute a Significant Subsidiary), or for all or substantially all of the property of the Company or any of its Significant Subsidiaries (or any group of Restricted Subsidiaries that taken together (as of the latest consolidated financial statements of the Company made available to the Holders), would constitute a Significant Subsidiary); or

(iii)          orders the liquidation of the Company or any of its Significant Subsidiaries (or any group of Restricted Subsidiaries that, taken together (as of the latest consolidated financial statements of the Company made available to the Holders), would constitute a Significant Subsidiary);

and the order or decree remains unstayed and in effect for sixty (60) consecutive days.

Section 7.07 Judgment. Failure by the Company or any Restricted Subsidiary that is a Significant Subsidiary (or any group of Restricted Subsidiaries that taken together (as of the latest consolidated financial statements of the Company made available to the Holders) would constitute a Significant Subsidiary) to pay final judgments aggregating in excess of $25.0 million (net of amounts covered by insurance policies), which final judgments remain unpaid, undischarged, unwaived and unstayed for a period of more than ninety (90) days after such judgment becomes final; or

Section 7.08 Invalidity of Bond Documents. Any material provision of the Bond Documents, taken as a whole, at any time after their execution and delivery and for any reason other than as expressly permitted hereunder or thereunder (including as a result of a transaction permitted under Section 6.08 or 6.012) or as a result of acts or omissions by the Trustee or the Issuer which does not arise from a breach by the Company, any Guarantor or their respective Subsidiaries of its or their obligations under the Bond Documents or the satisfaction in full of all the Series 2019 Bonds, ceases to be in full force and effect; or the Company, any Guarantor or their respective Subsidiaries contest in writing the validity or enforceability of the Bond Documents, taken as a whole; or the Company, any Guarantor or their respective Subsidiaries denies in writing that it has any or further liability or obligation under the Bond Documents, taken as a whole (other than as a result of a repayment in full of the Series 2019 Bonds), or purports in writing to revoke or rescind the Bond Documents, taken as a whole; or

Section 7.09 Invalidity of Guarantees. The Guarantee of the Parent or any Significant Subsidiary (or any group of Restricted Subsidiaries that taken together (as of the latest consolidated financial statements of the Company made available to the Holders) would constitute a Significant Subsidiary) will for any reason cease to be in full force and effect except as contemplated by the terms of this Financing Agreement or be declared null and void in a final non-appealable judgment of a court of competent jurisdiction or any Financial Officer of the Parent or any Guarantor that is a Significant Subsidiary (or the responsible officers of any group of Restricted Subsidiaries that taken together (as of the latest consolidated financial statements of the Company made available to the Holders) would constitute a Significant Subsidiary), as the case may be, denies in writing that it has any further liability under its Guarantee or gives written notice to such effect, other than by reason of the termination of this Financing Agreement or the release of any such Guarantee in accordance with this Financing Agreement; or

Section 7.10 Security.

(a)           Failure by the Company or any Restricted Subsidiary to comply for sixty (60) days after notice with its agreements contained in the Security Documents except for a failure that would not be material to the Holders and would not materially affect the value of the Collateral, taken as a whole, or any security document for the benefit of the Pari Passu Lien Secured Parties or any obligation under the Collateral Trust Agreement or Intercreditor Agreement is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, other than in accordance with the terms of the relevant security documents or Collateral Trust Agreement or Intercreditor Agreement; or

(b)           With respect to any Collateral having a fair market value in excess of $25.0 million, individually or in the aggregate, (A) the failure of the security interest with respect to such Collateral under the Collateral Trust Agreement, at any time, to be in full force and effect for any reason other than in accordance with their terms and the terms of this Financing Agreement, the Collateral Trust Agreement or the Intercreditor Agreement, if applicable, which failure continues for sixty (60) days or (B) the assertion by the Company or any Guarantor, in any pleading in any court of competent jurisdiction, that any such security interest is invalid or unenforceable.

ARTICLE VIII

REMEDIES UPON DEFAULT

Section 8.01 Cross-Default and Insolvency. Upon the occurrence and continuance of an Event of Default under Section 7.06, whether or not the Company has fully drawn the proceeds of the BFA Loan, the unpaid balance of the amount payable under Section 4.04(a) of this Financing Agreement shall be due and payable immediately without any further action or notice.

Section 8.02 Acceleration. Upon the occurrence and continuance of any Event of Default other than listed in Section 7.06 hereof, and subject to the provisions of the Collateral Trust Agreement and the Intercreditor Agreement, upon the direction to the Trustee of the Holders of not less than thirty percent (30%) in principal amount of the then Outstanding Bonds, whether or not the Company has fully drawn the proceeds of the BFA Loan, the Trustee shall accelerate and declare the unpaid balance of the Series 2019 Note and the amount payable under Section 4.04(a) of this Financing Agreement to be due and payable immediately, provided, that concurrently with or prior to such notice the unpaid principal amount of the Series 2019 Bonds shall have been declared to be due and payable under the Indenture. Upon any such declaration such amount shall become and shall be immediately due and payable as determined in accordance with Article VII of the Indenture.

Section 8.03 Other Remedies. Upon the occurrence and continuance of any Event of Default, the Trustee may and upon the direction to the Trustee of the Bond Holders holding not less than thirty percent (30%) in principal amount of the then Outstanding Bonds, the Trustee shall exercise any remedies, or give direction, under the Fixed Asset Pari Passu Lien Collateral Documents or the Intercreditor Agreement, or exercise any remedies otherwise available at law or in equity, in each case, subject to the provisions of the Collateral Trust Agreement and Intercreditor Agreement.

Section 8.04 Records. The Trustee may have access during normal business hours to and may inspect, examine and make copies of, the books and records and any and all data and federal income tax and other tax returns of the Company; provided, that the Trustee shall be obligated to protect the confidentiality of such information to the extent required by State and federal law and prevent its disclosure to the public, except the Issuer.

Section 8.05 Enforcement. Upon the occurrence and continuance of any Event of Default, the Issuer or the Trustee may take whatever other action at law or in equity as may be necessary or desirable to collect the payments and other amounts then due and thereafter to become due or to enforce performance and observance of any obligation, agreement or covenant of the Company under this Financing Agreement, in each case, subject to the terms and conditions of the Collateral Trust Agreement and Intercreditor Agreement; provided, however, that acceleration of the unpaid balance of the amount payable under Section 4.04(a) of this Financing Agreement is not a remedy available to the Issuer.

Section 8.06 Adverse Determination. In case the Trustee or the Issuer shall have proceeded to enforce its rights under this Financing Agreement and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Trustee or the Issuer, then, and in every such case, the Company, the Trustee and the Issuer shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the Trustee and the Issuer shall continue as though no such action had been taken.

Section 8.07 Repayment Default. The Company covenants that, in case an Event of Default shall occur and be continuing with respect to the payment of any amount payable under Section 4.04(a) hereof, then, upon demand of the Trustee, the Company will pay to the Trustee the whole amount that then shall have become due and payable under said Section, with interest at the Default Rate. Interest on overdue payments required under Section 4.04(a) shall be applied as provided in the Indenture.

Section 8.08 Collection. In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee shall be entitled and empowered to institute any action or proceeding at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company and collect in the manner provided by law the moneys adjudged or decreed to be payable, subject in each case, to the terms and conditions of the Collateral Trust Agreement and Intercreditor Agreement.

Section 8.09 Intervention. Subject to the terms and conditions of the Collateral Trust Agreement and Intercreditor Agreement, in case proceedings shall be pending for the bankruptcy or for the reorganization of the Company under Debtor Relief Law or any other Law, or in case a receiver or trustee shall have been appointed for the property of the Company or in the case of any other similar judicial proceedings relative to the Company, or the creditors or property of the Company, then the Trustee shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount owing and unpaid pursuant to this Financing Agreement and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee allowed in such judicial proceedings relative to the Company, its creditors or its property, and to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute such amounts as provided in the Indenture after the deduction of its reasonable charges and expenses to the extent permitted by the Indenture. Any receiver, assignee or trustee in bankruptcy or reorganization is hereby authorized to make such payments to the Trustee, and to pay to the Trustee any amount due it for reasonable compensation and expenses, including reasonable expenses and fees of counsel incurred by it up to the date of such distribution.

Section 8.10 Agreement to Pay Attorneys’ Fees and Expenses. In the event the Company should default under any of the provisions of this Financing Agreement and the Issuer or the Trustee should employ attorneys or incur other expenses for the collection of the payments due under this Financing Agreement or the enforcement of performance or observance of any obligation or agreement on the part of the Company herein contained, the Company agrees to pay and indemnify the Issuer or the Trustee for the reasonable fees of such attorneys and such other reasonable expenses so incurred by the Issuer or the Trustee.

Section 8.11 No Remedy Exclusive. No remedy herein conferred upon or reserved to the Issuer or the Trustee is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Financing Agreement or now or hereafter existing at law or in equity or by statute, but subject to the terms and conditions of the Collateral Trust Agreement and Intercreditor Agreement. No delay or omission to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. To entitle the Issuer or the Trustee to exercise any remedy reserved to it in this Article, it shall not be necessary to give any notice, other than such notice as may be herein expressly required or as expressly required in the Collateral Trust Agreement and Intercreditor Agreement. The Trustee and the Bond Holders shall be considered third party beneficiaries for the purposes of enforcing the rights of the Issuer and their own respective rights.

Section 8.12 No Additional Waiver Implied by One Waiver. In the event any agreement or covenant contained in this Financing Agreement should be breached by the Company and thereafter waived by the Issuer or the Trustee, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.

ARTICLE IX

PREPAYMENT

Section 9.01 Redemption of Series 2019 Bonds with Prepayment Moneys. By the assignment of the rights of the Issuer to the Trustee under this Financing Agreement (other than the Unassigned Issuer’s Rights) as is provided in Section 4.05 hereof, the Company agrees to and shall pay or cause to be paid directly to the Trustee any amount permitted or required to be paid by it under this Article IX. All amounts paid or caused to be paid by the Company pursuant to this Article IX which are used to pay principal of, premium, if any, or interest on the Series 2019 Bonds, shall constitute prepaid Financing Payments and shall discharge the Company’s obligation to make Financing Payments in such amount under this Financing Agreement.

Section 9.02 Optional Redemption of Series 2019 Bonds. The Company may deliver moneys to the Trustee in addition to Financing Payments or Additional Payments required to be made and direct the Trustee in writing to use the moneys so delivered to redeem or purchase in lieu of redemption some or all of the Series 2019 Bonds called for optional redemption in accordance with Section 4.01(b) of the Indenture and Section 9.01 hereof.

Section 9.03 Mandatory Redemption of Series 2019 Bonds.

(a)           The Company shall pay to the Trustee moneys sufficient to pay Sinking Fund Installments or to effect a purchase in lieu of redemption in accordance with the mandatory redemption provisions relating thereto set forth in the Indenture.

(b)           Subject to the terms of this Section 9.03, the Company shall prepay the BFA Loan and cause the extraordinary mandatory redemption of the Series 2019 Bonds in accordance with Sections 4.01(c) or 4.01(f) of the Indenture.

(c)           Subject to the terms of this Section 9.03, the Company shall prepay the BFA Loan and cause the optional redemption of the Series 2019 Bonds tendered in accordance with Sections 6.04 and 6.08 of this Financing Agreement.

(d)           All mandatory prepayments and redemptions pursuant to Section 9.03(b) shall be applied to the prepayment of all Series 2019 Bonds to the extent such prepayment is required under the terms and conditions of the applicable Bond Documents pro rata among all such Series 2019 Bonds based on the outstanding principal amount of all such Series 2019 Bonds.

(e)            The Company shall prepay the BFA Loan in an amount sufficient to pay the purchase price of any Series 2019 Bonds tendered pursuant to Section 4.06 of the Indenture.

Section 9.04 Actions by Issuer. At the request of the Company or the Trustee, the Issuer shall take all reasonable steps required of it under the applicable provisions of the Indenture or the Series 2019 Bonds to effect the redemption of all or a portion of the Series 2019 Bonds pursuant to this Article IX.

ARTICLE X

NON-LIABILITY OF ISSUER; RELIANCE BY TRUSTEE; INDEMNIFICATION

Section 10.01 Non-Liability of Issuer. The Issuer shall not be obligated to pay the principal of, purchase price or premium, if any, or interest on the Bonds, except from Trust Estate Revenues and other amounts available to the Issuer therefor under the Bond Documents, with no obligation to seek collection thereof. The Company hereby acknowledges that the Issuer’s sole source of moneys to repay the Bonds will be provided by the payments made by the Company pursuant to this Financing Agreement, together with other Trust Estate Revenues, including investment income on certain funds held by the Trustee under the Indenture and the Collateral Agent under the Collateral Trust Agreement and Intercreditor Agreement and other amounts available therefor under the Bond Documents, and hereby agrees that if the payments to be made hereunder shall ever prove insufficient to pay all principal of, and premium, if any, and interest on the Bonds as the same shall become due (whether by maturity, redemption, acceleration or otherwise), then upon notice from the Trustee, the Company shall pay such amounts as are required from time to time to prevent any deficiency or default in the payment of such principal, premium or interest, including any deficiency caused by acts, omissions, nonfeasance or malfeasance on the part of the Trustee, the Company, the Issuer or any third party.

Section 10.02 Reliance by Trustee. Whenever reference is made in this Financing Agreement to any action by, consent, designation, specification, requirement or approval of, notice, request or other communication from, or other direction given or action to be undertaken or to be (or not to be) suffered or omitted by the Trustee or to any election, decision, opinion, acceptance, use of judgment, expression of satisfaction or other exercise of discretion, rights or remedies to be made (or not to be made) by the Trustee, it is understood that in all cases the Trustee shall be acting, giving, withholding, suffering, omitting, taking or otherwise undertaking and exercising the same (or shall not be undertaking or exercising the same) as directed. This provision is intended solely for the benefit of the Trustee and its successors and permitted assigns and is not intended to and will not entitle the other parties hereto to any defense, claim or counterclaim or confer any rights or benefits on any party hereto.

Section 10.03  Indemnification.

(a)           THE COMPANY RELEASES THE ISSUER AND THE TRUSTEE FROM, AND COVENANTS AND AGREES THAT THE ISSUER AND THE TRUSTEE SHALL NOT BE LIABLE FOR, AND COVENANTS AND AGREES, TO THE EXTENT PERMITTED BY LAW, TO INDEMNIFY AND HOLD HARMLESS THE ISSUER AND THE TRUSTEE AND THEIR RESPECTIVE MEMBERS, OFFICERS, EMPLOYEES AND AGENTS FROM AND AGAINST, ANY AND ALL LOSSES, CLAIMS, DAMAGES, LIABILITIES OR EXPENSES (INCLUDING REASONABLE ATTORNEYS’ FEES, LITIGATION AND COURT COSTS, AMOUNTS PAID IN SETTLEMENT AS CONSENTED TO BY THE COMPANY AND AMOUNTS PAID TO DISCHARGE JUDGMENTS), OF EVERY CONCEIVABLE KIND, CHARACTER AND NATURE WHATSOEVER (INCLUDING FEDERAL AND STATE SECURITIES LAWS) ARISING OUT OF, RESULTING FROM OR IN ANY WAY CONNECTED WITH (I) THE PROJECT, OR THE CONDITIONS, OCCUPANCY, USE, POSSESSION, CONDUCT OR MANAGEMENT OF, OR WORK DONE IN OR ABOUT THE PROJECT OR THE OTHER FACILITIES OF THE COMPANY OR ITS AFFILIATES, OR FROM THE PLANNING, DESIGN, ACQUISITION, CONSTRUCTION, REHABILITATION, RENOVATION, IMPROVEMENT, INSTALLATION OR EQUIPPING OF THE PROJECT OR ANY PART THEREOF; (II) THE ISSUANCE, SALE OR RESALE OF ANY SERIES 2019 BONDS OR ANY CERTIFICATIONS OR REPRESENTATIONS MADE IN CONNECTION THEREWITH, THE EXECUTION AND DELIVERY OF THIS FINANCING AGREEMENT, THE INDENTURE OR THE USE OF PROCEEDS CERTIFICATE OR ANY AMENDMENT THERETO AND THE CARRYING OUT OF ANY OF THE TRANSACTIONS CONTEMPLATED BY THE SERIES 2019 BONDS, THE INDENTURE AND THIS FINANCING AGREEMENT; (III) THE TRUSTEE’S ACCEPTANCE OR ADMINISTRATION OF THE TRUSTS UNDER THE INDENTURE, OR THE EXERCISE OR PERFORMANCE OF ANY OF THEIR POWERS OR DUTIES UNDER THE INDENTURE OR THIS FINANCING AGREEMENT; (IV) ANY UNTRUE STATEMENT OR ALLEGED UNTRUE STATEMENT OF ANY MATERIAL FACT OR OMISSION OR ALLEGED OMISSION TO STATE A MATERIAL FACT REQUIRED TO BE STATED OR NECESSARY TO MAKE THE STATEMENTS MADE, IN LIGHT OF THE CIRCUMSTANCES UNDER WHICH THEY WERE MADE, NOT MISLEADING, IN ANY OFFICIAL STATEMENT OR OTHER OFFERING CIRCULAR UTILIZED BY ANY UNDERWRITER OR PLACEMENT AGENT IN CONNECTION WITH THE SALE OF ANY SERIES 2019 BONDS OR IN ANY DISCLOSURE MADE BY THE COMPANY TO COMPLY WITH THE REQUIREMENTS OF S.E.C. RULE 15C2-12; (V) ANY VIOLATION OF ANY ENVIRONMENTAL LAWS OR THE RELEASE OF ANY HAZARDOUS MATERIALS AT, FROM, UNDER OR ON THE PROJECT OR ANY OTHER FACILITIES OF THE COMPANY OR ITS AFFILIATES; (VI) THE DEFEASANCE AND/OR REDEMPTION, IN WHOLE OR IN PART, OF THE SERIES 2019 BONDS; OR (VII) ANY DECLARATION OF TAXABILITY OF INTEREST ON THE SERIES 2019 BONDS, OR ALLEGATIONS THAT INTEREST ON THE SERIES 2019 BONDS IS TAXABLE OR ANY REGULATORY AUDIT OR INQUIRY REGARDING WHETHER INTEREST IN THE SERIES 2019 BONDS IS TAXABLE; PROVIDED THAT SUCH INDEMNITY SHALL NOT BE REQUIRED FOR DAMAGES THAT RESULT FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT ON THE PART OF THE PARTY SEEKING SUCH INDEMNITY. THE COMPANY FURTHER COVENANTS AND AGREES, TO THE EXTENT PERMITTED BY LAW, TO PAY OR TO REIMBURSE THE ISSUER AND THE TRUSTEE AND THEIR RESPECTIVE OFFICERS, EMPLOYEES AND AGENTS FOR ANY AND ALL COSTS, REASONABLE ATTORNEYS’ FEES AND EXPENSES, LIABILITIES OR OTHER EXPENSES INCURRED IN CONNECTION WITH INVESTIGATING, DEFENDING AGAINST OR OTHERWISE IN CONNECTION WITH ANY SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES, EXPENSES OR ACTIONS, EXCEPT TO THE EXTENT THAT THE SAME ARISE OUT OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE ISSUER OR THE TRUSTEE OR THEIR RESPECTIVE OFFICERS, EMPLOYEES AND AGENTS CLAIMING SUCH PAYMENT OR REIMBURSEMENT. IN NO EVENT SHALL THE TRUSTEE BE RESPONSIBLE OR LIABLE FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE LOSS OR DAMAGE OR ANY KIND WHATSOEVER (INCLUDING LOSS OF PROFIT), IRRESPECTIVE OF WHETHER THE TRUSTEE HAS BEEN ADVISED OF THE LIKELIHOOD OF SUCH LOSS OR DAMAGES AND REGARDLESS OF THE FORM OF ACTION. THE PROVISIONS OF THIS SECTION SHALL SURVIVE ANY RESIGNATION OR REMOVAL OF THE TRUSTEE, THE RETIREMENT OF THE SERIES 2019 BONDS AND THE TERMINATION OF THIS FINANCING AGREEMENT OR THE INDENTURE.

(b)           THE COMPANY WILL, TO THE FULLEST EXTENT PERMITTED BY LAW, PROTECT, INDEMNIFY AND SAVE THE ISSUER AND THE STATE AND THEIR OFFICERS, AGENTS, AND EMPLOYEES AND ANY PERSON WHO CONTROLS THE ISSUER WITHIN THE MEANING OF THE SECURITIES ACT, HARMLESS FROM AND AGAINST ALL LIABILITIES, LOSSES, DAMAGES, COSTS, EXPENSES (INCLUDING ATTORNEYS’ FEES AND EXPENSES OF THE ISSUER), TAXES, CAUSES OF ACTION, SUITS, CLAIMS, DEMANDS AND JUDGMENTS IN CONNECTION WITH THE TRANSACTION CONTEMPLATED BY THIS FINANCING AGREEMENT OR ARISING FROM OR RELATED TO THE ISSUANCE OR SALE OF THE BONDS, INCLUDING:

(i)            ANY INJURY TO OR DEATH OF ANY PERSON OR DAMAGE TO PROPERTY IN OR UPON THE PROJECT OR GROWING OUT OF OR CONNECTED WITH THE USE, NON-USE, CONDITION OR OCCUPANCY OF THE TAX-EXEMPT PROJECT OR ANY PART THEREOF, INCLUDING ANY AND ALL ACTS OR OPERATIONS RELATING TO THE ACQUISITION OR INSTALLATION OF PROPERTY OR IMPROVEMENTS. THE FOREGOING INDEMNIFICATION OBLIGATIONS SHALL NOT BE LIMITED IN ANY WAY BY ANY LIMITATION ON THE AMOUNT OR TYPE OF DAMAGES, COMPENSATION OR BENEFITS PAYABLE BY OR FOR THE COMPANY, CUSTOMERS, SUPPLIERS OR AFFILIATED ORGANIZATIONS UNDER ANY WORKERS’ COMPENSATION ACTS, DISABILITY BENEFIT ACTS OR OTHER EMPLOYEE BENEFIT ACTS;

(ii)           VIOLATION OF ANY AGREEMENT, PROVISION OR CONDITION OF THIS FINANCING AGREEMENT, THE SERIES 2019 BONDS OR THE INDENTURE, EXCEPT THAT THE COMPANY SHALL NOT BE LIABLE FOR ANY INDEMNIFICATION TO AN INDEMNIFIED PARTY TO THE EXTENT THAT ANY SUCH VIOLATION RESULTS FROM THAT INDEMNIFIED PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT;

(iii)         VIOLATION BY THE COMPANY OF ANY CONTRACT, AGREEMENT OR RESTRICTION WHICH SHALL HAVE EXISTED AT THE COMMENCEMENT OF THE TERM OF THIS FINANCING AGREEMENT OR SHALL HAVE BEEN APPROVED BY THE COMPANY;

(iv)         VIOLATION BY THE COMPANY OF ANY LAW, ORDINANCE, COURT ORDER OR REGULATION AFFECTING THE TAX-EXEMPT PROJECT OR A PART THEREOF OR THE OWNERSHIP, OCCUPANCY OR USE THEREOF;

(v)               WITH RESPECT TO THE INVESTMENT, REBATE, USE, APPLICATION OR DISBURSEMENT OF THE PROCEEDS FROM THE SALE OF THE SERIES 2019 BONDS;

(vi)           ANY STATEMENT OR INFORMATION RELATING TO THE EXPENDITURE OF THE PROCEEDS OF THE SERIES 2019 BONDS CONTAINED IN THE USE OF PROCEEDS CERTIFICATE OR SIMILAR DOCUMENT FURNISHED BY THE COMPANY TO THE ISSUER OR TRUSTEE WHICH, AT THE TIME MADE, IS MISLEADING, UNTRUE OR INCORRECT IN ANY MATERIAL RESPECT; AND

(vii)          ANY UNTRUE STATEMENT OR ALLEGED UNTRUE STATEMENT OF A MATERIAL FACT CONTAINED IN ANY OFFERING MATERIAL RELATING TO THE SALE OF THE SERIES 2019 BONDS (AS FROM TIME TO TIME AMENDED OR SUPPLEMENTED) OR ARISING OUT OF OR BASED UPON THE OMISSION OR ALLEGED OMISSION TO STATE THEREIN A MATERIAL FACT REQUIRED TO BE STATED THEREIN OR NECESSARY IN ORDER TO MAKE THE STATEMENTS THEREIN NOT MISLEADING, OR FAILURE TO PROPERLY REGISTER OR OTHERWISE QUALIFY THE SALE OF THE BONDS OR FAILURE TO COMPLY WITH ANY LICENSING OR OTHER LAW OR REGULATION WHICH WOULD AFFECT THE MANNER WHEREBY OR TO WHOM THE SERIES 2019 BONDS COULD BE SOLD.

PROMPTLY AFTER RECEIPT BY THE ISSUER OR ANY SUCH OTHER INDEMNIFIED PERSON, AS THE CASE MAY BE, OF NOTICE OF THE COMMENCEMENT OF ANY ACTION WITH RESPECT TO WHICH INDEMNITY MAY BE SOUGHT AGAINST THE COMPANY UNDER THIS SECTION, SUCH PERSON WILL NOTIFY THE COMPANY IN WRITING OF THE COMMENCEMENT THEREOF, AND, SUBJECT TO THE PROVISIONS HEREINAFTER STATED, THE COMPANY SHALL ASSUME THE DEFENSE OF SUCH ACTION (INCLUDING THE EMPLOYMENT OF COUNSEL, WHO SHALL BE COUNSEL SUBJECT TO THE APPROVAL OF THE INDEMNIFIED PERSON, WHICH APPROVAL SHALL NOT BE UNREASONABLY WITHHELD, AND THE PAYMENT OF EXPENSES). INSOFAR AS SUCH ACTION SHALL RELATE TO ANY ALLEGED LIABILITY WITH RESPECT TO WHICH INDEMNITY MAY BE SOUGHT AGAINST THE COMPANY, THE ISSUER, THE TRUSTEE OR ANY SUCH OTHER INDEMNIFIED PERSON SHALL HAVE THE RIGHT TO EMPLOY SEPARATE COUNSEL OF THEIR OWN CHOICE IN ANY SUCH ACTION AND TO PARTICIPATE IN THE DEFENSE THEREOF, AND THE REASONABLE FEES AND EXPENSES OF SUCH COUNSEL SHALL BE AT THE EXPENSE OF THE COMPANY. THE COMPANY SHALL NOT SETTLE OR COMPROMISE ANY ACTION OR PROCEEDING DEFENDED BY THE COMPANY WITHOUT THE EXPRESS WRITTEN CONSENT OF THE AFFECTED PARTY, UNLESS SUCH SETTLEMENT OR COMPROMISE (X) INCLUDES AN UNCONDITIONAL RELEASE OF THE AFFECTED PARTY FROM ALL LIABILITY ARISING OUT OF SUCH ACTION OR PROCEEDING AND (Y) DOES NOT INCLUDE A STATEMENT OR ADMISSIONS OF FAULT, CULPABILITY OR A FAILURE TO ACT, BY OR ON BEHALF OF, THE AFFECTED PARTY. THE COMPANY SHALL NOT BE LIABLE FOR ANY SETTLEMENT OF ANY SUCH ACTION EFFECTED WITHOUT ITS CONSENT, BUT IF ANY ACTION IS SETTLED WITH THE CONSENT OF THE COMPANY OR IF THERE BE A FINAL JUDGMENT FOR THE PLAINTIFF IN ANY SUCH ACTION, THE COMPANY SHALL INDEMNIFY AND HOLD HARMLESS EACH INDEMNIFIED PARTY FROM AND AGAINST ANY LOSSES, CLAIMS, DAMAGES, LIABILITIES OR EXPENSES INCURRED OR SUFFERED BY REASON OF SUCH SETTLEMENT OR JUDGMENT.

THE PROVISIONS OF THIS SECTION SHALL SURVIVE PAYMENT AND DISCHARGE OF THE SERIES 2019 BONDS. IF THE TRUSTEE RESIGNS OR IS REPLACED, THE COMPANY’S OBLIGATIONS UNDER THIS SECTION 10.03 SHALL CONTINUE FOR THE BENEFIT OF THE TRUSTEE AS WELL AS THE SUCCESSOR TRUSTEE.

ARTICLE XI

SECURITY DOCUMENTS

Section 11.01 Security Interest. On the Closing Date, the BFA Loan Obligations will be the senior secured obligations of the Company. From and after the Closing Date, pursuant to the terms hereof and of the Fixed Asset Pari Passu Lien Collateral Documents, the due and punctual payment of the principal of, premium (if any) and interest, if any, on, the BFA Loan when and as the same shall be due and payable, whether on an Interest Payment Date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of, premium (if any) and interest, if any, on the BFA Loan and performance and payment of all other obligations of the Company and the Guarantors to the Issuer or, as a result of the assignment of the Issuer’s rights hereunder, the Trustee (including, without limitation, the Guarantees), according to the terms hereunder, are secured as provided herein and in the Security Documents.

The Issuer, by its acceptance of the Series 2019 Note, acknowledges the existence and applicability of the Security Documents (including, without limitation, the provisions providing for foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with their terms. Each of the Company and the Guarantors acknowledges and agrees that each is bound by the terms of the Security Documents, as the same may be in effect from time to time, and each affirm its agreement to perform its respective obligations thereunder in accordance therewith.

Each of the Company and the Guarantors will do or cause to be done all such acts and things as may be required by the provisions of the Security Documents, to assure and confirm to the Collateral Agent the security interest in the Collateral contemplated by the Security Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of the BFA Loan Obligations. Each of the Company and the Guarantors will take, and will cause the Subsidiary Guarantors to take, any and all actions reasonably required to cause the Security Documents to create and maintain, as security for the Pari Passu Lien Obligations, a valid and enforceable perfected Lien in and on all the Collateral in favor of the Collateral Agent for the benefit of the Pari Passu Lien Secured Parties, in each case, to the extent expressly required by, and with the Lien priority required under, the Pari Passu Lien Debt Documents.

Section 11.02 Collateral Trust Agreement.

This Article XII and the provisions of each other Security Document are subject to the terms, conditions and benefits set forth in the Collateral Trust Agreement. Each of the Company and the Guarantors consents to, and agrees to be bound by, the terms of the Collateral Trust Agreement, as the same may be in effect from time to time, and to perform its obligations thereunder in accordance therewith. The Issuer, by its acceptance and assignment of the Series 2019 Note and of its right, title and interest in and to the Financing Agreement (other than Unassigned Rights), authorizes the Trustee to execute and deliver the Joinder to the Collateral Trust Agreement.

Section 11.03 Collateral Agent.

(1)           As of the Closing Date, U.S. Bank National Association is acting as the Collateral Agent for the benefit of the Holders of all Pari Passu Lien Obligations outstanding from time to time.

(2)             None of the Company, the Guarantors, or any of their Affiliates may act as Collateral Agent.

(3)             The Collateral Agent will hold (directly or through co-trustees or agents), and will be entitled to enforce, all Liens on the Collateral created by the Pari Passu Lien Debt Documents.

(4)             Except as provided in the Collateral Trust Agreement or as directed by an Act of Required Pari Passu Lien Secured Parties, or, as applicable, the Controlling Representative, in accordance with the Collateral Trust Agreement, the Collateral Agent will not be obligated:

(i)              to act upon directions purported to be delivered to it by any Person;

(ii)             to foreclose upon or otherwise enforce any Lien; or

(iii)            to take any other action whatsoever with regard to any or all of the Pari Passu Lien Debt Documents, the Liens created thereby or the Collateral.

The Company will deliver to the Trustee copies of all Pari Passu Lien Security Documents delivered to the Collateral Agent.

Section 11.04 Release of Liens on Collateral.

The Collateral Agent’s Liens on the Collateral will be released in any one or more of the circumstances described in the Collateral Trust Agreement, the Intercreditor Agreement and the other Security Documents.

Section 11.05 Release of Liens in Respect of BFA Loan Obligations.

The Collateral Agent’s Liens upon the Collateral will no longer secure the BFA Loan Obligations, and the right of the Holders of the Series 2019 Bonds to the benefits and proceeds of the Collateral Agent’s Liens on the Collateral will terminate and be discharged:

(1)             upon the prepayment of the BFA Loan Obligations, in accordance with Article IX hereof;

(2)             upon defeasance of the Series 2019 Bonds and any Additional Bonds, in accordance with Article IX of the Indenture;

(3)             solely with respect to ABL Priority Collateral, if and to the extent required by the Intercreditor Agreement; and

(4)             with respect to the assets of any Guarantor, at the time such Guarantor is released from its Guarantee in accordance with its terms.

Section 11.06 Equal and Ratable Sharing of Collateral by Pari Passu Lien Secured Parties.

Notwithstanding:

(1)               anything to the contrary contained in the Security Documents;

(2)               the time of incurrence of any Series of Pari Passu Lien Debt;

(3)               the order or method of attachment or perfection of any Series of Pari Passu Lien Debt;

(4)               the time or order of filing or recording of financing statements, mortgages or other documents filed or recorded to perfect any Lien upon any Collateral;

(5)               the time of taking possession or control over any Collateral;

(6)               that any Pari Passu Lien may not have been perfected or may be or have become subordinated, by equitable subordination or otherwise, to any other Lien; or

(7)               the rules for determining priority under any law governing relative priorities of Liens:

(a)               all Pari Passu Liens granted at any time by the Company or any Guarantor will secure, equally and ratably, all present and future Pari Passu Lien Obligations; and

(b)               all proceeds of all Pari Passu Liens granted at any time by the Company or any Guarantor will be allocated and distributed equally and ratably on account of the Pari Passu Lien Debt and other Pari Passu Lien Obligations.

In addition, this Section 11.08 is intended for the benefit of, and shall be enforceable as a third party beneficiary by, each present and future Holder of Pari Passu Lien Obligations, each present and future Pari Passu Lien Debt Representative and the Collateral Agent as holder of Pari Passu Liens. The Pari Passu Lien Debt Representative of each future Series of Pari Passu Lien Debt shall be required to deliver a Lien sharing and priority confirmation to the Trustee and the Collateral Agent at the time of incurrence of such Series of Pari Passu Lien Debt.

Section 11.07 Relative Rights.

Nothing in this Financing Agreement or the Security Documents will:

(1)  impair, as to the Company and the Issuer, the obligation of the Company to pay principal of, premium and interest on the Series 2019 Note in accordance with its terms or any other obligation of the Company or any other Grantor, including, but not limited to the payment obligations of the Company and Guarantors under this Financing Agreement;

(2)  affect the relative rights of Holders of Pari Passu Indebtedness as against any other creditors of the Company or any other Grantor (other than holders of Pari Passu Liens);

(3)  restrict the right of any Holder of Pari Passu Indebtedness to sue for payments that are then due and owing (but not enforce any judgment in respect thereof against any Collateral to the extent prohibited by the Collateral Trust Agreement);

(4)   restrict or prevent any Holder of Pari Passu Indebtedness, the Pari Passu Collateral Agent or any Pari Passu Lien Debt Representative from exercising any of its rights or remedies upon a Default or Event of Default not restricted or prohibited by the Collateral Trust Agreement; or

(5)  restrict or prevent the Collateral Agent from taking any lawful action in an Insolvency or Liquidation Proceeding not specifically restricted or prohibited by the Collateral Trust Agreement.

Section 11.08 Further Assurances.

(a)  The Company and each of the other Grantors will do or cause to be done all acts and things that may be required, or that the Collateral Agent from time to time may reasonably request, to assure and confirm that the Collateral Agent holds, for the benefit of the Pari Passu Lien Secured Parties, duly created and enforceable and perfected Liens upon the Collateral, (including any property or assets that are acquired or otherwise become, or are required by any Pari Passu Lien Debt Document to become, Collateral after the date thereof), in each case, as expressly required by, and with the Lien priority required under, the Pari Passu Lien Debt Documents.

(b)  The Company and each of the other Grantors will promptly execute, acknowledge and deliver such security documents, instruments, certificates, notices and other documents, and take such other actions as may be reasonably required, or that the Collateral Agent may reasonably request, to create, perfect, protect, assure or enforce the Liens and benefits intended to be conferred, in each case, as expressly required by the Pari Passu Lien Debt Documents for the benefit of the Pari Passu Lien Secured Parties.

Section 11.09 Intercreditor Agreement.

The Intercreditor Agreement provides, subject to the terms thereof, for the following priority of the Fixed Asset Pari Passu Lien, on the one hand, relative to the ABL Liens, on the other hand:

(1)               subject to certain limitations, any Lien on the ABL Priority Collateral to the extent securing any ABL Obligations now or hereafter held by or on behalf of the ABL Agent, or any other ABL Claimholders or any agent or trustee therefor, shall be senior in all respects and prior to any Lien on the ABL Priority Collateral securing any Fixed Asset Pari Passu Lien Obligations; and

(2)               the Fixed Asset Pari Passu Lien Obligations on the Notes Priority Collateral will be senior to the ABL Liens on the Fixed Asset Priority Collateral, and, consequently, the holders of any Fixed Asset Pari Passu Lien Obligations will be entitled to receive the proceeds from the disposition of any Fixed Asset Priority Collateral prior to the holders of any ABL Obligations.

Section 11.10 Trustee Duties.

(a)               On the Closing Date, the Trustee will execute the Joinder to the Collateral Trust Agreement and will be designated as the Pari Passu Lien Debt Representative for the BFA Loan Obligations. The Trustee shall not be obligated to take any action (or to direct the Collateral Agent to take any action) under the Collateral Trust Agreement or any other Security Document for any of the Series 2019 Bonds without the written direction of the Holders of a majority in aggregate principal amount of the Outstanding Series 2019 Bonds (or the minimum consent for such action required under the Indenture) and may request the direction of the Holders of a majority in aggregate principal amount of the Outstanding Series 2019 Bonds (or the minimum consent for such action required under the Indenture) with respect to any such actions and, upon receipt of the written consent of the Holders of a majority in aggregate principal amount of the Outstanding Series 2019 Bonds (or the minimum consent for such action required under the Indenture) along with security and indemnity satisfactory to the Trustee and the Collateral Agent, shall take such actions.

(b)              Neither the Trustee, the Issuer nor any of their officers, directors, employees, attorneys or agents shall be responsible or liable (i) for the legality, enforceability, effectiveness or sufficiency of any of the Security Documents, for the creation, perfection, priority, sufficiency, maintenance, renewal or protection of any Lien, or for any defect or deficiency as to any such matters, or (ii) for any failure to demand, collect, foreclose or realize upon or otherwise enforce any of the Liens or Security Documents or any delay in doing so, or (iii) for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral.

(c)               The rights, privileges, protections, immunities and benefits given to the Issuer under this Financing Agreement and the Trustee under the Indenture, including, without limitation, their right to be indemnified and compensated and all other rights, privileges, protections, immunities and benefits set forth in this Financing Agreement and the Indenture are extended to the Trustee when acting under the Collateral Trust Agreement, the Intercreditor Agreement (if applicable) and the other Pari Passu Lien Debt Documents on behalf of the Holders of the Series 2019 Bonds.

(d)               The Trustee will not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any Liens on the Collateral.

(e)               Whenever an action under the Collateral Trust Agreement requires an Act of Required Pari Passu Lien Secured Parties, the Trustee, in its capacity as Pari Passu Lien Debt Representative, shall be entitled to seek the direction of Holders of a majority in aggregate principal amount of the Outstanding Series 2019 Bonds. Subject to the next succeeding sentence, if the minimum consent or directions of Holders of Series 2019 Bonds for such action required under the Financing Agreement or the Indenture are met, the Trustee shall deliver a written direction to the Collateral Agent on behalf of Holders of Series 2019 Bonds (i) directing such Act of Required Pari Passu Lien Secured Parties and (ii) notifying the Collateral Agent in writing of the aggregate principal amount of such Series 2019 Bonds consenting or directing such action (it being agreed that if the requisite percentage of consent or direction is received by the Trustee, the Trustee shall consent or direct such action on behalf of all of the then Outstanding aggregate principal amount of the Series 2019 Bonds), which upon request of the Collateral Agent, shall be accompanied by indemnity or security acceptable to the Collateral Agent for any losses, liability or expenses that may be incurred in connection with such direction (it being understood that the Trustee, in its individual capacity, shall not be obligated to provide such indemnity or security). Notwithstanding the foregoing, if the requested action requires the consent or direction of each Holder of the Series 2019 Bonds affected thereby, then the Trustee shall not deliver a direction to the Collateral Agent in such Act of Required Pari Passu Lien Secured Parties unless a unanimous consent is obtained for the Holders of the Series 2019 Bonds. For purposes of determining the consent or direction of Holders of the Series 2019 Bonds for an action under the Collateral Trust Agreement that requires an Act of Required Pari Passu Lien Secured Parties, the Series 2019 Bonds registered in the name of, or beneficially owned by, the Company or any Affiliate of the Company will be deemed not to be Outstanding and neither the Company nor any Affiliate of the Company will be entitled to vote such Series 2019 Bonds and the Company shall notify the Trustee and the Collateral Agent in writing whether any of the Series 2019 Bonds are owned by it or any of its Affiliates.

ARTICLE XII

MISCELLANEOUS

Section 12.01 Notices. All notices, certificates or other communications shall be deemed sufficiently given on the second day following the day on which the same have been mailed by certified mail, postage prepaid, addressed to the Issuer, the Company or the Trustee, as follows, and such communications shall also be deemed sufficiently given to the Trustee if sent by facsimile with confirmed receipt.

If to the Issuer, at:	Arkansas Development Finance Authority
900 West Capitol Avenue, Suite 310
Little Rock, Arkansas
Attn: President
Phone: (501) 682-5900
Fax: (501) 682-5939
Email: Cheryl.schluterman@adfa.arkansas.gov

with a copy to:	Arkansas Development Finance Authority
900 West Capitol Avenue, Suite 310
Little Rock, Arkansas
Attn: Vice President – Legal and Tax
Phone: (501) 682-5927
Fax: (501) 682-5939
Email: ben.vankleef@adfa.arkansas.gov

If to the Trustee and

Paying Agent, at	U.S. Bank National Association
Global Corporate Trust Services
1350 Euclid Avenue, Suite 1100
Cleveland, Ohio 44115
Attn: David Schlabach
Phone: (216) 623-5987
Email: david.schlabach@usbank.com

If to the Rating Agency, at:	Moody’s Investors Service
7 WTC @ 250 Greenwich Street
New York, New York 10007
Attn: Michael S. Corelli, CFA
Phone: (212) 553-1654
E-mail: michael.corelli@moodys.com

Standard & Poor’s
55 Water Street
New York, New York 10007
Attn: William R. Ferara
Phone: (212) 438-1776
E-mail: bill.ferara@spglobal.com

If to the Company, at	Big River Steel LLC
2027 East State Highway 198
Osceola, Arkansas 72370
Attn: Chief Executive Officer

with a copy to:	Big River Steel LLC
2027 East State Highway 198
Osceola, Arkansas 72370
Attn: Chief Financial Officer
Phone: (870) 559-3122
E-mail: mcarano@bigriversteel.com

and:	Big River Steel LLC
2027 East State Highway 198
Osceola, Arkansas 72370
Attn: Chief Compliance Officer
Phone: (870) 559-3123
E-mail: ltrammell@bigriversteel.com

and:	Baker & Hostetler LLP
Key Tower
127 Public Square, Suite 2000
Cleveland, Ohio 44114
Attn: Phillip M. Callesen, Esq.
Phone: (216) 861-7884

Any notice given to the Company as provided above shall be deemed to have been given to any affiliate of the Company affected by such notice.

A duplicate copy of each notice, certificate or other communication given hereunder by either the Issuer or the Company to the other shall also be given to the Trustee. The Issuer, the Company or the Trustee may, by notice given hereunder, designate any different addresses to which subsequent notices, certificates or other communications shall be sent.

Section 12.02 Severability. If any provision of this Financing Agreement shall be held or deemed to be, or shall in fact be, illegal, inoperative or unenforceable, the same shall not affect any other provision or provisions herein contained or render the same invalid, inoperative, or unenforceable to any extent whatever.

Section 12.03 Execution of Counterparts. This Financing Agreement may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument; provided, however, that for purposes of perfecting a security interest in this Financing Agreement by the Company on behalf of the Trustee under Article 9 of the Uniform Commercial Code, only the counterpart delivered, pledged, and assigned to the Trustee shall be deemed the original.

Section 12.04 Amendments, Changes and Modifications. After the initial issuance of Series 2019 Bonds and prior to the payment in full of all Bonds, or provision for such payment having been made as provided in the Indenture, this Financing Agreement may not be effectively amended, changed, modified, altered or terminated except in accordance with the terms of the Indenture.

Section 12.05 Governing Law; Venue. This Financing Agreement is governed by the laws of the State of Arkansas, without regard to the choice of law rules of the State of Arkansas. Venue for any action under this Financing Agreement to which the Issuer is a party shall lie within the district courts of the State of Arkansas, and the parties hereto consent to the jurisdiction and venue of any such court and hereby waive any argument that venue in such forums is not convenient.

Section 12.06 Delegation of Duties by Issuer. It is agreed that under the terms of this Financing Agreement and under the terms of the Indenture, the Issuer has delegated certain of its duties hereunder to the Company and to the Trustee. The fact of such delegation shall be deemed sufficient compliance by the Issuer to satisfy the duties so delegated and the Issuer shall not be liable in any way by reason of acts done or omitted by the Company, the Authorized Company Representative or the Trustee. The Issuer shall have the right at all times to act in reliance upon the authorization, representation or certification of the Company, the Authorized Company Representative or the Trustee.

Section 12.07 Authorized Representative. Whenever under the provisions of this Financing Agreement the approval of the Company is required or the Company is required to take some action at the request of the Issuer, such approval or such request shall be given on behalf of the Company by an Authorized Company Representative, and the Issuer and the Trustee shall be authorized to act on any such approval or request and neither party hereto shall have any complaint against the other or against the Trustee as a result of any such action taken.

Section 12.08 Term of the Agreement. This Financing Agreement shall be in full force and effect from the date hereof and shall continue in effect as long as any amounts are due hereunder (other than contingent indemnity or other obligations that survive termination of the Indenture, the Note and this Financing Agreement, but as of such date of determination are not due and payable and for which no claims have been made), any of the Bonds are outstanding or the Trustee holds any moneys under the Indenture, whichever is later. All representations and certifications by the Company as to all matters affecting the tax-exempt status of the Series 2019 Bonds shall survive the termination of this Financing Agreement.

Section 12.09 Binding Effect. This Financing Agreement shall inure to the benefit of and shall be binding upon the Issuer, the Company and their respective successors and assigns.

Section 12.10 Survival of Fee Obligation. The right of the Issuer and the Trustee to receive any fees or be reimbursed for any expenses incurred pursuant to this Financing Agreement, and the right of the Issuer and the Trustee to be protected from any liability as provided in this Financing Agreement, shall survive the retirement of the Series 2019 Bonds and the termination of this Financing Agreement.

Section 12.11 Non-Recourse Liability. Satisfaction of all obligations of the Company and the Guarantors hereunder shall be had solely from the Company, the Guarantors and the Collateral. No past, present or future director, officer, employee, incorporator, member, partner or equity holder of the Company or any Guarantor or any Parent Company will have any liability for any obligations of the Company or the Guarantors under the Series 2019 Bonds, the Guarantees, or this Financing Agreement or for any claim based on, in respect of, or by reason of such obligations or their creation.

Section 12.12 Liability of Issuer Limited to Trust Estate. Notwithstanding anything in this Financing Agreement or in the Series 2019 Bonds, the Issuer shall not be required to advance any moneys derived from any source other than the Trust Estate and other assets pledged under the Indenture for any of the purposes in the Indenture mentioned, whether for the payment of the principal of or interest on the Series 2019 Bonds or for any other purpose of the Indenture. The Issuer shall not be liable for any costs, expenses, losses, damages, claims or actions, of any conceivable kind on any conceivable theory, under or by reason of or in connection with this Financing Agreement, the Series 2019 Bonds or the Indenture, except only to the extent amounts are received for the payment thereof from the Company under this Financing Agreement.

The Company hereby acknowledges that the Issuer’s sole source of moneys to repay the Series 2019 Bonds will be provided by the payments made by the Company or the Collateral Agent to the Trustee pursuant to this Financing Agreement and the Collateral Trust Agreement and Intercreditor Agreement, together with investment income on certain funds held by the Trustee under the Indenture and the Collateral Agent under the Collateral Trust Agreement and Intercreditor Agreement, and hereby agrees that if the payments to be made hereunder shall ever prove insufficient to pay all principal (or redemption price) and interest on the Series 2019 Bonds as the same shall become due (whether by maturity, redemption, acceleration or otherwise), then upon notice from the Trustee, the Company shall pay such amounts in accordance with Section 4.04 hereof.

The provisions of this Section 11.12 shall be in addition to, and not in lieu of, any other provisions limiting the liability of the Issuer hereunder.

Section 12.13 Waiver of Personal Liability. No member, officer, agent or employee of the Issuer or any direct or indirect owner, director, officer, agent or employee of the Company shall be individually or personally liable for the payment of any principal (or redemption price) or interest on the Series 2019 Bonds or any sum hereunder or under the Indenture or be subject to any personal liability or accountability by reason of the execution and delivery of this Financing Agreement; but nothing herein contained shall relieve any such member, direct or indirect owner, director, officer, agent or employee from the performance of any official duty provided by law or by this Financing Agreement.

Section 12.14 No Constitutional Debt. It is understood and agreed by the Company and the Holders that no covenant, provisions or agreement of the Issuer herein or in the Series 2019 Bonds or in any other document executed by the Issuer in connection with the issuance, sale and delivery of the Series 2019 Bonds, or any obligation herein or therein imposed upon the Issuer or breach thereof, shall give rise to a pecuniary liability of the Issuer, its directors, officers, employees or agents or a charge against the Issuer’s general credit or general fund or shall obligate the Issuer, its directors, officers, employees or agents financially in any way. No failure of the Issuer to comply with any term, condition, covenant or agreement herein or in the Indenture shall subject the Issuer, its directors, officers, employees or agents to liability for any claim for damages, costs or other financial or pecuniary charges. No execution on any claim, demand, cause of action or judgment shall be levied upon or collected from the general credit or general fund of the Issuer. In making the agreements, provisions and covenants set forth herein, the Issuer has not obligated itself except with respect to the Indenture and the funds and accounts held thereunder and the application of Trust Estate Revenues therefrom and from this Financing Agreement, and from the proceeds of the Series 2019 Bonds, as hereinabove provided.

The Series 2019 Bonds constitute special, limited obligations of the Issuer, payable solely from proceeds of the Series 2019 Bonds, the Trust Estate Revenues pledged to the payment thereof pursuant to the Indenture and this Financing Agreement, and the funds and accounts held under and pursuant to the Indenture and pledged therefor. The Series 2019 Bonds, the interest thereon and any other payments or costs incident thereto do not constitute a debt or general obligation of the Issuer, the State of Arkansas or any political subdivision thereof within the meaning of any constitutional or statutory provisions. No provision in this Financing Agreement or any obligation herein imposed upon the Issuer, or the breach thereof, shall constitute or give rise to or impose upon the Issuer, the State or any political subdivision thereof a pecuniary liability or a charge upon their general credit or taxing powers. No officer, director, employee, member or agent of the Issuer shall be personally liable under this Financing Agreement.

NEITHER THE STATE OF ARKANSAS NOR ANY POLITICAL CORPORATION, SUBDIVISION OR AGENCY OF THE STATE OF ARKANSAS WILL BE OBLIGATED TO PAY THE PRINCIPAL OF, PREMIUM, IF ANY, OR INTEREST ON THE SERIES 2019 BONDS, AND NEITHER THE FAITH AND CREDIT NOR ANY TAXING POWERS OF THE ISSUER, THE STATE OF ARKANSAS OR ANY OTHER POLITICAL CORPORATION, SUBDIVISION OR AGENCY THEREOF IS PLEDGED TO THE PAYMENT OF THE PRINCIPAL OF, PREMIUM, IF ANY, PURCHASE PRICE FOR OR INTEREST ON THE SERIES 2019 BONDS. THE ISSUER HAS NO TAXING POWER.

IT IS FURTHER UNDERSTOOD AND AGREED BY THE COMPANY AND THE HOLDERS THAT THE ISSUER, ITS DIRECTORS, OFFICERS, EMPLOYEES OR AGENTS SHALL INCUR NO PECUNIARY LIABILITY HEREUNDER AND SHALL NOT BE LIABLE FOR ANY EXPENSES RELATED HERETO, ALL OF WHICH THE COMPANY AGREES TO PAY. IF, NOTWITHSTANDING THE PROVISIONS OF THIS SECTION, THE ISSUER, ITS DIRECTORS, OFFICERS, EMPLOYEES OR AGENTS INCUR ANY EXPENSE, OR SUFFER ANY LOSSES, CLAIMS OR DAMAGES OR INCURS ANY LIABILITIES, THE COMPANY WILL INDEMNIFY AND HOLD HARMLESS THE ISSUER, ITS DIRECTORS, OFFICERS, EMPLOYEES OR AGENTS FROM THE SAME AND WILL REIMBURSE THE ISSUER, ITS DIRECTORS, OFFICERS, EMPLOYEES OR AGENTS IN RELATION THERETO, AND THIS COVENANT TO INDEMNIFY, HOLD HARMLESS AND REIMBURSE THE ISSUER, ITS DIRECTORS, OFFICERS, EMPLOYEES OR AGENTS SHALL SURVIVE PAYMENT AND DISCHARGE OF THE SERIES 2019 BONDS.

Section 12.15 Certificates of the Company. Any certificate signed by an Authorized Company Representative and delivered pursuant to the Bond Documents or any of the other related documents or to be executed and delivered in accordance with the Indenture shall be deemed a representation and warranty by the Company as to the statements made therein.

Section 12.16 Complete Agreement. The parties agree that the terms and conditions of this Financing Agreement supersede those of all previous agreements between the parties relative to the Series 2019 Bonds other than the Purchase Agreement, and that this Financing Agreement, together with the documents referred to in this Financing Agreement, contains the entire agreement relative to the Series 2019 Bonds between the parties hereto.

IMPORTANT: READ BEFORE SIGNING. THE TERMS OF THIS FINANCING AGREEMENT SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING ARE ENFORCEABLE. NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS WRITTEN CONTRACT MAY BE LEGALLY ENFORCED. YOU MAY CHANGE THE TERMS OF THIS FINANCING AGREEMENT ONLY BY ANOTHER WRITTEN AGREEMENT.

IN WITNESS WHEREOF, the Arkansas Development Finance Authority has caused this Financing Agreement to be executed in its name and its seal to be hereunto affixed by its duly authorized officer, and each of the Company, Holdings, and BRS Finance has caused this Financing Agreement to be executed in its name all as of the date first above written.

ARKANSAS DEVELOPMENT FINANCE AUTHORITY

By:	/s/ Cheryl Schluterman
Name:	Cheryl Schluterman
Title:	President

[Signature Page to Bond Financing Agreement]

IN WITNESS WHEREOF, the Arkansas Development Finance Authority has caused this Financing Agreement to be executed in its name and its seal to be hereunto affixed by its duly authorized officer, and each of the Company, Holdings, and BRS Finance has caused this Financing Agreement to be executed in its name all as of the date first above written.

BIG RIVER STEEL LLC

By:	/s/ David Stickler
Name:	David Stickler
Title:	Chief Executive Officer

BRS FINANCE CORP.

By:	/s/ David Stickler
Name:	David Stickler
Title:	Chief Executive Officer

BRS INTERMEDIATE HOLDINGS LLC

By:	/s/ David Stickler
Name:	David Stickler
Title:	Chief Executive Officer

[Signature Page to Bond Financing Agreement]

EXHIBIT A

Description of the Tax-Exempt Project

The “Tax-Exempt Project” consists of the acquisition, construction, improvement, development, equipping and furnishing of an approximately 700,000 square foot expansion of the existing flat-rolled steel mill, its supporting infrastructure, and related facilities that manufacture, refine and process steel located on approximately 2,000 acres in Osceola, Mississippi County, Arkansas.

The Company currently operates a technologically advanced EAF steel facility, which is commonly referred to as the Flex Mill. From its initial conception, the Company’s Flex Mill facility was designed to accommodate the Tax-Exempt Project. The Tax-Exempt Project includes the addition of a second EAF, off-gas system, refining station, caster, tunnel furnace and down coiler to double production of HRC and fully utilize the Company’s existing hot rolling mill, RH degasser and downstream processing lines. At initial construction and development, the operational and logistical footprint of the Company’s Flex Mill was designed to support the additional machinery and equipment required for the Tax-Exempt Project and to allow for the increased flow of inbound raw materials and outbound products relating to and resulting from the Tax-Exempt Project. As a result, the majority of the Tax-Exempt Project involves the acquisition and installation of equipment without the necessity to expand or upgrade the Company’s Flex Mill’s existing infrastructure.

The totality of the Phase II expansion includes not only the Tax-Exempt Project, a portion of which will be financed with proceeds of the Series 2019 Bonds, but also a number of downstream processing expansion initiatives expected to increase the capabilities of the Company’s finishing mill, including installing NGO FP equipment and a second coating line focused on additional automotive applications. The portions of the Phase II expansion that are not eligible for tax-exempt financing under the Code are not included within the Tax-Exempt Project and are specifically excluded therefrom.

Exhibit A - 1

EXHIBIT B

Form of Closed End Line of Credit Promissory Note

Series 2019

$487,000,000	May 31, 2019

BIG RIVER STEEL LLC, a Delaware limited liability company (the “Company”), for value received, hereby promises to pay to Arkansas Development Finance Authority (the “Issuer”), or assigns, on the dates specified and in the manner set forth in the Financing Agreement (as hereinafter defined), the principal sum of $487,000,000, subject to prior payment as may be required or permitted in accordance with the Indenture (as hereinafter defined) and the Financing Agreement, with interest on the unpaid principal sum, from the date hereof, until the maturity of the Series 2019 Bonds (as hereinafter defined), at the then interest rate provided in the Series 2019 Bonds, as hereinafter defined. Interest shall be payable at the interest rates payable on the Series 2019 Bonds, and the principal of, premium, if any, and interest on this Note shall be payable at the times as set forth in more detail in the Financing Agreement and the Indenture.

Payments shall be made in lawful money of the United States of America in immediately available funds on the date payment is due, at the designated corporate trust office of U.S. Bank National Association, as trustee (the “Trustee”), in Cleveland, Ohio, or at such other place as the Trustee may direct in writing.

The Issuer, by the execution of the Indenture, as hereinafter defined, and the assignment form at the foot of this Note, is assigning this Note and the payments thereon, without recourse or warranty, to the Trustee acting pursuant to the Trust Indenture dated as of May 31, 2019 (the “Indenture”), between the Issuer and the Trustee as security for the Issuer’s $487,000,000 in aggregate principal amount of Industrial Development Revenue Bonds (Big River Steel Project), Series 2019 (the “Series 2019 Bonds”), as issued pursuant to the Indenture. Payments of principal of and interest on this Note shall be made directly to the Trustee for the account of the Issuer pursuant to such assignment and applied only to the principal of and interest on the Series 2019 Bonds. All obligations of the Company hereunder shall terminate when all sums due and to become due pursuant to the Indenture, this Note, the Financing Agreement, as hereinafter defined, and the Series 2019 Bonds have been paid, excluding contingent indemnity or other obligations that survive termination of the Indenture, this Note and the Financing Agreement, but as of such date of determination are not due and payable and for which no claims have been made.

In addition to the payments of principal and interest specified in the first paragraph hereof, the Company shall also pay such additional amounts, if any, which, together with other moneys available therefor pursuant to the Indenture, may be necessary to provide for payment (i) when due (whether at maturity, by acceleration or call for redemption, mandatory sinking fund redemption or otherwise) of principal and purchase price of, premium, if any, and interest on the Series 2019 Bonds, (ii) when due of all amounts payable by the Company pursuant to the Financing Agreement, and (iii) when due of all amounts payable to the Trustee pursuant to the Indenture.

The Company shall have the option or may be required to prepay this Note in whole or in part upon the terms and conditions and in the manner specified in the Bond Financing Agreement dated as of May 31, 2019 (the “Financing Agreement”), between the Issuer and each of the Company, BRS Finance Corp., and BRS Intermediate Holdings LLC.

This Note evidences a multi-advance line of credit. Subject to and upon the satisfaction of the terms and conditions of the Financing Agreement and the Indenture, the Company may request one or more draws under this Note in accordance and compliance with the Indenture. The aggregate outstanding amount of such draws shall not exceed the full principal amount of this Note.

This Note is issued pursuant to the Financing Agreement as evidence of certain of the Company’s payment obligations thereunder and is entitled to the benefits and subject to the conditions thereof, including the provisions thereof that the Company’s obligations thereunder and hereunder shall be unconditional. All the terms, conditions and provisions of the Financing Agreement and the applicable provisions of the Series 2019 Bonds and the Indenture are, by this reference thereto, incorporated herein as a part of this Note.

In case an Event of Default (as defined in the Financing Agreement) shall occur, the principal of and interest on this Note may be declared immediately due and payable as provided in the Financing Agreement. This Note shall be governed by, and construed in accordance with, the laws of the State of Arkansas.

IMPORTANT: READ BEFORE SIGNING. THE TERMS OF THIS NOTE SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING ARE ENFORCEABLE. NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS WRITTEN CONTRACT MAY BE LEGALLY ENFORCED. YOU MAY CHANGE THE TERMS OF THIS NOTE ONLY BY ANOTHER WRITTEN AGREEMENT.

IN WITNESS WHEREOF, the Company has caused this Note to be executed in its limited liability company name by its duly authorized officer, all as of the date first above written.

BIG RIVER STEEL LLC

By:
Name:
Title:

ASSIGNMENT

Arkansas Development Finance Authority (the “Issuer”), hereby irrevocably assigns, without recourse or warranty, the foregoing Note to U.S. Bank National Association, as trustee (the “Trustee”) under a Trust Indenture dated as of May 31, 2019 (the “Indenture”), between the Issuer and the Trustee and hereby directs Big River Steel LLC, as the maker of the Note, to make all payments of principal of and interest thereon directly to the Trustee at its designated corporate trust office in Cleveland, Ohio, or at such other place as the Trustee may direct in writing. Such assignment is made as security for the payment of the Issuer’s $487,000,000 in aggregate principal amount of Industrial Development Revenue Bonds (Big River Steel Project), Series 2019, issued pursuant to the Indenture.

ARKANSAS DEVELOPMENT FINANCE AUTHORITY

By:
Name: Cheryl Schluterman
Title: President

EXHIBIT C

FORM OF AMENDMENT TO FINANCING AGREEMENT

TO BE DELIVERED BY SUBSEQUENT GUARANTORS

[              ] Amendment to Bond Financing Agreement (this “_______ Amendment”), dated as of [                 ], among [                ] (the “Guaranteeing Subsidiary”), a subsidiary of Big River Steel LLC, a Delaware limited liability company (the “Company”), Arkansas Development Finance Authority, a public body corporate and politic created and existing under the Act (the “Issuer”), BRS Finance Corp., a Delaware corporation (“BRS Finance”), and BRS Intermediate Holdings LLC, a Delaware limited liability company (“Holdings” or “Parent”).

W I T N E S S E T H

WHEREAS, the Company, the Issuer, BRS Finance and Holdings have heretofore executed and delivered, and the Issuer has assigned to the Trustee, a Bond Financing Agreement (as amended, supplemented or modified from time to time, the “Financing Agreement”), dated as of May 31, 2019, relating to the issuance of $487,000,000 aggregate principal amount of the Issuer’s Industrial Development Revenue Bonds (the “Bonds”) with such Bonds issued pursuant to a Trust Indenture dated as of May __, 2019 by and between the Issuer and U.S. Bank National Association, as Trustee (the “Indenture”);

WHEREAS, the Financing Agreement provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Issuer an amendment to the Financing Agreement pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Bonds and the Indenture on the terms and conditions set forth herein and under the Indenture (the “Guarantee”); and

WHEREAS, pursuant to Article XI of the Indenture pursuant to which such Bonds were issued, the parties hereto may execute and deliver this ______ Amendment without the consent of the Holders of the Bonds.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

(1)   Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

(2)    Agreement to Guarantee. The Guaranteeing Subsidiary acknowledges that it has received and reviewed a copy of the Financing Agreement, the Indenture and all other documents it deems necessary to review in order to enter into this ______ Amendment and (i) hereby joins and becomes a party to the Financing Agreement as indicated by its signature below as a Guarantor and (ii) acknowledges and agrees to (x) be bound by the Financing Agreement as a Guarantor and (y) perform all obligations and duties required of a Guarantor pursuant to the Financing Agreement.

C - 1

(3)   No Recourse Against Others. No past, present or future director, officer, employee, incorporator, member, partner or equity holder of the Company, BRS Finance, or any Guarantor or any Parent Company will have any liability for any obligations of the Company or BRS Finance or the Guarantors under the Bonds, the Guarantees, the Indenture, the Financing Agreement or this _____ Amendment or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting Bonds waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Bonds.

(4)   Governing Law. THIS _______ AMENDMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ARKANSAS.

(5)   Counterparts. The parties may sign any number of copies of this _____ Amendment. Each signed copy shall be an original, but all of them together represent the same agreement. This _____ Amendment may be executed in multiple counterparts, which, when taken together, shall constitute one instrument. The exchange of copies of this _____ Amendment and of signature pages by facsimile or electronic (by ‘.pdf’ or other format) transmissions shall constitute effective execution and delivery of this _____ Amendment as to the parties hereto and may be used in lieu of the original _____ Amendment for all purposes. Signatures of the parties hereto transmitted by facsimile or electronically (by ‘.pdf’ or other format) shall be deemed to be their original signatures for all purposes.

(6)   Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

(7)  The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this _____ Amendment or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary.

(8)  Benefits Acknowledged. Upon execution and delivery of this _____ Amendment the Guaranteeing Subsidiary will be subject to the terms and conditions set forth in the Financing Agreement. The Guaranteeing Subsidiary acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Financing Agreement and this _____ Amendment and that its obligations as a result of this _____ Amendment are knowingly made in contemplation of such benefits.

(9)  Successors. All agreements of the Guaranteeing Subsidiary in this _____ Amendment shall bind its successors, except as otherwise provided in this _____ Amendment. All agreements of the other parties in this _____ Amendment shall bind their successors.

C - 2

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

[GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

BIG RIVER STEEL LLC

By:
Name:
Title:

BRS FINANCE CORP.

By:
Name:
Title:

BRS INTERMEDIATE HOLDINGS LLC

By:
Name:
Title:

[SEAL]	ARKANSAS DEVELOPMENT FINANCE
AUTHORITY

By:
Name:
Title:

C - 3